                                                                    EXHIBIT 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek immediately your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000.

If you have sold or otherwise transferred all your RiverSoft Shares, please send this document and the accompanying Form of Acceptance and reply-paid envelope, as soon as possible, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However such documents should not be distributed, forwarded or transmitted in or into Canada, Australia or Japan.

Credit Suisse First Boston is acting for Micromuse and Micromuse UK and no-one else in connection with the Offer and will not be responsible to anyone other than Micromuse and Micromuse UK for providing the protections afforded to clients of Credit Suisse First Boston or for providing advice in relation to the Offer.

KPMG Corporate Finance, a division of KPMG LLP which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no-one else in connection with the Offer. KPMG Corporate Finance will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other arrangements referred to herein.

Moore Stephens Corporate Finance, a division of Moore Stephens Chartered Accountants which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no one else in connection with the Offer. Moore Stephens will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other arrangement referred to herein.

                             Recommended Cash Offer

                                       by

                              Micromuse U.K. Limited

                          a wholly-owned subsidiary of

                                 Micromuse Inc.

                         and (outside the United States)

                                       by

                   Credit Suisse First Boston (Europe) Limited

                                  on its behalf

                                   to acquire

                                  RiverSoft plc

Micromuse                                                   RiverSoft
    NETCOOL(TM) SOLUTIONS                                   network intelligence

A letter of recommendation to accept the Offer from the Chairman of RiverSoft is set out on pages 5 to 8 of this document.

THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT ON PAGES 15 TO 19 OF THIS DOCUMENT AND IN THE ACCOMPANYING FORM OF ACCEPTANCE. IF YOU ARE A CREST SPONSORED MEMBER YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE COMPLETING THE FORM OF ACCEPTANCE. ONLY YOUR CREST SPONSOR WILL BE ABLE TO SEND THE NECESSARY TTE INSTRUCTIONS TO CRESTCO.

TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE MUST BE COMPLETED AND RETURNED, WHETHER OR NOT YOUR RIVERSOFT SHARES ARE IN CREST, AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY THE RECEIVING AGENT - COMPUTERSHARE INVESTOR SERVICES PLC, PO BOX 859 THE PAVILIONS, BRIDGWATER ROAD, BRISTOL BS99 1XZ OR BY HAND ONLY TO THE 7TH FLOOR, JUPITER HOUSE, TRITON COURT, 14 FINSBURY SQUARE LONDON EC2A 1BR NO LATER THAN 3.00 P.M. (LONDON TIME)/10.00 A.M. (NEW YORK TIME) ON 23 JULY 2002.

Unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, neither copies of this announcement nor any other documents relating to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions. All RiverSoft Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to or who may have a contractual or legal obligation to, forward this document and/or the accompanying Form of Acceptance to any jurisdiction outside the United Kingdom, should read the details in this regard which are contained in paragraph 13 of the letter from Credit Suisse First Boston and in paragraph 6 of Part B and in Part C of Appendix I of this document before taking any action.

The Offer in the United States is made solely by the Offeror, and neither Credit Suisse First Boston nor any of its affiliates is making the Offer in the United States. In this document, references to the Offer in the United States should be read accordingly.

     If you are a resident of the United States, please read the following:

                          Offer into the United States

The Offer is being made for securities of a UK company and, while the Offer is subject to UK and US disclosure requirements, US investors should be aware that this Offer Document has been prepared in accordance with a UK format and style, which differs from the US format and style. In particular, the appendices to this document contain information concerning the Offer required by UK disclosure requirements which may be material and which has not been summarised elsewhere in this document. In addition, the financial statements of the RiverSoft Group reproduced in this document are presented in pounds sterling and have been prepared in accordance with UK generally accepted accounting principles and thus may not be comparable to financial statements of US companies or companies whose financial statement are prepared in accordance with US generally accepted accounting principles.

RiverSoft is organised under the laws of England and Wales. Micromuse UK is organised under the laws of England and Wales and Micromuse is organised under the laws of the state of Delaware. A significant number of the officers and directors of RiverSoft are residents of countries other than the United States and a majority of the assets of RiverSoft, and such officers and directors, are located outside the United States. As a result, it may not be possible for US shareholders of RiverSoft to effect service of process within the United States upon RiverSoft or such persons or to enforce against any of them judgments of US courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The Panel wishes to draw the attention of member firms of the National Association of Securities Dealers in the United States to certain UK dealing disclosure requirements during the Offer period. The Offer period (in accordance with the Code, which is published and administered by the Panel) commences at the time when an announcement is made of a proposed or possible offer, with or without terms. RiverSoft has equity securities traded on the London Stock Exchange.

The above disclosure requirements are set out in more detail in Rule 8 of the Code. In particular, Rule 8 requires public disclosure of dealings during the Offer period by persons who own or control, or who would as a result of any transaction own or control, one per cent. or more of any class of relevant securities of RiverSoft. Relevant securities include RiverSoft Shares, and instruments convertible into RiverSoft Shares. This requirement will apply until 23 July 2002 or, if this is later, the date when the Offer becomes or is declared unconditional or lapses.

Disclosure should be made on an appropriate form by no later than 12 noon London time on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange (fax number +44 (0) 20 7588 6057) with a copy sent (by fax or e-mail) to the Panel (fax number +44 (0) 20 7256 9386, e-mail: monitoring@disclosure.org.uk).

The Panel requests that member firms advise those of their clients who wish to deal in the relevant securities of RiverSoft that they may be affected by these requirements. If there is any doubt as to their application the Panel should be consulted (telephone number: +44 (0) 20 7382 9026, fax number: +44 (0) 20 7638
1554).

Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995: Information in this document that involves RiverSoft's, Micromuse's, Micromuse UK's and, assuming the business combination is completed, the combined company's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. The forward-looking statements contained in this document include statements about the feasibility and benefits of the acquisition of RiverSoft by Micromuse UK. Factors that would cause actual results to differ materially from those described in this document include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft with the Micromuse Group or to realise synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to RiverSoft, Micromuse and Micromuse UK as of the date of this document, and neither RiverSoft, Micromuse, Micromuse UK nor the combined company assumes any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbour provisions contained in the private Securities Litigation Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from each company's current expectations.

In the United States, the Offer is made solely by the Offeror, and neither Credit Suisse First Boston nor any of its affiliates is making the Offer in the United States. In this document, references to the Offer in the United States should be read accordingly.

                                    CONTENTS

                                                                                              Page
Part      I   Letter of recommendation from the Chairman of RiverSoft                           5

Part      II  Letter from Credit Suisse First Boston                                            9

              1.     Introduction                                                               9

              2.     The Offer                                                                  9

              3.     Irrevocable Undertakings                                                  10

              4.     Background to and Reasons for the Offer                                   11

              5.     Information on RiverSoft Group                                            11

              6.     Information on Micromuse Group                                            11

              7.     Management and Employees                                                  12

              8.     RiverSoft Share Schemes                                                   12

              9.     Disclosure of interests in RiverSoft                                      12

              10.    Undertakings of RiverSoft                                                 13

              11.    United Kingdom Taxation                                                   13

              12.    United States Taxation                                                    13

              13.    Procedure for Acceptance of the Offer                                     15

              14.    Settlement                                                                19

              15.    Cancellation of Listing of RiverSoft Shares and Compulsory Acquisition    20

              16.    Rights of Withdrawal                                                      20

              17.    Further Information                                                       21

              18.    Action to be Taken                                                        21


APPENDICES

I:   Conditions and further terms of the Offer                                                 22

     Part A:    Conditions of the Offer                                                        22

     Part B:    Further terms of the Offer                                                     27

     Part C:    Form of Acceptance                                                             36

II:  Financial information on the Micromuse Group                                              40

III: Financial information on the RiverSoft Group                                              55

IV:  Sources and Bases of Information                                                          77

V:   Additional information                                                                    78

DEFINITIONS                                                                                    94

                PART I: LETTER FROM THE CHAIRMAN OF RIVERSOFT PLC

                                                            The Software Factory
                                                         211 Lower Richmond Road
                                                            Richmond upon Thames
                                                                          Surrey
                                                                         TW9 4LN

                                   RiverSoft
                              network intelligence

            (Registered in England and Wales under the Companies Act
                         with registered number 3773981)

Directors:
Carl Symon (Non-Executive Chairman)
Timothy Murray (Chief Executive Officer)
Phil Tee (Chief Technology Officer)
Fraser Park (Chief Financial Officer)
Adrian Beecroft (Non-Executive Director)
David Hughes-Solomon (Non-Executive Director)
Edmund Lazarus (Non-Executive)
Eric Meyer (Non-Executive)
David Morgan (Non-Executive)

                                                                    24 June 2002

To RiverSoft Shareholders and, for information only, to RiverSoft Optionholders

Dear Shareholder

                    Recommended Cash Offer for RiverSoft Plc

Introduction

On 19 June 2002 the boards of RiverSoft and Micromuse announced that they had reached agreement on the terms of a recommended cash offer to be made by Micromuse UK, a wholly owned subsidiary of Micromuse, and (outside the United States) by Credit Suisse First Boston on behalf of Micromuse UK, to acquire the entire issued and to be issued ordinary share capital of RiverSoft at 17.75 pence per share in cash.

The purpose of this letter is to explain the background to and reasons for the Offer, why the Directors, who have been so advised by Moore Stephens, consider the terms of the Offer to be fair and reasonable so far as RiverSoft Shareholders are concerned and why they unanimously recommend that you accept the Offer.

The Offer

The Offer, which is on the terms and subject to the conditions and the further terms and conditions set out in this document and the Form of Acceptance, is made on the basis set out below:

                for each RiverSoft Share        17.75 pence in cash

The Offer values the entire issued share capital of RiverSoft at approximately (Pounds)43.3 million.

The Offer represents a premium of approximately 58 per cent. to the Closing Price of 11.25 pence for each RiverSoft Share on 18 June 2002, the last business day prior to the announcement of the Offer.

The Offer also represents a premium of approximately 75 per cent. to the average closing middle market price of 10.14 pence per RiverSoft Share in the last 6 month period.

The consideration will be funded from existing Micromuse resources and Micromuse will not incur any debt as a direct result of the Offer.

The Offer will extend, subject to the terms and conditions set out in this document and Form of Acceptance, to all RiverSoft Shares unconditionally allotted or issued on the date on which the Offer is made and any further RiverSoft Shares unconditionally allotted or issued (including existing shares that are delivered as a result of the exercise of options granted under the RiverSoft Share Schemes) while the Offer remains open for acceptance (or such earlier date as Micromuse UK, subject to the Code, decides).

The RiverSoft Shares which are the subject of the Offer will be acquired by the Offeror under the Offer fully paid and free from liens, equities, charges, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain in full all dividends (if any) and other distributions declared, made or paid after 19 June 2002, the date of announcement of the Offer.

Where the aggregate amount payable to any RiverSoft Shareholder upon acceptance of the Offer in respect of their aggregate shareholding would otherwise include a fraction of a pence, the amount will be rounded up to the nearest whole penny.

Irrevocable undertakings

Micromuse UK has received irrevocable undertakings to accept the Offer from the RiverSoft Directors and their spouses and family members in respect of their entire registered holdings of RiverSoft Shares (except shares to be issued or allotted under an Inland Revenue approved share option scheme) and from registered holders of RiverSoft Shares to which RiverSoft Directors, their spouses and family members are beneficially entitled, amounting to an aggregate of 21,987,555 RiverSoft Shares, representing approximately 9.0 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain other shareholders amounting to an aggregate of 84,876,431 RiverSoft Shares, representing approximately 34.8 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft. Micromuse UK has agreed not to release such shareholders from these undertakings unless all such shareholders are released simultaneously.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain other shareholders amounting to an aggregate of 36,111,689 RiverSoft, Shares representing approximately 14.8 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will remain binding unless a third party announces a competing offer for the RiverSoft Shares, with a value, at the time it is made or, if earlier, publicly announced, equal to or more than 10 per cent. in excess of 17.75 pence per RiverSoft Share.

Micromuse UK has therefore received irrevocable undertakings to accept the Offer in respect of, in aggregate, 142,975,675 RiverSoft Shares, representing approximately 58.6 per cent. of RiverSoft's issued share capital.

Furthermore, RiverSoft has undertaken to Micromuse and Micromuse UK to provide certain financial and other information about the RiverSoft Group and has agreed to exercise certain additional controls in relation to approval of expenditure by the RiverSoft Group.

Background to and reasons for the recommendation of the Offer

Since the flotation of RiverSoft on the London Stock Exchange in December 2000 there has been a significant and well publicised downturn in trading conditions in the principal sectors in which RiverSoft operates. The RiverSoft Directors believe that telecommunications network providers have reduced capital expenditure plans, sales cycles for suppliers to the telecommunications sector have, on average, lengthened, and that the market for operating system software products has become more competitive than the then directors of RiverSoft envisaged at the time of the flotation of RiverSoft.

A new management team for RiverSoft was appointed in November 2001. The following areas were identified in the Chairman's statement in the preliminary announcement of RiverSoft's results for the year ended 31 December 2001, made on 26 February 2002, as key issues which needed to be addressed:

..   increasing revenues, through improved marketing, direct sales productivity and channel development
..   better execution of the business model
..   considerably reducing the cost base
..   developing the Company's technology.

The RiverSoft Directors believe that, whilst progress has been made in achieving these objectives, in view of the weakness in the markets in which RiverSoft operates and the increasing need for critical mass and depth of resources in marketing channels in order to sell effectively to major corporate customers, the interests of RiverSoft Shareholders would be better served by RiverSoft becoming part of a larger group.

The Offer, at 17.75 pence per share in cash, provides RiverSoft Shareholders with an opportunity to realise their investment without incurring dealing costs at a premium both to the market price immediately prior to the announcement of the Offer and the average market price that has prevailed in recent months.

Given the highly competitive nature of the sectors in which RiverSoft operates and the continuing cash outflows experienced by the Company, the RiverSoft Directors have concluded that the Offer provides RiverSoft Shareholders with certain value in the short term that fairly reflects the prospects of the Company.

Current trading

For the financial year ended 31 December 2001, RiverSoft reported turnover of
6.5 million (2000:(Pounds)5.2 million) and a net loss on ordinary activities before taxation of(Pounds)39.4 million (2000:(Pounds)26.5 million loss), after exceptional costs of(Pounds)5.3 million (2000: (Pounds)nil). Cash at bank and in hand at 31 December 2001 was(Pounds)55.5 million (2000:(Pounds)96.3 million). Shareholders' funds as at 31 December 2001 were(Pounds)54.9 million (2000:(Pounds)95.0 million).

For the quarter ended 31 March 2002, RiverSoft reported turnover of(Pounds)0.5 million (Q1 2001:(Pounds)2.6 million) and a net loss on ordinary activities before taxation of(Pounds)9.4 million (Q1 2001:(Pounds)8.3 million loss), after exceptional costs of(Pounds)3.3 million (Q1 2001:(Pounds)nil). Cash at bank and in hand at 31 March 2002 was(Pounds)48.4 million (31 March 2001:(Pounds)81.7 million). Shareholders' funds as at 31 March 2002 were (Pounds)45.4 million (31 March 2001:(Pounds)86.0 million).

The following paragraph has been extracted from RiverSoft's announcement of its results for the quarter ended 31 March 2002:

"The Board retains a cautious view on our sales outlook in Q2 and Q3. The market dynamics that prevailed in Q1 are still evident with reduced capital budgets and deferral of purchasing decisions. We, in common with industry commentators and other companies within the space, have limited visibility on business activity in the near term future."

Directors, management and employees

The Micromuse Directors envisage that in order to maximise the value of the technology within the RiverSoft Group a restructuring will be necessary. Micromuse UK has given assurances to the Board of RiverSoft that the employment rights of the RiverSoft Group's employees, including pension entitlements, will be fully safeguarded.

RiverSoft Share Schemes

The Offer will extend to all RiverSoft Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or during such earlier period as the Offeror may, subject to the Code, decide) including any RiverSoft Shares which are allotted or issued as a result of the exercise of options granted under the RiverSoft Share Schemes.

Micromuse UK will write to participants in the Riversoft Share Schemes to inform them of the effect of the Offer on their rights under the RiverSoft Share Schemes, setting out appropriate proposals, including cash cancellation, to be made in respect of their options, where such options have an exercise price below the Offer Price.

Taxation

Your attention is drawn to paragraphs 11 and 12 of the letter from CSFB contained in Part II of this document. If you are in any doubt as to your own tax position you should consult an appropriate independent professional adviser immediately.

Action to be taken

Your attention is drawn to the letter from CSFB in Part II of this document, and to the accompanying Form of Acceptance, which set out the procedure for acceptance of the Offer by RiverSoft Shareholders.

If you wish to accept the Offer, please return the Form of Acceptance duly completed, (whether your RiverSoft Shares are in CREST or not) by post or by hand to the Receiving Agent, Computershare Investor Services PLC, at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ or (during normal business hours) by hand only to the Receiving Agent, 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, as soon as possible and, in any event, to be received by no later than 3.00 p.m. (London time)/10.00 a.m. (New York Time) on 23 July 2002. The procedure for acceptance is set out in paragraph 13 of the letter from CSFB contained in Part II of this document and in the Form of Acceptance.

If you require further assistance on how to complete the Form of Acceptance, or require additional copies of the Form of Acceptance, please telephone Computershare Investor Services PLC on 0870 702 0100.

Recommendation

The RiverSoft Directors, who have been so advised by Moore Stephens Corporate Finance, consider the terms of the Offer to be fair and reasonable.

The RiverSoft Directors have also been advised by KPMG Corporate Finance which, as a consequence of the audit relationship between KPMG LLP, US and Micromuse, has not acted as the independent adviser, required by Rule 3 of the Code, for the purpose of the Offer.

In providing advice to the RiverSoft Directors, Moore Stephens Corporate Finance and KPMG Corporate Finance have taken into account the commercial assessment of the RiverSoft Directors.

Accordingly, the RiverSoft Directors unanimously recommend that RiverSoft Shareholders accept the Offer, as they have irrevocably undertaken to do in respect of their own holdings.

                                               Yours faithfully,

                                               /s/ Carl Symon

                                                  Carl Symon

                                                   Chairman

                                     PART II



CREDIT FIRST                   CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SUISSE BOSTON                  One Cabot Square          Telephone 020 7888 8888
                               London                    Telex     892131 CSFB G
                               E14 4QJ

                                                                    24 June 2002


To RiverSoft Shareholders and, for information only, to RiverSoft Optionholders

Dear Sir or Madam,

                   RECOMMENDED CASH OFFER BY MICROMUSE UK AND
                           (OUTSIDE THE UNITED STATES)
             BY CREDIT SUISSE FIRST BOSTON ON BEHALF OF MICROMUSE UK

1.   Introduction

On 19 June 2002 the boards of Micromuse and RiverSoft announced that they had reached agreement on the terms of a recommended cash offer to be made by Micromuse UK, a wholly owned subsidiary of Micromuse and (outside the United States) by Credit Suisse First Boston on behalf of Micromuse UK to acquire the entire issued and to be issued share capital of RiverSoft.

The Offer is 17.75 pence in cash for each RiverSoft Share. The Offer values the issued share capital of RiverSoft at approximately (Pounds)43.3 million.

This letter contains the formal Offer by Micromuse UK and (outside the United States) by Credit Suisse First Boston on behalf of Micromuse UK and is accompanied by, and should be read in conjunction with, the Form of Acceptance.

Your attention is drawn to the letter from Carl G. Symon, the Chairman of RiverSoft, set out in Part I of this document, from which you will see that the RiverSoft Directors, who have been so advised by Moore Stephens Corporate Finance, consider the terms of the Offer to be fair and reasonable. In providing advice to the RiverSoft Directors, Moore Stephens Corporate Finance has taken account of the commercial assessment of the RiverSoft Directors. The RiverSoft Directors unanimously recommend all RiverSoft Shareholders to accept the Offer as they have irrevocably undertaken to do in respect of their own holdings.

2.   The Offer

Micromuse UK and (outside the United States) Credit Suisse First Boston on behalf of Micromuse UK hereby offer to acquire, on the terms and subject to the conditions set out or referred to in this document and in the accompanying Form of Acceptance, all of the RiverSoft Shares on the basis set out below:

           for each RiverSoft Share           17.75 pence in cash

The Offer values the entire issued share capital of RiverSoft at approximately (Pounds)43.3 million.

The Offer represents a premium of approximately 58 per cent. over the Closing Price of 11.25 pence for each RiverSoft Share on 18 June 2002, the last business day prior to the announcement of the Offer and a premium of approximately 75 per cent. to the average closing middle market price of 10.14 pence per RiverSoft Share in the last 6 month period.

The consideration will be funded from existing Micromuse resources and Micromuse will not incur any debt as a direct result of the Offer.

                           Registered Office as above
                           Registered in England No. 891554
                           Regulated by the Financial Services Authority

The Offer will extend, subject to the terms and conditions set out in this document and Form of Acceptance, to all RiverSoft Shares unconditionally allotted or issued on the date on which the Offer is made and any further RiverSoft Shares unconditionally allotted or issued (including existing shares that are delivered as a result of the exercise of options granted under the RiverSoft Share Schemes) while the Offer remains open for acceptance (or such earlier date as Micromuse U.K., subject to the Code, decides).

The RiverSoft Shares which are the subject of the Offer will be acquired by the Offeror under the Offer fully paid and free from liens, equities, charges, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain in full all dividends (if any) and other distributions declared, made or paid after 19 June 2002, the date of announcement of the Offer.

Where the aggregate amount payable to any RiverSoft Shareholder upon acceptance of the Offer in respect of their aggregate shareholding would otherwise include a fraction of a pence, the amount will be rounded up to the nearest whole penny.

To accept the Offer, you must complete the Form of Acceptance enclosed with this document in accordance with its instructions and as set out in paragraph 13 of this letter and return it, whether your RiverSoft Shares are in CREST or not, together with your share certificate(s) and/or other document(s) of title (if any), by post or by hand (during normal business hours) to Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom or by hand only (during normal business hours) to Computershare Investor Services PLC, 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1 BR, United Kingdom as soon as possible and, in any event, so as to be received by no later than 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002.

The Offer will initially be open for acceptance until 23 July 2002. Further terms and conditions of the Offer are set out in Appendix I of this document and in the accompanying Form of Acceptance.

3.   Irrevocable undertakings

Micromuse UK has received irrevocable undertakings to accept the Offer from the RiverSoft Directors and their spouses and family members in respect of their entire registered holdings of RiverSoft Shares (except shares to be issued or allotted under an Inland Revenue approved share option scheme), and from registered holders of RiverSoft Shares to which RiverSoft Directors, their spouses and family members are beneficially entitled amounting to an aggregate of 21,987,555 RiverSoft Shares, representing approximately 9.0 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain shareholders amounting to an aggregate of 84,876,431 RiverSoft Shares, representing approximately 34.8 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft. Micromuse UK has agreed not to release such shareholders from these undertakings unless all such shareholders are released simultaneously.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain shareholders amounting to an aggregate of 36,111,689 RiverSoft Shares, representing approximately 14.8 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will remain binding unless a third party announces a competing offer for the RiverSoft Shares, with a value, at the time it is made or, if earlier, publicly announced, equal to or more than 10 per cent. in excess of 17.75 pence per RiverSoft Share.

Micromuse UK has therefore received irrevocable undertakings to accept the Offer in respect of, in aggregate, 142,975,675 RiverSoft Shares, representing approximately 58.6 per cent. of RiverSoft's issued share capital.

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4.   Background to and reasons for the Offer

The Micromuse Directors believe that:

..    the acquisition will further increase Micromuse Group's value proposition to its service provider and enterprise customers, as well as to its partners, by expanding Micromuse Group's Netcool(R) solution set with root cause analysis capabilities across multiple networks;

..    the integration of RiverSoft's technology within the Netcool(R) product suite will enable Micromuse's customers to further leverage operating efficiencies and enhance the yield on infrastructure through improved network management and expanded service delivery capabilities;

..    the combined product offering will enable customers to more rapidly and accurately identify network faults at the root cause level; expand Micromuse's network discovery process to include ATM, frame relay and MPLS; provide an accurate and detailed data source for inventory management systems; and provide Micromuse's customers with the ability to see deeper, more detailed and flexible views of the network from the service level down through the element level; and

..    in addition to expanding the scope of Micromuse's direct sales opportunity in the marketplace, the acquisition should also enable Micromuse to further strengthen relationships with OEMs, value-added resellers, systems integrators and distribution partners.

5.   Information on the RiverSoft Group

RiverSoft (LSE: RSFT, www.riversoft.com) is a leading provider of Network Management Operating Systems ("NMOS") which develops, supports and markets advanced software products, used to simplify the monitoring and management of internet protocol, Ethernet, ATM, Frame Relay or MPLS networks. The RiverSoft Group's products utilise a system that can automatically discover connectivity in such networks, thereby allowing RiverSoft to recognise and adapt to changes or problems on a network.

Customers include major internet service providers, telecommunications and data service providers, and enterprise organisations that seek to maximise network availability to meet the demands of worldwide Internet communication and commerce.

The RiverSoft Group operates in Europe, the United States and Australia and, as at 1 June 2002, employed 166 people.

For the financial year ended 31 December 2001, RiverSoft reported a turnover of(Pounds)6.5 million (2000:(Pounds)5.2 million), and a net loss on ordinary activities before taxation of(Pounds)39.4 million (2000:(Pounds)26.5 million loss), after exceptional costs of(Pounds)5.3 million (2000: (Pounds)nil). Cash at bank and in hand at 31 December 2001 was(Pounds)55.5 million (2000:(Pounds)96.3 million). Shareholders' funds as at 31 December 2001 were(Pounds)54.9 million (2000:(Pounds)95.0 million).

For the quarter ended 31 March 2002, RiverSoft reported a turnover of(Pounds)0.5 million (Q1 2001:(Pounds)2.6 million) and a net loss on ordinary activities before taxation of(Pounds)9.4 million (Q1 2001:(Pounds)8.3 million loss) after exceptional costs of(Pounds)3.3 million (Q1 2001:(Pounds)nil). Cash at bank and in hand at 31 March 2002 was(Pounds)48.4 million (31 March 2001:(Pounds)81.7 million). Shareholders' funds as at 31 March 2002 were (Pounds)45.4 million (31 March 2001:(Pounds)86.0 million).

Your attention is drawn to the financial information in respect of the RiverSoft Group contained in Appendix III of this document.

6.   Information on the Micromuse Group

Micromuse (NASDAQ: MUSE, www.micromuse.com) develops, markets and supports Netcool(R) applications, a family of scalable, highly configurable, rapidly deployable software solutions that enable service and business assurance - the effective monitoring of the status of multiple devices and elements underlying an Information Technology ("IT") service delivery infrastructure, to help provide the continuous availability of IT-based services and businesses. The Micromuse Netcool(R) product suite collects, normalizes and consolidates high volumes of event information from heterogeneous network management environments into an active database that de-duplicates and correlates the resulting data in real-time. It then rapidly distributes graphical views of the information to operators and administrators responsible for monitoring service levels. Netcool's architecture allows for the rapid, programmerless association of devices and specific attributes of those devices to the business services they impact. This is designed to enable network operations teams to create and modify their service views during systems operations to monitor particular business services, rapidly identify which users are affected by which network faults, pinpoint sources of network problems, automate operator responses, facilitate problem resolution and report on the results.

Micromuse markets and distributes to customers through its own sales force, OEMs, value-added resellers and systems integrators. The company has distribution agreements with Cisco Systems, Ericsson Data Services, Nortel, Siemens, Unisphere and Sun Microsystems. As of 23 April 2002, Micromuse had approximately 1,400 customers in a variety of industries. Micromuse's customers include Cisco Systems, Sun Microsystems, Ericsson, Nortel, AT&T, BT, Cable & Wireless, Cellular One, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC/\DeltaCom, J.P. Morgan, Chase, One2One and Verizon.

Micromuse was founded in 1989 in London, England, and in 1997 reorganised as a Delaware corporation and re-located its headquarters to San Francisco, California. As of 31 March 2002 Micromuse employed 717 people worldwide.

For the financial year ended 30 September 2001, Micromuse reported a turnover of US$212.5 million (2000: US$123.5 million), net income of US$21.3 million (2000: a net loss of US$2.1 million) and income before income taxes of US$31.3 million (2000: US$6.7 million). Stockholders' equity as at 30 September 2001 was US$200.2 million (2000: US$152.5 million).

For the quarter ended 31 March 2002, Micromuse reported a turnover of US$39.0 million (Q2 2001: US$59.3 million) and a net income of US$419,000 (Q2 2001:
US$7.0 million). Stockholders' equity as at 31 March 2002 was US$205.7 million (31 March 2001: US$185 million).

Your attention is drawn to the financial information in respect of the Micromuse Group contained in Appendix II of this document.

7.   Management and employees

The Micromuse Directors envisage that in order to maximise the value of the technology within the RiverSoft Group a restructuring will be necessary. Micromuse UK has given assurances to the Board of RiverSoft that the employment rights of the RiverSoft Group's employees, including pension entitlements, will be fully safeguarded.

8.   RiverSoft Share Schemes

The Offer will extend to all RiverSoft Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or during such earlier period as Micromuse UK may, subject to the Code, decide) including any RiverSoft Shares which are allotted or issued as a result of the exercise of options granted under the RiverSoft Share Schemes.

Micromuse UK will write to participants in the RiverSoft Share Schemes, to inform them of the effect of the Offer on their rights under the RiverSoft Share Schemes and setting out appropriate proposals, including cash cancellation, to be made in respect of their options, where such options have an exercise price below the Offer Price.

9.   Disclosure of interests in RiverSoft

Neither Micromuse UK, Micromuse nor any of the directors of Micromuse UK or Micromuse nor, so far as Micromuse UK is aware, any person acting in concert with Micromuse UK, owns or controls any RiverSoft Shares or has any options to purchase RiverSoft Shares or has entered into any derivative references to securities of RiverSoft which remain outstanding.

10. Undertakings of RiverSoft

RiverSoft has undertaken to Micromuse and Micromuse UK to provide certain financial and other information about the RiverSoft Group and has agreed to exercise certain additional controls in relation to approval of expenditure by the RiverSoft Group.

11. United Kingdom taxation

The following paragraphs, which are intended as a general guide only, are based on current legislation and Inland Revenue practice. They summarise certain limited aspects of the UK taxation consequences of acceptance of the Offer and relate only (except as otherwise expressly stated) to the position of RiverSoft Shareholders who are resident or ordinarily resident in the UK for tax purposes and hold their RiverSoft Shares beneficially as an investment (otherwise than under a personal equity plan or an individual savings account).

The descriptions of taxation contained in this document are general in character. If you are in any doubt as to your taxation position or, if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriate independent professional adviser without delay.

(a)   UK taxation of chargeable gains

      Where a Shareholder receives cash under the Offer, this will constitute a disposal of his RiverSoft Shares for the purposes of United Kingdom taxation of chargeable gains. Such a disposal may give rise to a liability to United Kingdom tax on chargeable gains depending on the Shareholder's circumstances (including the availability of exemptions or allowable losses).

      For corporate Shareholders, indexation allowance on the acquisition cost of the RiverSoft Shares should be available until the date of disposal of the RiverSoft Shares. Broadly, indexation allowance increases the acquisition cost of an asset for tax purposes in line with the rise in the retail prices index. Indexation allowance cannot be used to create or increase a loss for tax purposes.

      Where an individual Shareholder acquired or is deemed to have acquired his RiverSoft Shares prior to 1 April 1998 indexation allowance on the acquisition cost of the RiverSoft Shares will be available up to and including April 1998. No indexation allowance will be available where an individual Shareholder acquired or is deemed to have acquired his RiverSoft Shares after 31 March 1998. For periods after April 1998 the rate of capital gains tax paid by an individual is effectively reduced the longer he has owned or is deemed to have owned his RiverSoft Shares after 5 April 1998, up to a maximum of, generally, 10 years. This is known as taper relief. Shares held on 17 March 1998 will generally be treated as having been held for one extra year for the purposes of taper relief. Where an individual acquired his shares after 31 March 1998 taper relief runs from the date of acquisition. In general no taper relief is given until shares have been held for at least three years.

      More generous rates of taper relief are available from 6 April 2000 to certain individuals including employees holding RiverSoft Shares and other individuals having a greater than 5 per cent. voting interest in RiverSoft.

(b)   Stamp duty and stamp duty reserve tax ("SDRT")

      No stamp duty or SDRT will be payable by Shareholders who accept the Offer.

12. United States taxation

The following discussion summarizes the material United States federal income tax consequences of the Offer to RiverSoft Shareholders who are U.S. Holders. A "U.S. Holder" means a holder of RiverSoft Shares who is:

..     a citizen or resident of the United States for U.S. federal tax purposes;

..     a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

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

..     an estate the income of which is subject to United States federal income tax regardless of its source; or

..     in general, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "IR Code"), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. It is likely that in 2001 RiverSoft became a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes. RiverSoft's status as a PFIC could subject U.S. Holders of RiverSoft's Shares to adverse U.S. federal income tax consequences. See "Passive Foreign Investment Company Considerations" below. This discussion does not address all aspects of United States federal income taxation that may be relevant to any particular Shareholder based on such Shareholder's individual circumstances. In particular, this discussion addresses only U.S. Holders who hold their RiverSoft Shares as a capital asset and does not address the potential application of the alternative minimum tax or United States federal income tax consequences to Shareholders that are subject to special treatment, including without limitation (i) taxpayers who are broker-dealers or insurance companies; (ii) taxpayers who have elected mark-to-market accounting; (iii) tax-exempt organizations or retirement plans;
(iv) financial institutions or "financial services entities"; (v) taxpayers who hold their RiverSoft Shares as part of a straddle, "hedge" or "conversion transaction" with other investments; (vi) holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation; (vii) persons who hold their shares through partnerships or other pass-through entities; (viii) holders owning directly, indirectly or by attribution at least 10 per cent of RiverSoft's voting power; and (ix) taxpayers whose functional currency is not the U.S. dollar.

In addition, this discussion does not address any aspect of state, local or non-United States tax laws or the possible application of United States federal gift or estate tax.

Each holder of RiverSoft Shares is advised to consult such person's own tax advisor with respect to the specific tax consequences to such person of disposing of their ordinary RiverSoft Shares, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

Disposal of RiverSoft Shares. The receipt of cash for RiverSoft Shares pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. Consequently, subject to the limitations and qualifications referred to herein, the Offer will generally result in the following U.S. federal income tax consequences to the U.S. Holders of RiverSoft Shares:

..     A holder will recognize gain or loss in an amount equal to the amount of cash received less such holder's basis in its RiverSoft Shares surrendered, which is usually the cost of the shares.

..     Subject to the discussion below under the caption "Passive Foreign
      Investment Company Considerations", any gain or loss recognized will be a capital gain or loss and will be a long-term capital gain or loss if the RiverSoft Shares surrendered have been held more than one year as of the date of disposition. Long-term capital gains recognized by U.S. Holders who are individuals will generally be subject to taxation at reduced rates. The deductibility of capital losses by U.S. Holders is subject to limitations.

..     Any gain or loss recognized by a U.S. Holder on a disposition of its
      RiverSoft Shares will be treated as United States source income for United States foreign tax credit purposes.

..     Since amounts paid pursuant to the Offer will be paid in pound sterling, a
      U.S. Holder that uses the cash method of accounting will calculate the U.S. dollar value of the proceeds received from the Offer as of the date that the Offer settles and a U.S. Holder that uses the accrual method of accounting will be required to calculate the value of the proceeds from the Offer as of the closing date of the Offer. To avoid foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency between the closing date and the settlement date, an accrual-basis U.S. Holder may elect to use the settlement date to determine its proceeds of sale for purposes of calculating the foreign currency gain or loss. Accrual-basis U.S. Holders should consult their tax advisor regarding the manner and advisability of making such an election.

..     A U.S. Holder that receives foreign currency upon disposition of its
      RiverSoft Shares and converts the foreign currency into U.S. dollars subsequent to the settlement date or trade date (whichever date the taxpayer was required to use to calculate the value of the proceeds of the Offer) will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar, which will generally be U.S. source ordinary income or loss.

Passive Foreign Investment Company Considerations. A foreign corporation will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to the applicable "look-through rule," either (i) at least 75 per cent. of its gross income is "passive income" or (ii) at least 50 per cent. of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Because a large portion of RiverSoft's assets is attributable to its cash balances, it is likely that RiverSoft became a PFIC in 2001.

If RiverSoft became a PFIC in 2001, and a U.S. Holder did not make a timely mark-to-market election, the U.S. Holder will generally be subject to special rules with respect to any gain realized on the sale or other disposition of RiverSoft Shares. Under these rules (a) the gain will be allocated rateably over the U.S. Holder's holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year and an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year.

U.S. Holders are able to avoid the interest charge if they made a mark-to-market election in 2001 with respect to the RiverSoft Shares. A U.S. Holder that made a mark-to-market election was required to include in ordinary income for that year and each subsequent year an amount equal to the excess, if any, of the fair market value of the RiverSoft Shares at the close of the taxable year over the U.S. Holder's adjusted basis in the RiverSoft Shares. An electing U.S. Holder would also be entitled to claim an ordinary loss deduction for the excess, if any, of the U.S. Holder's adjusted basis in the RiverSoft Shares over the fair market value of the RiverSoft Shares at the close of the taxable year, but a deduction would be allowable only to the extent of any net mark-to-market gains recognised in prior years. For an electing U.S. Holder, any gain from the sale of the RiverSoft Shares pursuant to the Offer will be treated as ordinary income, and any loss will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years.

For U.S. Holders who acquired their Riversoft Shares in 2002, the gain from the sale of the RiverSoft Shares will be ordinary income.

Backup Withholding. In general, U.S. Holders will be subject to information reporting requirements with respect to amounts paid in the United States on the disposition of their RiverSoft Shares. Under the IR Code, a U.S. Holder may be subject, under certain circumstances, to backup withholding at a rate of up to 30 per cent. with respect to amounts paid on the disposition of its RiverSoft Shares unless the holder provides proof of an applicable exemption or correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. U.S. Holders of RiverSoft Shares should be sure to properly complete and sign the Substitute Form W-9 accompanying the Form of Acceptance and printed on blue paper in order to avoid backup withholding. A holder of RiverSoft Shares who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

13. Procedure for acceptance of the Offer

This section should be read together with the instructions and the notes on the Form of Acceptance which are deemed to form part of the terms of the Offer.

(a)   Completion of Form of Acceptance

      You should note that if you hold RiverSoft Shares in both certificated and uncertificated form (that is, in CREST), you should complete a separate Form of Acceptance for each holding. In addition, you should complete separate Forms of Acceptance for RiverSoft Shares held in uncertificated form, but under different member account IDs, and for RiverSoft Shares held in certificated form but under different designations. Additional Forms of Acceptance are available from the Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 1XZ.

      (i)   To accept the Offer in respect of your RiverSoft Shares

            To accept the Offer you must complete Boxes 1, 2 and 3 (and, if your RiverSoft Shares are in CREST, Box 4). In all cases you must sign Box 2 on the enclosed Form of Acceptance in the presence of a witness, who should also sign in accordance with the instructions printed on the Form. If you do not insert a number in Box 1, a valid acceptance will be deemed to be made in respect of all the RiverSoft Shares held by you.

      (ii)  U.S. Holders of RiverSoft Shares

            U.S. Holders of RiverSoft Shares should properly complete, including furnishing a taxpayer identification number, the Substitute Form W-9 accompanying the Form of Acceptance sent to holders of RiverSoft Shares with addresses in the United States and printed on blue paper. Any U.S. Holder of RiverSoft Shares that does not provide a correct taxpayer identification number may be subject to a $50 penalty by the IRS, and cash payments that are made to such holder with respect to surrendered RiverSoft Shares may be subject to backup withholding. If you are a U.S. Holder of RiverSoft Shares and have not received a Substitute Form W-9 then you may obtain one by contacting Computershare on the number specified below.

            If you have any questions as to how to complete the Form of Acceptance or wish to receive additional Forms of Acceptance, please telephone Computershare Investor Services PLC on 0870 702 0100 or, if telephoning from outside the United Kingdom, +44 870 702 0100.

(b) Return of Form of Acceptance

    To accept the Offer, the completed Form of Acceptance should be returned (whether or not your RiverSoft Shares are in CREST), by post or by hand to the Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol, BS99 1XZ, United Kingdom or by hand only (during normal business hours) to Computershare Investor Services PLC, 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom together (unless your shares are in CREST) with the relevant share certificate(s) and/or other document(s) of title (see paragraphs (c) and (d) below), as soon as possible, but in any event so as to be received by no later than 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002. A reply-paid envelope is enclosed for your convenience. No acknowledgement of receipt of documents will be given.

    Any Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Offer. For further information on overseas shareholders see paragraph (g) below, paragraph 6 of Part B of Appendix I and paragraph (c) of Part C of Appendix I.

(c) RiverSoft Shares in certificated form - documents of title

    If your RiverSoft Shares are in certificated form, the completed, signed and witnessed Form of Acceptance should be accompanied by the relevant share certificate(s) and/or other document(s) of title. If for any reason the relevant share certificate(s) and/or the other documents of title is/are lost or not readily available, you should nevertheless complete, sign and return the Form of Acceptance as stated above so as to be received by the Receiving Agent no later than 3.00 p.m. (London time) 10.00 a.m. (New York time) on 23 July 2002. You should send with the Form of Acceptance any share certificate(s) and/or other document(s) of title which you may have available and a letter stating that R33.1 the remaining document(s) will follow as soon as possible or that you have lost one or more of your share certificate(s) and/or other document(s) of title. You should then arrange for the relevant share certificate(s) and/or other document(s) of title to be forwarded as soon as possible. If you have lost your share certificate(s) and/or other document(s) of title, you should contact RiverSoft's registrars, Capita IRG at Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TU (telephone no. 0870 162 3100 or, if calling from outside the UK, +44 20 8639 2517) for a letter of indemnity for lost share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be returned to the Receiving Agent at either of the addresses set out in paragraph (b) above.

(d) Additional procedures for RiverSoft Shares in uncertificated form (that is, in CREST)

    If your RiverSoft Shares are in uncertificated form, you should insert in Box 4 of the Form of Acceptance the participant ID and member account ID under which such RiverSoft Shares are held by you in CREST and otherwise complete and return the Form of Acceptance as described in paragraphs (a) and (b) above. In addition, you should take (or procure to be taken) the action set out below to transfer the RiverSoft Shares in respect of which you wish to accept the Offer to an escrow balance (that is, issue a TTE instruction) specifying the Receiving Agent (in its capacity as a CREST participant under the participant ID referred to below) as the Escrow Agent, as soon as possible and in any event so that the transfer to escrow settles no later than 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002.

    If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Your CREST sponsor will be able to confirm details of your participant ID and the member account ID under which your RiverSoft Shares are held. In addition, only your CREST sponsor will be able to send the required TTE Instruction to CRESTCo in relation to your RiverSoft Shares.

    You should send (or, if you are a CREST sponsored member, procure that your CREST sponsor sends) a TTE Instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo's specifications and which must contain, in addition to the other information that is required for a TTE Instruction to settle in CREST, the following details:

    .  the number of RiverSoft Shares to be transferred to an escrow balance;

    . your member account ID. This must be the same member account ID as the member account ID inserted in Box 4 of the Form of Acceptance;

    . your participant ID. This must be the same participant ID as that inserted in Box 4 of the Form of Acceptance;

    . the participant ID of the Escrow Agent (namely the Receiving Agent in its capacity as a CREST receiving agent). This is 3RA32;

    .  the member account ID of the Escrow Agent. This is RIVERSFT;

    . the Form of Acceptance reference number. This is the reference number that appears next to Box 4 on page 3 of the Form of Acceptance. This reference number should be inserted in the first eight characters of the shared note field on the TTE Instruction. Such insertion will enable the Receiving Agent to match the TTE Instruction to your Form of Acceptance. You should keep a separate record of this reference number for future reference;

    . the intended settlement date. This should be as soon as possible and in any event not later than 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002;

    .  the Corporate Action ISIN, which is GB0002131430; and

    . the Corporate Action Number for the Offer. This is allocated by CRESTCo and can be found by viewing the relevant Corporate Action details in CREST.

    After settlement of the TTE Instruction, you will not be able to access the RiverSoft Shares concerned in CREST for any transaction or charging purposes. If the Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the RiverSoft Shares concerned to itself in accordance with paragraphs (e) and (f) of Part C of Appendix I of this document.

    You are recommended to refer to the CREST manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, you are requested, wherever possible, to ensure that a Form of Acceptance relates to only one transfer to escrow.

    If no Form of Acceptance reference number, or an incorrect Form of Acceptance reference number, is included on the TTE Instruction, the Offeror may treat any amount of RiverSoft Shares transferred to an escrow balance in favour of the Escrow Agent specified above from the participant ID and member account ID identified in the TTE Instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the amount of RiverSoft Shares inserted or deemed to be inserted on the Form of Acceptance concerned).

    You should note that CRESTCo does not make available special procedures, in CREST, for any particular corporate action. Normal system timings and limitations will therefore apply in connection with a TTE Instruction and its settlement. You should therefore ensure that all necessary action is taken by you (or by your CREST sponsor) to enable any TTE Instruction relating to your RiverSoft Shares to settle prior to 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002. In this regard, you are referred in particular to those sections of the CREST manual concerning practical limitations of the CREST system and timings.

    You are reminded that if you are a CREST sponsored member, you should contact your CREST sponsor before taking any action.

    Micromuse UK will make an appropriate announcement if any of the details contained in this paragraph (d) alter for any reason in any respect that is material to RiverSoft Shareholders.

(e) Deposits of RiverSoft Shares into, and withdrawals of RiverSoft Shares from, CREST

    Normal CREST procedures (including timings) apply in relation to any RiverSoft Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any such conversion arises as a result of a transfer of RiverSoft Shares or otherwise). RiverSoft Shareholders who are proposing so to convert any such RiverSoft Shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the RiverSoft Shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or other document(s) of title or transfers to an escrow balance as described above) prior to 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002.

(f) Validity of acceptance

    Without prejudice to Part B of Appendix I of this document, Micromuse UK reserves the right (subject to the provisions of the Code) to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE Instruction or (as applicable) the relevant share certificate(s) and/or other document(s) of title. In that event, no payment of cash under the Offer will be made until after the relevant TTE Instruction has settled or (as applicable) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Micromuse UK have been received.

    If you are in any doubt as to the procedure for acceptance, please contact the Receiving Agent on 0870 702 0100 or, if telephoning from outside the United Kingdom, +44 870 702 0100. You are reminded that, if you are a CREST sponsored member, you should contact your CREST sponsor before taking any action.

(g) Overseas shareholders

    The attention of RiverSoft Shareholders who are citizens or residents of jurisdictions outside the United Kingdom or the United States, or who are nominees of, or custodians or trustees for, any such person, or who intends to forward this document to any jurisdiction outside the United Kingdom or the United States is drawn to paragraph 6 of Part B and paragraph (c) of Part C of Appendix I of this document, and to the relevant provisions of the Form of Acceptance, which they should read before taking any action.

    The availability of the Offer to persons not resident in the United Kingdom or the United States may be affected by the laws of the jurisdictions in which such persons are resident. Persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States should inform themselves about and observe any applicable requirements.

      The Offer in the United States is made solely by the Offeror, and neither CSFB or any of its affiliates is making the Offer in the United States.

      The Offer is not being made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including, without limitation telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan. Copies of this document, the Form of Acceptance and any related offering documents are not being, and may not be, mailed or otherwise distributed in, into or from Canada, Australia or Japan. Accordingly, any accepting RiverSoft Shareholder who is unable to give the representation and warranty set out in paragraph (c) of Part C of Appendix I of this document may be deemed not to have accepted the Offer.

      All RiverSoft Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to or who may have a contractual or legal obligation to, forward this document and/or the accompanying Form of Acceptance to any jurisdiction outside the United Kingdom or the United States, should read the details in this regard which are contained in paragraph 6 of Part B and in Part C of Appendix I of this document before taking any action.

14.   Settlement

The settlement procedure with respect to the Offer will be consistent with UK practice, which differs from US domestic tender offer procedures in certain material respects, particularly with regard to the date of payment.

Subject to the Offer becoming or being declared unconditional in all respects (and except as provided in R31.8 paragraph 6 of Part B of Appendix I of this document in the case of certain overseas RiverSoft Shareholders) settlement of the consideration to which any RiverSoft Shareholder is entitled under the Offer will be effected (i) in the case of acceptances received, valid and complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, within 14 days of such date; or (ii) in the case of acceptances received, valid and complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, within 14 days of such receipt, in the following manner:

(a)   RiverSoft Shares in certificated form

      Where an acceptance relates to RiverSoft Shares in certificated form, settlement of any cash due will be dispatched by first class post (or by such other method as the Panel may approve). All such payments will be made in pounds sterling by cheque drawn on a branch of a UK clearing bank.

(b)   RiverSoft Shares in uncertificated form (that is, in CREST)

      Where an acceptance relates to RiverSoft Shares in uncertificated form, the cash consideration to which the accepting RiverSoft Shareholder is entitled will be paid by means of CREST by Micromuse procuring the creation of an assured payment obligation in favour of the accepting RiverSoft Shareholder's payment bank in respect of the cash consideration due, in accordance with the CREST assured payment arrangements.

      Micromuse reserves the right to settle all or any part of the consideration referred to in this paragraph (b) for all or any accepting RiverSoft Shareholder(s) in the manner referred to in paragraph (a) above if, for any reason, it wishes to do so.

(c)   General

      If the Offer does not become or is not declared unconditional in all respects (i) completed Form(s) of Acceptance, share certificate(s) and/or other document(s) of title will be returned by post (or such other method as may be approved by the Panel) within 14 calendar days of the Offer lapsing, to the person or agent whose name and address (outside Canada, Australia and Japan) is set out in Box 6 of the Form of Acceptance or, if none is set out, to the first named or sole holder at his registered address (outside

      Canada, Australia and Japan) and (ii) the Escrow Agent will, immediately after the lapsing of the Offer (or within such longer period, not exceeding 14 calendar days after the Offer lapses, as the Panel may approve), give TFE Instructions to CRESTCo to transfer all relevant RiverSoft Shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Offer to the original available balances of the RiverSoft Shareholders concerned.

      All documents and remittances sent by, to or from RiverSoft Shareholders or their appointed agents will be sent at their own risk.

15.   Cancellation of listing of RiverSoft Shares and compulsory acquisition

Subject to the Offer becoming or being declared unconditional in all respects, if sufficient acceptances are received under the Offer, Micromuse UK intends to use the procedures set out in sections 428 to 430F of the Companies Act to acquire compulsorily any outstanding RiverSoft Shares to which the Offer relates and to procure that RiverSoft applies to the UKLA for cancellation of the listing of the RiverSoft Shares on the Official List and to the London Stock Exchange for admission to trading of RiverSoft Shares to be cancelled.

A notice period of 20 business days prior to such cancellation will commence either on the Offer being declared wholly unconditional or on the first date of issue of compulsory acquisition notices under section 429 of the Companies Act. It is anticipated that the cancellation of RiverSoft's listing and admission to trading will take effect on the expiry of 20 business days after the Offer becomes or is declared unconditional in all respects. Such cancellation of listing and trading would significantly reduce the liquidity and marketability of RiverSoft Shares not assented to the Offer.

16.   Rights of Withdrawal

The Offer is subject to certain of the US tender offer rules, as well as to the Code. This has necessitated a number of changes from the procedures which normally apply to offers for companies governed by the Code, including those applicable to the rights of holders of RiverSoft Shares to withdraw their acceptance of the Offer.

Under the Offer, holders of RiverSoft Shares will be able to withdraw their acceptances at any time from the date of this document until the earlier of the Offer lapsing or becoming or being declared unconditional in all respects in accordance with its terms but will not have any withdrawal rights thereafter, except in certain limited circumstances (see paragraph 3 of Part B of Appendix I to this document). The Offer must remain open for at least 14 days from the date it becomes or is declared unconditional in all respects in accordance with its terms but may be extended beyond that time until a further specified date or until further notice.

The Offer will be deemed not to have been validly accepted in respect of any RiverSoft Shares acceptances in respect of which have been validly withdrawn. However, the Offer may be accepted again in respect of any withdrawn RiverSoft Shares by following one of the procedures described in paragraph 13 of this letter at any time prior to expiry or lapse of the Offer.

It should be noted that by virtue of the conflicting provisions of the City Code and US federal securities laws, the Panel has agreed that the Acceptance Condition can be structured so that the Offer cannot become or be declared unconditional as to acceptances until such time as all other conditions to the Offer have been satisfied, fulfilled or, to the extent permitted, waived. The Acceptance Condition in paragraph (a) of Part A of Appendix I to this document reflects this. In addition it should be noted that, save with the consent of the Panel and Micromuse UK, the Offer will lapse unless all conditions relating to the Offer have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by Micromuse UK in its reasonable opinion to be or remain satisfied, by midnight (London time)/7.00 p.m. (New York time) on 23 August 2002 or such later date as Micromuse UK may, with the consent of the Panel, decide.

Further details of these rights of withdrawal and procedure for effecting withdrawals are set out in paragraph 3 of Part B of Appendix I to this document.

17.   Further information

Your attention is drawn to the further information contained in the Appendices which form part of this document.

18.   Action to be taken

If you wish to accept the Offer, please return the Form of Acceptance duly completed, (whether your RiverSoft Shares are in CREST or not) by post or by hand to Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ or (during normal business hours) by hand only to Computershare Investor Services PLC, at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR as soon as possible and, in any event, to be received by no later than 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002. The procedure for acceptance is set out in paragraph 13 of this letter and in the Form of Acceptance.

                                Yours faithfully

                 for Credit Suisse First Boston (Europe) Limited
                              Adam de Courcy Ling
                                Managing Director

                                   APPENDIX I

                    CONDITIONS AND FURTHER TERMS OF THE OFFER

PART A: Conditions of the Offer

The Offer, which is made by the Offeror and, outside the United States by, Credit Suisse First Boston on behalf of the Offeror, is in compliance with the Code and is governed by English law and subject to the jurisdiction of the courts of England.

The Offer is subject to the following conditions:

a)  valid acceptances being received (and not, where permitted, withdrawn) by
    3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002 or such later time(s) and/or date(s) as the Offeror may, subject to the Code and in accordance with the Exchange Act, decide in respect of not less than 90 per cent. (or such lesser percentage as the Offeror may decide) of the RiverSoft Shares to which the Offer relates, provided that this condition will not be satisfied unless the Offeror (together with other members of the Offeror Group) shall have acquired, or agreed to acquire, pursuant to the Offer or otherwise, RiverSoft Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at a general meeting of RiverSoft, including for this purpose (to the extent, if any, required by the Panel) any voting rights attaching to any RiverSoft Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances pursuant to the exercise of any outstanding subscription or conversion rights or otherwise and for the purposes of this condition:

    (i) the expression "RiverSoft Shares to which the Offer relates" shall be construed in accordance with sections 428-430F of the Companies Act; and

    (ii) shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights which they will carry on being entered into the register of members of RiverSoft;

    provided further that, unless the Offeror otherwise determines, this condition (a) shall be capable of being satisfied only at a time when all of the other conditions (b) to (h) inclusive have been either satisfied, fulfilled or, to the extent permitted, waived;

(b) no government or governmental, quasi-governmental, supranational, statutory, administrative or regulatory body, authority, court, trade agency, association, institution, environmental body or any other person or body in any jurisdiction (each a "Relevant Authority") having decided to take, instituted, implemented or threatened in writing any action, proceedings, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, order or decision or taken any other steps and there not continuing to be outstanding any statute, regulation, order or decision, which would or might reasonably be expected to:

    (i) make the Offer or the acquisition of any RiverSoft Shares, or control of RiverSoft by the Offeror void, illegal or unenforceable under the laws of any relevant jurisdiction or otherwise materially restrict, restrain, prohibit, delay or interfere with the implementation thereof, or impose material additional conditions or obligations which are materially adverse with respect thereto, or require material amendment thereof or otherwise challenge or interfere therewith;

    (ii) require the divestiture by RiverSoft or any of its subsidiaries or subsidiary undertakings or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the RiverSoft Group or any partnership, joint venture, firm or company in which any member of the RiverSoft Group may be interested (the "wider RiverSoft Group") or by the Offeror or any of its subsidiaries or subsidiary undertakings or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the Offeror Group or any partnership, joint venture, firm or company in which any member of the Offeror Group may be interested (the "wider Offeror Group") of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses or own any of their assets or property which in any such case would be material in the context of the wider RiverSoft Group or, as the case may be, the wider Offeror Group taken as a whole;

     (iii) impose any limitation on or result in a delay in the ability of any member of the wider Offeror Group to acquire or to hold or to exercise effectively any rights of ownership of shares or loans or securities convertible into shares in any member of the wider RiverSoft Group or of the wider Offeror Group held or owned by it or to exercise management control over any member of the wider RiverSoft Group or of the wider Offeror Group to an extent which is material in the context of the wider RiverSoft Group taken as a whole or, as the case may be the wider Offeror Group taken as a whole;

     (iv) save pursuant to the Offer or part XIIIA of the Companies Act 1985 require any member of the wider Offeror Group or the wider RiverSoft Group to acquire or offer to acquire any shares or other securities in any member of the wider RiverSoft Group where such acquisition would be material in the context of the RiverSoft Group taken as a whole;

     (v) otherwise materially and adversely affect the assets, business, profits or prospects of any member of the wider Offeror Group or of any member of the wider RiverSoft Group which in any such case would be material in the context of the wider Offeror Group or, as the case may be, the wider RiverSoft Group taken as a whole; or

     (vi) impose any limitation on the ability of any member of the wider RiverSoft Group to co-ordinate its business, or any part of it, with the business of any other members of the wider RiverSoft Group or the wider Offeror Group which in any such case would be material in the context of the wider RiverSoft Group or the wider Offeror Group taken as a whole;

     and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

(c) all necessary filings having been made, all applicable waiting periods (including any extensions thereof) under any applicable legislation or regulations of any jurisdiction having expired, lapsed or been terminated, in each case in respect of the Offer and the acquisition of any RiverSoft Shares, or of control of RiverSoft, by the Offeror, and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals ("Authorisations") necessary or appropriate in any jurisdiction for, or in respect of, the Offer and the proposed acquisition of any RiverSoft Shares, or of control of RiverSoft, by the Offeror and to carry on the business of any member of the wider RiverSoft Group having been obtained, in terms and in a form satisfactory to the Offeror (acting reasonably), from all appropriate Relevant Authorities and from any persons or bodies with whom any member of the wider RiverSoft Group has entered into contractual arrangements and all such Authorisations remaining in full force and effect at the time at which the Offer otherwise becomes unconditional in all respects and the Offeror at such time having no knowledge of an intention or proposal to revoke, suspend or modify or not to renew any of the same and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(d) except as fairly disclosed in writing by RiverSoft to the Offeror prior to 19 June 2002 there being no provision of any arrangement, agreement, licence, permit or other instrument to which any member of the wider RiverSoft Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or be subject to and which, in consequence of the Offer or the acquisition of any RiverSoft Shares, or control of RiverSoft, by the Offeror or otherwise, would or might reasonably be expected to, to an extent which is material in the context of the wider RiverSoft Group taken as a whole result in:

     (i) any monies borrowed by, or other indebtedness actual or contingent of, any such member of the wider RiverSoft Group being or becoming repayable or being capable of being declared repayable immediately or prior to its or their stated maturity or the ability of any such member to borrow monies or incur any indebtedness being inhibited;

     (ii) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (whenever arising or having arisen) being enforced or becoming enforceable;

     (iii) any such arrangement, agreement, licence or instrument being terminated or adversely modified or any action being taken of an adverse nature or any obligation arising thereunder;

     (iv) any assets of any such member being disposed of or charged, or right arising under which any such asset could be required to be disposed of or charged, in each case other than in the ordinary course of business;

     (v) the interest or business of any such member of the wider RiverSoft Group in or with any firm or body or person, or any agreements or arrangements relating to such interest or business, being terminated or adversely modified or affected;

     (vi) any such member ceasing to be able to carry on business under any name under which it presently does so;

     (vii) the creation of liabilities (actual or contingent) by any such member; or

     (viii) the financial or trading position or prospects of any such member being prejudiced or adversely affected;

     and no event having occurred which, under the provision of any arrangement, agreement, licence, permit or other instrument to which any member of the wider RiverSoft Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or subject to is likely to result in any of the events or circumstances to an extent which is material in the context of the wider RiverSoft Group taken as a whole as are referred to in sub-paragraphs (i) to (viii) of this paragraph (d);

(e) except as fairly disclosed in writing by RiverSoft to the Offeror prior to 19 June 2002 or as fairly disclosed in the annual report and accounts of RiverSoft for the year ended 31 December 2001 or in the quarterly interim results of RiverSoft published on 13 May 2002, or as otherwise publicly announced by RiverSoft prior to 19 June 2002, no member of the wider RiverSoft Group having, since 31 December 2001:

     (i) issued, agreed to issue or proposed the issue of additional shares or securities of any class, or securities convertible into, or exchangeable for or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (save as between RiverSoft and wholly-owned subsidiaries of RiverSoft and save for the issue of RiverSoft Shares on the exercise of options granted under the RiverSoft Share Schemes in respect only of those options granted prior to 19 June 2002) before 19 June 2002, or redeemed, purchased or reduced any part of its share capital;

     (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to RiverSoft or a wholly-owned subsidiary of RiverSoft;

     (iii) agreed, authorised, proposed or announced its intention to propose any merger or demerger or acquisition or disposal of assets or shares (other than in the ordinary course of business) or to any material change in its share or loan capital;

     (iv) issued, authorised or proposed the issue of any debentures or save in the ordinary course of business incurred any indebtedness or contingent liability;

     (v) acquired or disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset (other than in the ordinary course of business) which in any case is material in the context of the wider RiverSoft Group taken as a whole;

     (vi) entered into or varied or announced its intention to enter into or vary any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term or unusual nature or involves or could involve an obligation of a nature or magnitude and in any such case which is material in the context of the wider RiverSoft Group taken as a whole;

     (vii) entered into or proposed or announced its intention to enter into any reconstruction, amalgamation, transaction or arrangement (otherwise than in the ordinary course of business);

     (viii) taken or proposed any corporate action or had any legal proceedings instigated or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any material part of its assets and revenues (or any analogous proceedings or appointment in any overseas jurisdiction);

     (ix) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

     (x) entered into or materially varied or made any offer to enter into or materially vary the terms of any service agreement or arrangement with any of the directors or senior executives of the RiverSoft Group;

     (xi) waived, compromised or settled any claim other than of an immaterial amount in the ordinary course of business;

     (xii) entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the wider RiverSoft Group or the wider Offeror Group which is material in the context of the wider RiverSoft Group or the wider Offeror Group, as the case may be, taken as a whole;

     (xiii) entered into any agreement, arrangement or commitment or passed any resolution with respect to any of the transactions or events referred to in this paragraph (e);

(f) since 31 December 2001, except as fairly disclosed in writing by RiverSoft to the Offeror prior to 19 June 2002 or as fairly disclosed in the annual report and accounts of RiverSoft for the year ended 31 December 2001 or in the quarterly interim results of RiverSoft published on 13 May 2002, or as otherwise publicly announced by RiverSoft prior to 19 June 2002;

     (i) there having been no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the wider RiverSoft Group which in any such case is material in the context of the wider RiverSoft Group taken as a whole;

     (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the wider RiverSoft Group and no enquiry or investigation by or complaint or reference to any Relevant Authority against or in respect of any member of the wider RiverSoft Group having been threatened, announced or instituted or remaining outstanding, which in any such case is material in the context of the wider RiverSoft Group taken as a whole; or

     (iii) no contingent or other liability relating to any member of the wider RiverSoft Group having arisen or become apparent to the Offeror which might reasonably be expected to adversely affect any member of the wider RiverSoft Group to an extent which is material in the context of the wider RiverSoft Group taken as a whole;

(g) except as fairly disclosed in writing by RiverSoft to the Offeror prior to 19 June 2002, the Offeror not having discovered that:

     (i) the financial, business or other information concerning the wider RiverSoft Group as contained in the information publicly announced or disclosed at any time by or on behalf of any member of the wider RiverSoft Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading to an extent which is in any such case material in the context of the wider RiverSoft Group; or

     (ii) any member of the wider RiverSoft Group is subject to any liability, contingent or otherwise, which is not disclosed in its quarterly statement published on 13 May 2002 or in the annual report and accounts of RiverSoft for the financial year ended 31 December 2001 and which is material in the context of the wider RiverSoft Group taken as a whole; and

(h) the Offeror not having discovered to an extent which is material in the context of the wider RiverSoft Group taken as a whole and save as publicly announced:

     (i) any past or present member of the wider RiverSoft Group has not complied with all applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health which non-compliance would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider RiverSoft Group;

     (ii) there has been a disposal, spillage, emission, discharge or leak of waste or hazardous substance or any substance likely to impair the environment or harm human health on, or from, any land or other asset now or previously owned, occupied or made use of by any past or present member of the wider RiverSoft Group, or which any such member may now or previously have had an interest, would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider RiverSoft Group;

     (iii) there is or is likely to be any obligation or liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the wider RiverSoft Group or in which any such member may now or previously have had an interest under any environmental legislation or regulation or notice, circular or order of any Relevant Authority in any jurisdiction; or

     (iv) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture, or materials used therein, now or previously manufactured, sold or carried out by any past or present member of the wider RiverSoft Group which claim or claims would be likely to affect adversely any member of the wider RiverSoft Group;

The Offeror reserves the right to waive, in whole or in part, all or any of conditions (b) to (h) inclusive. The Offer will lapse unless all the above conditions are (i) fulfilled; or (ii) (if capable of waiver) waived; or (iii) where appropriate, determined by the Offeror to have been or remain satisfied; by 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002 (or such later date as the Offeror may determine, in accordance with the Code and the Exchange Act). The Offeror shall be under no obligation to waive or treat as satisfied any of conditions (b) to (h) inclusive by a date earlier than the latest date specified above for the satisfaction thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment or satisfaction.

If the Offeror is required by the Panel to make an offer for RiverSoft Shares under the provisions of Rule 9 of the Code, the Offeror may make such alterations to the above conditions, including condition (a) above, as are necessary to comply with the provisions of that Rule.

The Offer will lapse if it is referred to the Competition Commission before 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002 or the date or the date on which the Offer becomes or is declared unconditional as to acceptances, whichever is later. If the Offer so lapses the Offer will cease to be capable of further acceptance and accepting RiverSoft Shareholders and the Offeror will cease to be bound by acceptances received before the time when the Offer lapses.

PART B: Further terms of the Offer

The conditions in Part A of this Appendix I and the following further terms apply, unless the context otherwise requires, to the Offer.

Except where the context requires otherwise, any reference in this document and in the Form of Acceptance:

(i) to the "Offer" will mean the Offer and will include any revision, variation or renewal thereof or extension thereto and any election in connection therewith;

(ii) to the Offer "becoming unconditional" will include the Offer being or becoming or being declared unconditional;

(iii) to the Offer being or becoming or being declared "unconditional" will be construed as the Offer being or becoming or being declared unconditional in all respects;

(iv) to the "acceptance condition" means the condition as to acceptances of the Offer set out in paragraph (a) of Part A of this Appendix I and references to the Offer becoming unconditional as to acceptances will be construed accordingly; and

(v) to the "Offer Document" will mean this document and any other document containing details of the Offer.

 1.    ACCEPTANCE PERIOD

(a) The Offer will initially be open for acceptance until 3.00 p.m. (London time)/10.00 a.m. (New York time) on 23 July 2002. Although no revision is envisaged, if the Offer is revised it will remain open for acceptance for a period of at least 14 days (or such other period as may be permitted by the Panel that is in accordance with the Exchange Act) following the date on which the revised Offer is posted to RiverSoft Shareholders. Except with the consent of the Panel, no revision of the Offer may be made or posted to RiverSoft Shareholders after 9 August 2002 or, if later, the date which is 14 days before the last date on which the Offer can become unconditional.

(b) The Offer, whether revised or not, shall not (without the consent of the Panel) be capable of becoming unconditional after midnight on 23 August 2002 (or any other time and/or date beyond which the Offeror has stated (and not withdrawn such statement) that the Offer will not be extended), nor of being kept open for acceptance after that time and/or date, unless it has previously become unconditional, provided that the Offeror reserves the right, with the permission of the Panel, to extend the time for the Offer to become unconditional to any later time(s) and/or date(s).

       Except with the consent of the Panel, the Offeror may not, for the purpose of determining whether the acceptance condition has been satisfied, take into account acceptances received or purchases of RiverSoft Shares made after 1.00 p.m. (London time)/8.00 a.m. (New York time) on 23 August 2002 (or any other time(s) and/or date(s) beyond which the Offeror has stated (and not withdrawn such statement) that the Offer will not be extended) or such later time(s) and/or date(s) as the Offeror, with the permission of the Panel, may determine.

(c) If the Offer becomes unconditional in all respects, it will remain open for acceptance for not less than 14 days from the date on which it would otherwise have expired. If the Offer has become unconditional in all respects and it is stated that the Offer will remain open until further notice, then not less than 14 days' notice in writing will be given to those RiverSoft Shareholders who have not accepted the Offer prior to the closing of the Offer.

(d) If a competitive situation arises (as determined by the Panel) after a "no increase" and/or a "no extension" statement has been made by or on behalf of the Offeror in relation to the Offer, the Offeror may, if it has specifically reserved the right to do so at the time such statement is made, or otherwise with the consent of the Panel, choose not to be bound by or withdraw such statement and be free to revise or extend the Offer provided it complies with the requirements of the Code and the Exchange Act and in particular that (i) it makes an announcement to such effect as soon as possible and in any event within four business days after the firm announcement of the competing offer or other competitive situation and notifies RiverSoft Shareholders to that effect in writing at the earliest opportunity or, in the case of RiverSoft Shareholders with registered addresses outside the United Kingdom or whom the Offeror reasonably believes to be nominees, custodians or trustees holding RiverSoft Shares for such persons, by announcement in the United Kingdom at the earliest opportunity; and (ii) any RiverSoft Shareholders who accepted the Offer after the date of the "no increase" or "no extension" statement are given a right of withdrawal as described in paragraph 3(c) below.

     The Offeror may choose not to be bound by a "no increase" or "no extension" statement if, having reserved the right to do so, it announces an increased or improved Offer which is recommended for acceptance by the board of directors of RiverSoft, or in any other circumstances permitted by the Panel.

(e) For the purpose of determining at any particular time whether the Acceptance Condition has been fulfilled, the Offeror shall not be bound (unless otherwise required by the Panel) to take into account any RiverSoft Shares normally carrying voting rights which have been issued or unconditionally allotted or which arise as the result of the exercise of conversion rights before such time unless RiverSoft has notified the Receiving Agent on behalf of the Offeror, before that time in writing, of the relevant details of such issue, allotment or conversion prior thereto at the addresses and by the methods of delivery referred to in paragraph 13(b) of the letter from Credit Suisse First Boston in this document. Notification by telex, facsimile or other electronic transmission will not be sufficient.

(f) The Offeror reserves the right to treat as valid in whole or in part acceptances of the Offer which are not entirely in order or which are not accompanied by the relevant share certificate(s) and/or other relevant document(s) of title or not accompanied by the relevant TTE instruction (subject to paragraphs 6(c)(i) and (ii) of this Part B).

(g) In accordance with applicable SEC policy, at least five US Business Days prior to any reduction in the percentage of RiverSoft Shares required to satisfy the Acceptance Condition, the Offeror will announce that it is to exercise the right so to reduce such percentage. The announcement will be made through a press release designed to inform holders of RiverSoft Shares in the United Kingdom and elsewhere and by placing an advertisement in a newspaper of national circulation in the United States. Such announcement will state the level to which the percentage required to satisfy the Acceptance Condition may be reduced, that such a reduction is possible but that the Offeror need not declare its actual intentions until it is required to do so under the Code and will contain language advising holders of RiverSoft Shares to withdraw their RiverSoft Shares if their willingness to accept the Offer would be affected by a reduction of the Acceptance Condition. The Offeror will not make such an announcement unless it believes that there is a significant possibility that sufficient RiverSoft Shares will be tendered to permit the Acceptance Condition to be satisfied at such level. Holders of RiverSoft Shares who are not willing to accept the Offer if the Acceptance Condition is reduced to a level lower than 90 per cent. should either not accept the Offer until the Offer has become unconditional in all respects (which may be at a level of acceptances lower than 90 per cent.) or be prepared to withdraw their acceptances promptly following an announcement by the Offeror of its reservation of the right to reduce the Acceptance Condition. Upon any announcement being made that the percentage of RiverSoft Shares required to satisfy the Acceptance Condition may be reduced, the Offer shall not be capable of becoming or being declared unconditional in all respects until the expiry of at least five US Business Days thereafter. Holders of RiverSoft shares will be able to accept the Offer for at least five US Business Days after the reduction of the Acceptance Condition.

 2.  ANNOUNCEMENTS

(a) Without prejudice to paragraph 3(a) below, by 8.00 a.m. (London time) in the United Kingdom and by 8.00 a.m. (New York time) in the United States on the next business day (the "relevant day") following the day on which the Offer is due to expire or becomes or is declared unconditional or is revised or extended (or such later time or date as the Panel may agree), the Offeror will make an appropriate announcement to a Regulatory Information Service of the position. Such announcement will also state (unless otherwise permitted by the Panel) the total number of RiverSoft Shares and rights over RiverSoft Shares (as nearly as practicable):

      (i) for which acceptances of the Offer have been received (showing the extent, if any, to which such acceptances have been received from any person acting in concert or deemed to be acting in concert with the Offeror for the purposes of the Offer);

      (ii) acquired or agreed to be acquired by or on behalf of the Offeror or any person acting in concert or deemed to be acting in concert with the Offeror for the purposes of the Offer during the course of the Offer period; and

      (iii) held by or on behalf of the Offeror or any person acting in concert or deemed to be acting in concert with the Offeror for the purposes of the Offer prior to the Offer period, and will specify the percentage of the RiverSoft Shares represented by each of these figures.

      Any decision to extend the time and/or date by which the Acceptance Condition has to be fulfilled may be made at any time up to, and will be announced not later than, 8.00 a.m. (London time) in the United Kingdom,
      8.00 a.m. (New York time) in the United States on the relevant day (or such later time and/or date as the Panel may agree) and the announcement will state the next expiry date (unless the Offer is unconditional in which case the announcement may state that the Offer will remain open until further notice). In computing the number of RiverSoft Shares represented by acceptances and/or purchases, there may be included or excluded for announcement purposes, subject to paragraph 5(c) below, acceptances and purchases not in all respects in order or not accompanied by the relevant share certificate(s) and/or other document(s) of title or not accompanied by the relevant TTE instruction or which are subject to verification.

(b) In this Appendix I, references to the making of an announcement or the giving of notice by or on behalf of the Offeror include the release of an announcement by public relations consultants or by Credit Suisse First Boston in each case on behalf of the Offeror and the delivery by hand or telephone, telex or facsimile or other electronic transmission of an announcement to a Regulatory Information Service. An announcement made otherwise than to a Regulatory Information Service shall be notified simultaneously (unless the Panel agrees otherwise) to a Regulatory Information Service.

3.    RIGHTS OF WITHDRAWAL

(a) RiverSoft Shares in respect of which acceptances have been received may be withdrawn pursuant to the procedures set out below at any time from the date of this document until the latest time specified for receipt of acceptances on the day the Offer becomes or is declared unconditional in all respects in accordance with its terms and in certain other circumstances described below. RiverSoft Shares in respect of which acceptances have been received and not validly withdrawn prior to the Offer becoming or being declared unconditional in all respects in accordance with its terms, and RiverSoft Shares in respect of which acceptances have been received after the Offer has become or been declared unconditional in all respects in accordance with its terms may not be withdrawn, except in certain limited circumstances described below.

(b) The Offeror will only make an announcement that the Acceptance Condition has been satisfied if all other Conditions are also satisfied, fulfilled or to the extent permitted, waived. If the Offeror, having announced the Offer to be unconditional, fails to comply by 3.30 p.m. (London time)/10.30 a.m. (New York time) on the relevant day (or such later time(s) and/or date(s) as the Panel may agree) with any of the other requirements specified in paragraph 3(a) above, an accepting RiverSoft Shareholder may (unless the Panel otherwise agrees) immediately thereafter withdraw his acceptance of the Offer by written notice signed by such Shareholder (or his agent duly appointed in writing and evidence of whose appointment satisfactory to the Offeror is produced with the notice) given by post or by hand to the Receiving Agent, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom or (during normal business hours) by hand only to the Receiving Agent, 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom receiving such notice on behalf of the Offeror. Subject to paragraph 1(b) above, this right of withdrawal may be terminated not less than eight days after the relevant day by the Offeror confirming, if such be the case, that the Offer is still unconditional and complying with the other relevant requirements specified in paragraph 3(a) above. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(c) will run from the date of that confirmation and compliance.

(c) If a "no increase" and/or "no extension" statement has been withdrawn in accordance with paragraph 1(d) above, any acceptance of the Offer after such statement is made may be withdrawn thereafter in the manner referred to in paragraph 3(b) above not later than the eighth day after the date on which notice of the withdrawal of such statement is posted to RiverSoft Shareholders.

(d) Except as provided by this paragraph 3 (and subject to paragraph 4 below), acceptances and elections shall be irrevocable.

(e) In this paragraph 3, "written notice" (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting RiverSoft Shareholder(s) or his/their agent(s) duly appointed in writing (satisfactory evidence of whose appointment must be produced with the notice). Notification by telex or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice. No notice which is postmarked in, or otherwise appears to the Offeror or its agents to have been sent from, Canada, Australia or Japan will be treated as valid.

4.   REVISED OFFER

(a) Although no such revision is envisaged, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms or conditions or in the value or form of the consideration offered or otherwise), and any such revised Offer(s) represent(s) on the date on which such revision is announced (on such basis as Credit Suisse First Boston may consider appropriate) an improvement (or no diminution) in the value of the consideration compared with that previously offered, the benefit of the revised Offer will, subject as provided in paragraphs 4(b), 4(c) and 6 below be made available to any RiverSoft Shareholder who has accepted the Offer in its original or previously revised form(s), and not validly withdrawn such acceptance (each a "Previous Acceptor"). The acceptance by or on behalf of a Previous Acceptor of the Offer in its original or any previously revised form(s) shall, subject as provided in paragraphs 4(b), 4(c) and 6 below, be deemed to be an acceptance of the Offer as so revised and shall, subject as aforesaid also constitute a separate appointment of each of the Offeror, Credit Suisse First Boston and their respective directors as his attorney and/or agent with authority to accept any such revised Offer on behalf of such Previous Acceptor and, if such revised Offer includes alternative forms of consideration, to make on his behalf elections for and/or to accept such alternative forms of consideration on his behalf in such proportions as such attorney and/or agent in his absolute discretion thinks fit and to execute on behalf of and in the name of such Previous Acceptor all such further documents (if any) and take such further actions (if any) as may be required to give effect to such acceptances and/or elections. In making any such acceptances or making any such election, the attorney and/or agent shall take into account the nature of any previous acceptances and/or elections made by or on behalf of the Previous Acceptor and such other facts or matters as he may reasonably consider relevant.

(b) The deemed acceptances and elections referred to in this paragraph 4 shall not apply and the authorities conferred by paragraph 4(a) above shall not be exercised if, as a result thereof, the Previous Acceptor would (on such basis as Credit Suisse First Boston may consider appropriate) thereby receive and/or retain (as appropriate) less consideration in aggregate under the Offer or otherwise than would have been received and/or retained (as appropriate) in aggregate consideration as a result of acceptance of the Offer in the form in which it was originally accepted and/or elected by such Previous Acceptor or on his behalf (unless such Previous Acceptor has previously agreed to receive and/or retain (as appropriate) less in aggregate consideration).

(c) The deemed acceptances and elections referred to in this paragraph 4 shall not apply and the authorities conferred by this paragraph 4 shall be ineffective to the extent that a Previous Acceptor shall lodge with the Receiving Agent at either of the addresses set out in paragraph 3(b) above within 14 days of the posting of the document pursuant to which the revision of the Offer is made available to RiverSoft Shareholders (or such later date as the Offeror may determine), a Form of Acceptance or some other form issued by or on behalf of the Offeror in which he validly elects to receive the consideration receivable by him under such revised Offer in some other manner.

(d) The authorities conferred by this paragraph 4 and any acceptance of a revised Offer and/or any election pursuant thereto shall be irrevocable unless and until the Previous Acceptor becomes entitled to withdraw his acceptance under paragraph 3 above and duly does so.

(e) Subject to paragraph 6 below, the Offeror reserves the right to treat an executed Form of Acceptance relating to the Offer (in its original or any previously revised form(s)) which is received (or dated) on or after the announcement or issue of the Offer in any revised form as a valid acceptance of the revised Offer and, where applicable, a valid election for any alternative form of consideration made available pursuant thereto, and such acceptance shall constitute an authority in the terms of paragraph 4(a) above on behalf of the relevant RiverSoft Shareholder.

(f) If the Offeror makes a material change in the terms of the Offer or if it waives a material condition of the Offer, the Offeror will extend the Offer to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in terms of the offer, other than a change in price, dealer's soliciting fee or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the materiality of the changes, but generally will be no less than five US Business Days. With respect to a change in price, the dealer's soliciting fee or, subject to certain limitations, a change in the percentage of securities sought, a minimum of ten US Business Days is generally required to allow for adequate dissemination to holders of RiverSoft Shares. Any reduction in the percentage of RiverSoft Shares required to satisfy the Acceptance Condition will be accomplished and announced in the manner described in paragraph 1(g) of this Part B and not in accordance with this paragraph.

5.    GENERAL

(a) Save with the consent of the Panel and the Offeror, the Offer will lapse unless all conditions relating to the Offer have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by the Offeror in its reasonable opinion to be or remain satisfied, by midnight (London time) on 23 August 2002 or such later date as the Offeror may, with the consent of the Panel, decide. If the Offer lapses for any reason, the Offer will cease to be capable of further acceptance and RiverSoft Shareholders and the Offeror will cease to be bound by prior acceptances. The Offeror shall be under no obligation to waive or treat as satisfied any of the conditions (b) to (h) (inclusive) in Part A of this Appendix I by a date earlier than the latest date specified or referred to above for the satisfaction thereof notwithstanding that such condition or the other conditions of the Offer may at such earlier date have been waived or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of being satisfied.

(b) Save with the consent of the Panel, settlement of the consideration to which any RiverSoft Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which the Offeror may otherwise be, or claim to be, entitled as against such RiverSoft Shareholder and will be effected in the manner described in paragraph 14 of the letter from Credit Suisse First Boston contained in this document. Where the aggregate amount payable to any RiverSoft Shareholder upon acceptance of the Offer in respect of their aggregate shareholding would otherwise include a fraction of a pence, the amount will be rounded up to the nearest whole penny. Subject to paragraph 6 below, no consideration will be sent to an address in Canada, Australia or Japan.

(c) Notwithstanding the right reserved by the Offeror to treat a Form of Acceptance as valid even though not entirely in order or not accompanied by the relevant share certificate(s) and/or other document(s) of title, or not accompanied by the relevant transfer to escrow, except as otherwise agreed with the Panel:

      (i) an acceptance of the Offer will only be counted towards fulfilling the acceptance condition if the requirements of Note 4 and, if applicable, Note 6 on Rule 10 of the Code are satisfied in respect of it;

       (ii) a purchase of RiverSoft Shares by the Offeror or its nominee(s) or, if the Offeror is required to make a Rule 9 offer, a person acting in concert with the Offeror, if any, will only be counted towards fulfilling the acceptance condition if the requirements of Note 5 and, if applicable, Note 6 of Rule 10 of the Code are satisfied in respect of it; and

       (iii) the Offer will not become unconditional unless the Receiving Agent has issued a certificate to the Offeror or Credit Suisse First Boston which states the number of RiverSoft Shares in respect of which acceptances have been received which comply with paragraph
             (i) above, and the number of RiverSoft Shares otherwise acquired, whether before or during the Offer period, which comply with the requirements of paragraph (ii) above. Copies of such certificate will be sent to the Panel and to KPMG Corporate Finance and Moore Stephens Corporate Finance as soon as possible after issue.

(d) The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Form of Acceptance will also constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Form of Acceptance unless the context otherwise requires. The provisions of this Appendix I shall be deemed to be incorporated in the Form of Acceptance.

(e) The Offer and the Form of Acceptance and all acceptances and elections in respect of the Offer, or pursuant thereto, and all contracts made pursuant thereto and any action taken or made or deemed to be taken or made under any of the foregoing shall be governed by and construed in accordance with English law. Execution by or on behalf of a RiverSoft Shareholder of a Form of Acceptance constitutes his irrevocable submission in relation to all matters arising out of or in connection with the Offer and the Form of Acceptance to the jurisdiction of the courts of England and his agreement that nothing shall limit the right of the Offeror or Credit Suisse First Boston to bring any action, suit or proceeding arising out of or in connection with the Offer or the Form of Acceptance in any other manner permitted by law or in any court of competent jurisdiction.

(f) All references in this document and in the Form of Acceptance to twenty US Business Days from date of Offer shall (except where the context otherwise requires) be deemed, if the expiry date of the Offer is extended, to refer to the expiry date of the Offer as so extended.

(g) Any omission or failure to dispatch this document, the Form of Acceptance or any notice required to be dispatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Subject to paragraph 6 below, the Offer extends to persons to whom the Offer is made or should be made but to whom this document, the Form of Acceptance or any related offering documents may not be dispatched or by whom such documents may not be received, and such persons may collect copies of these documents from the Receiving Agent at either of the addresses set out in paragraph 3(b).

(h) Notwithstanding any other provision in this Part B of Appendix I, the Offeror and Credit Suisse First Boston reserve the right to treat acceptances of the Offer and/or elections pursuant thereto as valid if received by or on behalf of either of them at any place or places or in any manner determined by either of them otherwise than as set out in this document or in the Form of Acceptance.

(i) All powers of attorney, appointments of agents and authorities in the terms conferred by or referred to in this Appendix I or in the Form of Acceptance are given by way of security for the performance of the obligations of the RiverSoft Shareholder concerned and are irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 unless and until the donor of such power of attorney or authority or appointment validly withdraws his acceptance in accordance with paragraph 3 above.

(j) No acknowledgement of receipt of any Form of Acceptance, transfer by means of CREST, share certificate(s) and/or other document(s) of title will be given. All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from RiverSoft Shareholders (or their designated agent(s)) will be delivered by or sent to or from such RiverSoft Shareholders (or their designated agent(s)) will be delivered by or sent to or from RiverSoft Shareholders (or their designated agent(s)) at their own risk.

(k) If the Offer lapses, the Form of Acceptance, share certificate(s) and/or other document(s) of title will R31.10 be returned by post (or such other method as may be approved by the Panel) within 14 days of the Offer lapsing, at the risk of the person entitled thereto, to the person or agent whose name and address outside Canada, Australia or Japan is set out in the relevant box in the Form of Acceptance or, if none is set out, to the first-named or sole holder at his registered address outside Canada, Australia or Japan. No such document will be sent to an address in Canada, Australia or Japan. The Receiving Agent will, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days after the lapsing of the Offer), give instructions to CRESTCo to transfer all RiverSoft Shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Offer to the original available balances of the RiverSoft Shareholders concerned.

(l) In relation to any acceptance of the Offer in respect of a holding of RiverSoft Shares which is in uncertificated form, the Offeror reserves the right to make such alterations, additions or modifications as may be necessary or desirable to give effect to any purported acceptance of the Offer, whether in order to comply with the facilities or requirements of CREST or otherwise, provided such alterations, additions or modifications are consistent with the requirements of the Code or are otherwise made with the consent of the Panel.

(m) The Offer is made at 3.00 p.m. (London time)/10.00 a.m. (New York time) on date of posting of Offer Document and is capable of acceptance from and after that date. The Offer is being made by means of this document and by means of an advertisement inserted in the Independent Newspaper (UK Edition) dated 24 June 2002. Copies of this document, the Form of Acceptance and any related documents may be collected from the Receiving Agent at either of the addresses set out in paragraph 3(b) above.

(n) If sufficient RiverSoft Shares are acquired, whether pursuant to acceptances of the Offer or otherwise, the Offeror intends to apply the provisions of sections 428-430F of the Companies Act to acquire compulsorily any outstanding RiverSoft Shares to which the Offer relates.

(o) All references in this Appendix I to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(p) The Offer extends to all the RiverSoft Shares unconditionally allotted or issued on the date of this document and any further RiverSoft Shares unconditionally allotted or issued while the Offer remains open for acceptance (or such earlier date or dates as the Offeror may decide).

(q) The RiverSoft Shares are to be acquired by the Offeror fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights of any nature, whatsoever and together with all rights attaching thereto, including the right to all dividends or other distributions declared, paid or made after 19 June 2002.


 6.  OVERSEAS SHAREHOLDERS

(a) The making of the Offer in, or to RiverSoft Shareholders resident in, or citizens or nationals of, jurisdictions outside the United Kingdom, or to persons who are custodians, nominees of or trustees for, citizens, residents or nationals of such jurisdictions, may be prohibited or affected by the laws of the jurisdiction in which such persons are resident. Such persons should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such person wishing to accept the Offer to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents, which may be required and the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such jurisdiction. Any such person will be responsible for any such issue, transfer or other taxes or other requisite payments by whomsoever payable and the Offeror and Credit Suisse First Boston and any person acting on their behalf shall be fully indemnified and held harmless by such person for any such issue, transfer or other taxes as the Offeror may be required to pay.

(b) In particular, the Offer is not being, and will not be, made, directly or indirectly, in or into Canada, Australia or Japan, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facilities of a national securities exchange of, Canada, Australia or Japan, and the Offer should not be accepted by any such use, means, instrumentality or facility or otherwise from within Canada, Australia or Japan.

     Accordingly, copies of this document, the Form of Acceptance and any related offering documents are not being, and should not be, mailed or otherwise forwarded, distributed or sent in, into or from Canada, Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) should not distribute them in, into or from Canada, Australia or Japan or use such mails or any such means, instrumentality or facility for any purpose directly or indirectly in connection with the Offer, and so doing may render invalid any related purported acceptance of the Offer. Persons wishing to accept the Offer must not use the Canadian, Australian or Japanese mails or any such means, instrumentality or facility for any purpose directly or indirectly relating to acceptance of the Offer. Envelopes containing Forms of Acceptance, evidence of title or other documents relating to the Offer should not be postmarked in Canada, Australia or Japan or otherwise dispatched from Canada, Australia or Japan and all acceptors must provide addresses outside Canada, Australia or Japan for the receipt of the consideration to which they are entitled under the Offer or for the return of Forms of Acceptance and (in relation to RiverSoft Shares in certificated form) share certificate(s) and/or other document(s) of title.

(c) A RiverSoft Shareholder may be deemed NOT to have accepted the Offer or to have made a valid election thereunder if (i) he puts "NO" in Box 5 of the Form of Acceptance and therefore does not give the representation and warranty set out in paragraph (c) of Part C of this Appendix I; or (ii) he completes Box 3 of the Form of Acceptance with an address in Canada, Australia or Japan or has a registered address in Canada, Australia or Japan and in each case does not insert in Box 6 of the Form of Acceptance the name and address of a person or agent outside Canada, Australia or Japan to whom he wishes the consideration to which he is entitled under the Offer to be sent; or (iii) he inserts in Box 6 of the Form of Acceptance the name and address of a person or agent in Canada, Australia or Japan to whom he wishes the consideration to which he is entitled under the Offer to be sent; or (iv) the Form of Acceptance received from him is received in an envelope postmarked in, or which otherwise appears to the Offeror or its agents to have been sent from, Canada, Australia or Japan.

     The Offeror reserves the right, in its sole discretion, to investigate, in relation to any acceptance, whether the representation and warranty set out in paragraph (c) of Part C of this Appendix I could have been truthfully given by the relevant RiverSoft Shareholder and, if such investigation is made and as a result the Offeror determines (for any reason) that such representation and warranty could not have been so given, such acceptances and any election thereunder may be rejected as invalid.

(d) If, notwithstanding the restrictions described above, any person (including, without limitation, custodians, nominees and trustees) whether pursuant to a contractual or legal obligation or otherwise forwards this document, the Form of Acceptance or any related document in, into or from Canada, Australia or Japan or uses the mails or any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan in connection with such forwarding, such person should (i) inform the recipient of such fact, (ii) explain to the recipient that such action may invalidate any purported acceptance by the recipient and (iii) draw the attention of the recipient to this paragraph 6.

(e) The Offeror and Credit Suisse First Boston reserve the right to notify any matter, including the fact that the Offer has been made, to all or any RiverSoft Shareholders:

     (i) with a registered address outside the United Kingdom or the United States; or

     (ii) whom the Offeror knows to be a custodian, trustee or nominee holding RiverSoft Shares for persons who are citizens, residents or nationals of jurisdictions outside the United Kingdom or the United States, by announcement or by paid advertisements in a daily national newspaper published and circulated in the United Kingdom (in which event such notice shall be deemed to have been sufficiently given, notwithstanding any failure by any such RiverSoft Shareholder to receive or see such notice) and all references in this document to notice or the provision of information in writing by or on behalf of the Offeror shall be construed accordingly.

(f) The provisions of this paragraph 6 override any terms of the Offer inconsistent with them. The provisions of this paragraph 6 and/or any other terms of the Offer relating to overseas RiverSoft Shareholders may be waived, varied or modified as regards specific RiverSoft Shareholder(s) or on a general basis by the Offeror in its absolute direction. References in this paragraph 6 to a RiverSoft Shareholder shall include the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this paragraph shall apply to them jointly and to each of them.

(g) The Offeror is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid United States state statute prohibiting the making of the Offer. In the event any state statute applies, the Offeror will make a good faith effort to comply with such United States state statute or seek to have such statute declared inapplicable to the Offer. If after such good faith effort, the Offeror cannot comply with any such state statute, the Offer will not be made (and tenders will not be accepted from or on behalf of) holders of RiverSoft Shares in such states.

(h) U.S. Holders of RiverSoft Shares should properly complete, including furnishing a taxpayer identification number, the Substitute Form W-9 accompanying the Form of Acceptance sent to holders of RiverSoft Shares with addresses in the United States and printed on blue paper. Any U.S. Holder of RiverSoft Shares that does not provide a correct taxpayer identification number may be subject to a $50 penalty by the IRS, and cash payments that are made to such holder with respect to surrendered RiverSoft Shares may be subject to backup withholding. If you are a U.S. Holder of RiverSoft Shares and have not received a Substitute Form W-9 then you may obtain one by contacting Computershare Investor Services PLC on 0870 702 0100 or, if telephoning from outside the United Kingdom, +44 870 702 0100.

     Overseas shareholders should inform themselves about and observe any applicable legal or regulatory requirements. If you are in any doubt about your position you should consult your professional adviser in the relevant territory.

PART C: Form of Acceptance
Each RiverSoft Shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with the Offeror and Credit Suisse First Boston and the Receiving Agent (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

(a) that the execution of the Form of Acceptance, whether or not any other boxes are completed shall constitute:

     (i) an acceptance, subject to paragraph 6 of Part B of this Appendix I of the Offer in respect of the relevant RiverSoft Shareholder's entire holding of RiverSoft Shares (or such lesser number as may have been inserted in Box 1 of the Form of Acceptance provided that if no number is inserted in Box 1, or a number is inserted in Box 1 which exceeds such RiverSoft Shareholder's holding of RiverSoft Shares, the acceptance will be deemed to have been made in respect of the RiverSoft Shareholder's entire holding of RiverSoft Shares);

     (ii) an undertaking to execute any further documents, take any further action and give any further assurances which may be required to enable the Offeror to obtain the full benefit of the terms of this Appendix I and/or to perfect any of the authorities expressed to be given hereunder or otherwise in connection with such RiverSoft Shareholder's acceptance of the Offer; and

     in each case on and subject to the terms and conditions set out or referred to in this document and the Form of Acceptance and that, subject only to the rights of withdrawal set out in paragraph 3 of Part B of this Appendix I, each such acceptance and election shall be irrevocable;

(b) that the RiverSoft Shares in respect of which the Offer is accepted or deemed to be accepted are sold free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights attaching thereto on or after 19 June 2002, including, without limitation, voting rights and the right to receive and retain all dividends or other distributions declared, made or paid on or after 19 June 2002;

(c)  that, unless "NO" is inserted in Box 5 of the Form of Acceptance:

     (i) the Form of Acceptance and any related offering documents have not been mailed or otherwise distributed or sent (directly or indirectly) in, into or from Canada, Australia or Japan or any other jurisdiction where such actions may constitute a breach of any legal or regulatory requirements of such jurisdiction;

     (ii) in connection with the Offer, there has been no use, directly or indirectly, of the mails of, or any means or instrumentality (including, without limitation, electronic mail, or any electronic publication or advertisement, facsimile transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of, Canada, Australia or Japan or such other jurisdiction;

     (iii) such RiverSoft Shareholder or, if such RiverSoft Shareholder is a corporation or partnership the person accepting the Offer on behalf of such RiverSoft Shareholder was outside Canada, Australia and Japan when the Form of Acceptance was sent and at the time of accepting the Offer in respect of the RiverSoft Shares to which such Form of Acceptance relates;

     (iv) in respect of the RiverSoft Shares to which the Form of Acceptance relates, such RiverSoft Shareholder is not, and is not accepting the Offer through, an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal is a corporation or partnership and such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Offer from outside Canada, Australia and Japan; and

     (v) if such accepting RiverSoft Shareholder is not a citizen, resident or national of the United Kingdom, he has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or other requisite payments due from him in each case in connection with such acceptance, in any jurisdiction and that he has not taken or omitted to take any action which will or may result in the Offeror, Credit Suisse First Boston or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Offer and he is lawfully entitled to make such election under the laws of any jurisdiction to which he is subject;

(d) that the execution of the Form of Acceptance and its delivery to the Receiving Agent constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms, the irrevocable separate appointment of each of the Offeror, Credit Suisse First Boston and their respective directors, authorised representatives and agents as such RiverSoft Shareholder's attorney and/or agent (the "attorney"), and an irrevocable instruction to the attorney (in accordance with section 4 of the Powers of Attorney Act 1971) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the RiverSoft Shares referred to in paragraph (a)(i) above, in respect of which the accepting RiverSoft Shareholder has not validly withdrawn the acceptance, in favour of the Offeror or such other person or persons as the Offeror or its agents may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney together with any share certificate(s) and/or other document(s) of title relating to such RiverSoft Shares for registration within six months of the Offer becoming unconditional in all respects and to do all such other acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance of the Offer and to vest in the Offeror or its nominee(s) the RiverSoft Shares as aforesaid;

(e) that the execution of the Form of Acceptance and its delivery to the Receiving Agent constitutes the irrevocable appointment of the Receiving Agent as such RiverSoft Shareholder's attorney and/or agent (the "attorney") and with an irrevocable instruction and authority to the attorney (i) subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting RiverSoft Shareholder not having validly withdrawn the acceptance, to transfer to itself (or to such other person or persons as the Offeror or its agents may direct) by means of CREST all or any of the Relevant RiverSoft Shares (as defined below) (but not exceeding the aggregate number of RiverSoft Shares in respect of which the Offer is accepted or deemed to be accepted and in respect of which acceptance has not been validly withdrawn) and (ii), if the Offer does not become unconditional in all respects, to give instructions to CRESTCo, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 calendar days from the lapsing of the Offer), to transfer all Relevant RiverSoft Shares to the original available balance of an accepting RiverSoft Shareholder, and for the purposes of this paragraph (e) "Relevant RiverSoft Shares" means RiverSoft Shares in uncertificated form and in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in paragraph 13(d) of the letter from Credit Suisse First Boston contained in this document and where the transfer(s) to escrow was or were made in respect of RiverSoft Shares, held under the same member account ID and participant ID as the member account ID and participant ID relating to the Form of Acceptance concerned (but irrespective of whether or not any Form of Acceptance reference number, or a Form of Acceptance reference number corresponding to that appearing on the Form of Acceptance concerned, was included in the TTE Instruction concerned);

(f) that the execution of the Form of Acceptance and delivery to the Receiving Agent constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to the accepting RiverSoft Shareholder not having validly withdrawn the acceptance, a separate and irrevocable authority and request:

     (i) to RiverSoft or its agents to procure the registration of the transfer of the RiverSoft Shares referred to in paragraph (a)(i) above in certificated form pursuant to the Offer and the delivery of the share certificate(s) and/or any document(s) of title in respect thereof to the Offeror or as it may direct;

     (ii) to the Offeror or its agents, to record and act upon any instructions with regard to payments or notices which have been entered in the records of RiverSoft in respect of such RiverSoft Shareholder's holding(s) of RiverSoft Shares;

     (iii) if the RiverSoft Shares concerned are in certificated form (subject to the provisions of paragraph 6 of Part B of this Appendix I), to the Offeror, Credit Suisse First Boston or their respective agents, to procure the dispatch by post (or such other method as may be approved by the Panel) of a cheque in respect of any cash consideration, at the risk of such RiverSoft Shareholder, to the person or agent whose name and address outside Canada, Australia or Japan is set out in Box 6 of the Form of Acceptance or, if none is set out, to the first-named or sole holder at his registered address outside Canada, Australia and Japan; and

     (iv) if the RiverSoft Shares concerned are in uncertificated form, to the Offeror, Credit Suisse First Boston or their respective agents (subject to the provisions of paragraph 6 of Part B of this Appendix
           I) to procure the creation of an assured payment obligation in favour of the RiverSoft Shareholder's payment bank in accordance with the CREST assured payment arrangements in respect of any cash consideration provided that the Offeror may (if, for any reason, it wishes to do so) determine that all or any part of any such cash consideration shall be paid by cheque dispatched by post provided that paragraph (iii) above shall apply to the dispatch of any consideration by post pursuant to this paragraph (iv);

(g) that the execution of the Form of Acceptance and its delivery to the Receiving Agent constitutes a separate authority to each of the Offeror, Credit Suisse First Boston and their respective directors in the terms of paragraph 4 of Part B of this Appendix I;

(h) that, subject to the Offer becoming unconditional in all respects in accordance with its terms (or, in the case of voting by proxy, if the Offer will become unconditional in all respects or lapse depending upon the outcome of the resolution in question or in such other circumstances as the Offeror may request and the Panel may permit), in respect of the RiverSoft Shares in respect of which the Offer has been accepted, or is deemed to be accepted, which acceptance has not been validly withdrawn, and which have not been registered in the name of the Offeror or as it may direct:

     (i) the Offeror or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting or separate class meeting of RiverSoft) attaching to any such RiverSoft Shares;

     (ii) the execution of a Form of Acceptance by a RiverSoft Shareholder shall constitute with regard to such RiverSoft Shares:

           (A) an authority to RiverSoft or its agents from such RiverSoft Shareholders to send any notice, circular, warrant or other document or communication which may be required to be sent to him as a member of RiverSoft (including any share certificate(s) or other document(s) of title issued as a result of conversion of such RiverSoft Shares into certificated form) to the Offeror at its registered office;

           (B) an authority to the Offeror or its agents to sign any consent to short notice of a general meeting or separate class meeting on his behalf and/or to execute a form of proxy in respect of such RiverSoft Shares appointing any person nominated by the Offeror to attend general meetings and separate class meetings of RiverSoft or its members or any of them (and any adjournment thereof) and to exercise the votes attaching to such RiverSoft Shares on his behalf, such votes (where relevant) to be cast so far as possible to satisfy any outstanding condition of the Offer; and

           (C) the agreement of such RiverSoft Shareholder not to exercise any of such rights without the consent of the Offeror and the irrevocable undertaking of such RiverSoft Shareholder not to appoint a proxy for or to attend any such general meeting or separate class meeting;

(i) that he will deliver to the Receiving Agent, at either of the addresses set out in paragraph 13(b) of the letter from Credit Suisse First Boston contained in this document, his share certificate(s) and/or other document(s) of title in respect of the RiverSoft Shares in certificated form referred to in paragraph (a)(i) of this Part C and in relation to which acceptance has not been validly withdrawn, or an indemnity acceptable to the Offeror in lieu thereof, as soon as possible and in any event within six months of the Offer becoming unconditional in all respects;

(j) that he will take (or procure to be taken) the action set out in paragraph 13(d) of the letter from Credit Suisse First Boston contained in this document to transfer all RiverSoft Shares in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn held by him in uncertificated form to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within six months of the Offer becoming unconditional in all respects;

(k) that if, for any reason, any RiverSoft Shares in respect of which a transfer to escrow balance has been effected in accordance with paragraph 13(d) of the letter from Credit Suisse First Boston contained in this document are converted to certificated form, he will (without prejudice to paragraph (h)(ii)(A) above) immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such RiverSoft Shares as so converted to the Receiving Agent at either of the addresses referred to in paragraph 13(b) of the letter from Credit Suisse First Boston contained in this document or to the Offeror at its registered office or as the Offeror or its agents may direct;

(l) that the creation of an assured payment obligation in favour of his payment bank in accordance with the CREST assured payments arrangements as referred to in paragraph (f)(iv) above shall, to the extent of the obligation so created, discharge in full any obligation of the Offeror and/or Credit Suisse First Boston to pay him the cash consideration to which he is entitled pursuant to the Offer;

(m) that, if he accepts the Offer, he will do all such acts and things as shall, in the opinion of the Offeror or the Receiving Agent be necessary or expedient to vest in the Offeror or its nominee(s) or such other person as the Offeror may decide title to the number of RiverSoft Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance and all such acts and things as may be necessary or expedient to enable the Receiving Agent to perform its functions as Escrow Agent for the purposes of the Offer;

(n) that the terms and conditions of the Offer contained in this document shall be incorporated in and form part of the Form of Acceptance, which shall be read and construed accordingly;

(o) that he agrees to ratify each and every act or thing which may be done or effected by the Offeror or Credit Suisse First Boston or any of their respective directors or agents or RiverSoft or its agents, as the case may be, in the proper exercise of any of the powers and/or authorities hereunder;

(p) that he will do all such acts and things as shall be necessary or expedient to vest in the Offeror (or its nominees or such other person as it may decide) the RiverSoft Shares to which such acceptance relates;

(q) that on execution and delivery, any Form of Acceptance shall take effect as a deed;

(r) that if any provision of Part B or Part C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford the Offeror or Credit Suisse First Boston or the Receiving Agent or any authorised representative of any of them or their respective agents the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents as may be required to enable those persons to secure the full benefits of Part B or Part C of this Appendix I; and

(s) that he submits, in relation to all matters arising out of the Offer and the Form of Acceptance, to the jurisdiction of the English courts.

References in this Part C to a RiverSoft Shareholder shall include references to the person or persons executing a Form of Acceptance and in the event of more than one person executing a Form of Acceptance the provisions of this Part C shall apply to them jointly and to each of them.

                                   APPENDIX II

                  FINANCIAL INFORMATION ON THE MICROMUSE GROUP

1.   NATURE OF FINANCIAL INFORMATION

The financial information for the three years ended 30 September 2001 relating to Micromuse contained in paragraphs 2 to 7 in this Appendix relating to Micromuse has been extracted, without material adjustment, from the audited financial statements for each of these years contained in Micromuse's Annual Report on Form 10-K filed with Securities and Exchange Commission ("SEC") under the US Securities Exchange Act of 1934 as amended.

The financial information for the interim period ended 31 March 2002 contained in paragraph 8 in this Appendix has been extracted, without material adjustment, from the unaudited financial statements for each of the periods contained in Micromuse's latest Quarterly Report on Form 10-Q filed with the SEC under the Exchange Act.

The financial information in this Appendix does not constitute statutory accounts within the meaning of section 240 of the Companies Act.

The financial statements of Micromuse and the financial information in Form 10-Q for the quarter ended 31 March 2002 were prepared in accordance with generally accepted accounting principles in the United States.

The Forms 10-K and 10-Q referred to above may be viewed in their entirety at the address specified in paragraph 13 to Appendix V. Additionally, these documents may be read and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington D.C. 20549 or may be accessed electronically on the SEC's home page on the world wide web at http://www.sec.gov.

2. CONSOLIDATED BALANCE SHEET

The following is a summary of the consolidated balance sheet of Micromuse at 30 September 2001:

                                                                            At 30 September 2001
                                                                                          US$000
Assets
Current assets
   Cash and cash equivalents                                                             138,581
   Short-term investments                                                                 16,109
   Billed receivables, net of allowance for doubtful accounts of US$4,238,000             31,067
   Prepaid expenses and other current assets                                              15,656
                                                                                        --------
Total current assets                                                                     201,413
Property and equipment, net                                                               15,221
Long-term investments                                                                     20,891
Goodwill and other intangible assets, net                                                 36,113
                                                                                        --------
Total assets                                                                             273,638
                                                                                        ========
Liabilities and stockholders' equity
Current liabilities
   Accounts payable                                                                        5,686
   Accrued expenses                                                                       27,407
   Income taxes payable                                                                    6,152
   Deferred revenue                                                                       34,212
                                                                                        --------
Total current liabilities                                                                 73,457
Stockholders' equity
Preferred stock ($0.01 par value; no shares issued and outstanding)                            -
Common stock ($0.01 par value; 73,903,000 shares issued and outstanding)                     739
Additional paid-in capital                                                               187,755
Treasury stock, at cost (400,000 shares)                                                  (2,657)
Accumulated other comprehensive loss                                                      (1,317)
Retained earnings/(accumulated deficit)                                                   15,661
                                                                                        --------
Total stockholders' equity                                                               200,181
                                                                                        --------
Total liabilities and stockholders' equity                                               273,638
                                                                                        ========

3.   CONSOLIDATED STATEMENTS OF OPERATIONS

The following is a summary of the consolidated statements of operations of Micromuse for each of the three years ended 30 September:

                                                                                 Year ended 30 September
                                                                            1999           2000          2001
                                                                          US$000         US$000        US$000
Revenues
   Licence                                                                43,692         90,763        148,214
   Maintenance and services                                               14,378         32,770         64,294
                                                                        --------       --------        -------
Total revenues                                                            58,070        123,533        212,508
Cost of revenues
   Licence                                                                 2,379          4,998          8,225
   Maintenance and services                                                7,465         15,554         25,101
                                                                        --------       --------        -------
Total cost of revenues                                                     9,844         20,552         33,326
                                                                        --------       --------        -------
Gross profit                                                              48,226        102,981        179,182
                                                                        --------       --------        -------
Operating expenses
   Sales and marketing                                                    27,420         54,039         91,797
   Research and development                                                9,453         19,117         33,768
   General and administrative                                              5,998         11,104         18,455
   Purchased in-process research and development                               -         11,406              -
   Amortisation of goodwill and purchased intangible assets                    -          5,737         11,068
   Executive recruiting costs                                                720              -              -
                                                                        --------       --------        -------
Total operating expenses                                                  43,591        101,403        155,088
                                                                        --------       --------        -------
Income from operations                                                     4,635          1,578         24,094
                                                                        --------       --------        -------
Other income/(expense)
   Interest income                                                         3,480          4,762          7,112
   Interest expense                                                         (341)             -              -
   Other                                                                     952            401             74
                                                                        --------       --------        -------
Income before income taxes                                                 8,726          6,741         31,280
Income taxes                                                                 840          8,835         10,011
                                                                        --------       --------        -------
Net income/(loss)                                                          7,886         (2,094)        21,269
                                                                        ========       ========        =======
Per share data (US$):
   Basic net income/(loss) applicable to holders of
     common stock                                                        US$0.12       US$(0.03)       US$0.29
   Diluted net income/(loss) applicable to holders of
     common stock                                                        US$0.11       US$(0.03)       US$0.27
Weighted average shares used in computing:

   Basic net income/(loss) per share applicable to holders of
     common stock ('000)                                                  63,636         68,586         72,500
   Diluted net income/(loss) per share applicable to holders of
     common stock ('000)                                                  70,016         68,586         78,758
                                                                        ========       ========        =======

Micromuse did not declare or pay any cash dividends on capital stock during the three years ended 30 September 2001.

4. CONSOLIDATED STATEMENT OF CASH FLOWS

The following is a summary of the consolidated statement of cash flows for Micromuse for the year ended 30 September 2001:

                                                                                           Year ended
                                                                                         30 September
                                                                                                 2001
                                                                                               US$000
Cash flow from operating activities:
Net income                                                                                     21,269
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortisation                                                               17,940
   Amortisation of deferred compensation                                                           47
   Tax benefit related to the exercise of stock options                                         2,348
   Deferred income taxes                                                                        2,100
   Changes in operating assets and liabilities:
     Billed receivables                                                                       (13,107)
     Prepaid expenses and other current assets                                                 (9,684)
     Accounts payable                                                                           2,734
     Accrued expenses                                                                           8,362
     Income taxes payable                                                                       5,440
     Deferred revenue                                                                          12,245
                                                                                            ---------
Cash provided by operating activities                                                          49,694
Cash flows from investing activities:
   Capital expenditures                                                                       (13,594)
   Purchase of investments                                                                    (50,120)
   Proceeds from the maturity of investments                                                   44,734
                                                                                            ---------
Cash used in investing activities                                                             (18,980)
Cash flows from financing activities:
   Proceeds from issuance of common stock, net                                                 26,380
   Purchase of treasury stock                                                                  (2,657)
                                                                                            ---------
Cash provided by financing activities                                                          23,723
Effects of exchange rate changes on cash and cash equivalents                                     465
                                                                                            ---------
Net increase in cash and cash equivalents                                                      54,902
Cash and cash equivalents at beginning of year                                                 83,679
                                                                                            ---------
Cash and cash equivalents at end of year                                                      138,581
                                                                                            =========
Supplemental disclosures of cash flow information:
Cash paid during the year - interest                                                                -
Cash paid during the year - taxes                                                                  16
Non-cash financing activities:
   Common stock issued in acquisitions                                                              -

5.   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE
     INCOME/(LOSS)

The following is a summary of the consolidated statement of stockholders' equity and comprehensive income/(loss) for Micromuse for the year ended 30 September 2001:

                                                                                             Accum-
                                                                                             ulated   Retained      Total     Total
                                                                                Deferred      other   earnings      stock   compre-
                                                  Additional                       stock    compre-    (Accum-   holders'   hensive
                                  Common stock       paid-in  Treasury stock     compen-    hensive     ulated     equity    income
                                  Shares   Amount    capital   Shares   Amount    sation       loss    Deficit)  (deficit)    (loss)
                                   ('000)  US$000     US$000    ('000)  US$000    US$000     US$000     US$000     US$000    US$000
Balance as of 30 September 2000   70,520      705    159,061        -        -       (47)    (1,588)    (5,608)   152,523    (3,396)
Stock options exercised            3,098       31     21,513        -        -         -          -          -     21,544
Issuance of common stock under
   stock purchase plan               285        3      4,833        -        -         -          -          -      4,836
Treasury stock purchased               -        -          -     (400)  (2,657)        -          -          -     (2,657)
Tax benefit related to the
exercise of stock options              -        -      2,348        -        -         -          -          -      2,348
Amortisation of deferred
   employee compensation               -        -          -        -        -        47          -          -         47
Foreign currency translation
   adjustment                          -        -          -        -        -         -        271          -        271       271
Net income                             -        -          -        -        -         -          -     21,269     21,269    21,269
                                -------- --------   -------- -------- --------  --------  ---------  ---------  ---------  --------
Balance as of 30 September 2001   73,903      739    187,755     (400)  (2,657)        -     (1,317)    15,661    200,181    21,540
                                ======== ========   ======== ======== ========  ========  =========  =========  =========  ========

6. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts and operations of Micromuse and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Reclassifications

Certain reclassifications, none of which effected net income, have been made to prior amounts to conform to the current year presentation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash equivalents

Micromuse considers all highly liquid instruments with a purchased maturity of 90 days or less to be cash equivalents.

Concentration of credit risk

Financial instruments that potentially expose Micromuse to credit risk consist of cash and cash equivalents, investments and accounts receivable. Micromuse is exposed to credit risk on its cash, cash equivalents and investments in the event of default by the financial institutions or the issuers of these investments to the extent of the amounts recorded on the balance sheet in excess of amounts that are insured by the FDIC. Trade receivables potentially subject Micromuse to concentrations of credit risk. Micromuse closely monitors extensions of credit and has not experienced significant credit losses in the past. Credit losses have been provided for in the consolidated financial statements and have been within management's expectations. As of 30 September 2001, Micromuse had unbilled receivables totalling $8.4 million, which were classified in other assets and all due within one year. One third-party distributor customer accounted for approximately 15 per cent. of revenues for the year ended 30 September 2001 and 22 per cent. of total receivables at 30 September 2001, respectively. No one end-user customer accounted for more than 10 per cent. of revenues for the year ended 30 September 2001. One end-user customer accounted for 18 per cent. of total receivables at 30 September 2001.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents, investments, accounts receivable and accounts payable for all periods presented approximates their respective carrying amounts defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Investments

Micromuse has invested in certain marketable securities that are categorised as held-to-maturity. At 30 September 2001, Micromuse had invested $96.2 million in cash and money market funds, $25.7 million in debt securities issued by U.S. government agencies and $53.6 million in corporate notes and bonds. The aggregate fair value of these investments, which are accounted for using the amortised cost-basis of accounting, approximates their respective carrying value defined as the amount at which the instrument could be exchanged in a current transaction between willing parties. Securities with maturities between three and twelve months are considered to be short-term investments, while securities with maturities in excess of twelve months are considered to be long-term investments.

As of 30 September 2001, the contractual maturities of Micromuse's investment securities are as follows: $16.1 million within one year and $20.9 million between one to two years.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortisation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, typically two years for computer equipment and related software and three years for furniture and fixtures. Leasehold improvements are amortised over the shorter of the estimated useful lives of the respective assets or the lease term.

Impairment of Long-Lived Assets

Micromuse evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell.

Goodwill and Other Intangible Assets

Micromuse records goodwill when the cost of net identifiable assets it acquires exceeds their fair value. Goodwill and the cost of identified intangible assets are amortised on a straight-line basis over three to five years. Micromuse regularly performs reviews to determine if the carrying value of assets is impaired. The purpose for the review is to identify any facts or circumstances, either internal or external, which indicate that the carrying value of the asset cannot be recovered. No such impairment has been indicated to date. If, in the future, management determines the existence of impairment indicators, under the current policy, Micromuse would use undiscounted cash flows to initially determine whether impairment should be recognised. If necessary, Micromuse would perform a subsequent calculation to measure the amount of the impairment loss based on the excess of the carrying value over the fair value of the impaired assets. If quoted market prices for the assets are not available, the fair value would be calculated using the present value of estimated expected future cash flows. The cash flow calculation would be based on management's best estimates, using appropriate assumptions and projections at the time.

Revenue Recognition

Micromuse recognises revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended by SOP 98-9, and recognises revenue when all of the following criteria are: (1) Persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the vendor's fee is fixed or determinable and (4) collectibility is probable. Micromuse allocates revenue on software arrangements involving multiple elements to each element based on the relative fair values of the elements. Micromuse's determination of fair value of each element in multiple-element arrangements is based on vendor-specific objective evidence (VSOE). Micromuse has analysed all of the elements and determined that it has sufficient VSOE to allocate revenue to maintenance, consulting and training components included in multiple-element arrangements. Accordingly, assuming all other revenue recognition criteria are met, revenue is recognised upon delivery using the residual method in accordance with SOP 98-9, where the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognised as revenue. The revenue allocated to licence generally is recognised upon delivery of the products. The revenue allocated to maintenance generally is recognised rateably over the term of the support, typically twelve months, and revenue allocated to consulting and training elements generally is recognised as the services are performed. If evidence of the fair value for all element arrangement does not exist, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered.

When revenue is recognised in advance of contractual payment terms, it is classified in other assets as unbilled receivables. All amounts included in unbilled receivables are due within one year.

Cost of license revenue primarily includes license fees paid to third party software vendors and production costs. Cost of maintenance and services revenue consists primarily of personnel related costs incurred in providing maintenance, consulting and training to customers.

Research and Development Cost

Research and Development costs related to software products are expensed as incurred until the technological feasibility of the product has been established. Technological feasibility in Micromuse's circumstances occurs when a working model is completed. After technological feasibility is established, additional costs would be capitalised. Micromuse believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility, and, accordingly, no research and development costs have been capitalised to date.

Income Taxes

Income taxes are recorded using the asset and liability method. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realised.

Stock-Based Compensation

Micromuse accounts for its stock-based employee compensation arrangements using the intrinsic value method. As such, compensation expense is recorded when on the date of grant the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for issuance or sales of common stock.

Foreign Currency Translation

The functional currency of Micromuse's foreign subsidiaries is the local currency. Micromuse translates the assets and liabilities of its foreign subsidiaries to U.S. dollars at the rates of exchange in effect at the end of the year. Revenues and expenses are translated at the average rates of exchange for the year. Translation adjustments and the effects of exchange rate changes on intercompany transactions of a long-term investment nature are included in stockholders' equity in the consolidated balance sheets. Gains and losses resulting from foreign currency transactions denominated in a currency other than the functional currency are included in income and have not been significant to Micromuse's consolidated operating results in any year.

Per Share Data

Basic per share amounts are calculated using the weighted-average number of common shares outstanding during the period. Diluted per share amounts are calculated using the weighted-average number of common shares outstanding during the period and, when dilutive, the weighted-average number of potential common shares from the exercise of outstanding options to purchase common stock using the treasury stock method. Excluded from the computation of the diluted loss per share for the year ended 30 September 2000 were options to acquire 13.2 million shares of common stock with a weighted-average exercise price of $22.33 per share, because their effect would be anti-dilutive. A reconciliation of the numerators and denominators used in the basic and diluted net income (loss) per share amounts follows:

                                                                                Year ended 30 September
                                                                     1999                  2000                   2001
Numerator for basic and diluted net income (loss)
   applicable to holders of common stock                     US$7,886,000         US$(2,094,000)         US$21,269,000
                                                             ============         =============          =============

Denominator for basic net income (loss) per share -
   weighted average shares outstanding ('000)                      63,636                68,586                 72,500
Dilutive effect of:
   Common stock options ('000)                                      6,272                     -                  6,258
   Warrant ('000)                                                     108                     -                      -
                                                             ------------          ------------           ------------
Denominator for diluted net income (loss)
   per share ('000)                                                70,016                68,586                 78,758
                                                             ============          ============           ============

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss)and foreign currency translation adjustments. The only component of accumulated other comprehensive loss is foreign currency translation adjustments. Tax effects of other comprehensive loss have not been material.

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 changes the accounting for goodwill from an amortisation method to an impairment-only approach. Goodwill will be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired. Upon adoption of SFAS No. 142, amortisation of goodwill recorded for business combinations consummated prior to 1 July 2001 will cease, and intangible assets acquired prior to 1 July 2001 that do not meet the criteria for recognition under SFAS No. l41 will be reclassified to goodwill. Companies are required to adopt SFAS No.142 for fiscal years beginning after 15 December 2001, but early adoption is permitted. Micromuse will adopt SFAS 142 on 1 October 2002. As of 1 October 2002, approximately $16.4 million of goodwill will no longer be amortised but will be tested annually for impairment.

7. EXTRACTS FROM NOTES TO THE FINANCIAL STATEMENTS

(a) Geographic and Segment Information

Micromuse's chief operating decision-maker is considered to be its Chief Executive Officer ("CEO"). The CEO reviews financial information presented on a consolidated basis accompanied by certain geographic information for purposes of making operating decisions and assessing financial performance. Therefore, Micromuse operates as a single operating segment fault management and service assurance software.

Micromuse markets its products primarily from the United States. International sales are primarily to customers in France, Germany and the United Kingdom. Information regarding regional revenues, which are based on the location of the end-user, and operations in different geographic regions is as follows:

                                              Year ended 30 September
                                      1999             2000            2001
                                    US$000           US$000          US$000
Revenues:
  United States                     41,208           78,536         130,392
  United Kingdom                    10,725           23,477          38,242
  Other International                6,137           21,520          43,874
                                  --------         --------        --------
Total                               58,070          123,533         212,508
                                  ========         ========        ========

Identifiable assets:
  United States                     79,208          179,715         204,464
  Other International               11,397           17,296          69,174
                                  --------         --------        --------
Total                               90,605          197,011         273,638
                                  ========         ========        ========

Net assets:
  United States                     68,633          147,273         157,426
  Other International                1,373            5,250          42,755
                                  --------         --------        --------
Total                               70,006          152,523         200,181
                                  ========         ========        ========

Acquisitions

On 28 December 1999, Micromuse acquired all of the outstanding common and preferred stock of Calvin Alexander Networking, Inc. ("CAN"), a privately-held developer of network auto-discovery technology. Under the terms of the acquisition agreement, Micromuse issued approximately 1.8 million shares of its common stock, then valued at approximately $43.0 million. The transaction was accounted for under the purchase method of accounting with CAN's results of operations included from the acquisition date, and was treated as a tax-free reorganisation for federal income tax purposes.

A summary of the allocation of the purchase price is as follows:

                                                                           US$m
Total tangible assets, net                                                  0.2
Intangible assets:
   In-process research and development                                     11.1
   Assembled workforce                                                      0.3
   Core technology                                                          5.7
   Goodwill                                                                25.7
                                                                       --------
   Total intangible assets                                                 42.8
                                                                       --------
Total                                                                      43.0
                                                                       ========

At the time of the acquisition, the estimated aggregate fair value of CAN's research and development efforts that had not reached technological feasibility as of the acquisition date and had no alternative future uses was estimated by Micromuse's management to be $11.1 million, and was expensed at the acquisition date. Goodwill, which represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired less liabilities assumed, is being amortised on a straight-line basis over estimated life of five years.

On 18 July 2000, Micromuse acquired all of the outstanding common and preferred stock of NetOps Corporation ("NetOps"), a privately-held developer of diagnostic technology. Under the terms of acquisition agreement, Micromuse issued cash and approximately 286,000 shares of its common stock, then valued in aggregate at approximately $21.4 million. The transaction was accounted for under the purchase method of accounting with NetOps' results of operations included from the acquisition date, and was treated as a tax-free reorganisation for federal income tax purposes.

A summary of the allocation of the purchase price is as follows:

                                                                           US$m
Total tangible liabilities, net                                            (0.1)
Intangible assets:
   In-process research and development                                      0.3
   Assembled workforce                                                      0.9
   Trademarks                                                               0.9
   Non-compete agreements                                                   0.7
   Core technology                                                         10.1
   Goodwill                                                                 8.6
                                                                       --------
   Total intangible assets                                                 21.5
                                                                       --------
Total                                                                      21.4
                                                                       ========

At the time of the acquisition the estimated aggregate fair value of NetOps research and development efforts that had not reached technological feasibility as of the acquisition date and had no alternative future uses was estimated by Micromuse's management to be $0.3 million, and was expensed at the acquisition date. Goodwill, which represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired less liabilities assumed, is being amortised on a straight-line basis over the estimated life of five years.

The following summary, which was prepared on a pro forma basis, combines Micromuse's consolidated results of operations with CAN and NetOps results of operations for the years ended 30 September 2000 and 2001, as if the combination had occurred at the beginning of the periods presented. The table includes the impact of certain adjustments including the elimination of the charge for acquired in-process research and development, and the additional amortisation relating to intangible assets acquired (in thousands, except per share amounts):

                                                      Year ended 30 September
                                                        1999               2000
                                                      US$000             US$000
Revenues                                              60,570            124,319
Net income/(loss)                                     (5,327)               381
Net income/(loss) per share:
   Basic                                            US$(0.08)           US$0.01
   Diluted                                          US$(0.08)           US$0.00
Shares used in per share computation:
   Basic ('000)                                       65,384             68,954
   Diluted ('000)                                     65,384             79,110

(b) Balance sheet components

                                                           At 30 September 2001
                                                                         US$000

Property and equipment:
Computer equipment and related software                                  21,656
Furniture and fixtures                                                    2,973
Leasehold improvements                                                    3,876
Other                                                                     2,145
                                                                       --------
                                                                         30,650
Accumulated depreciation and amortisation                               (15,429)
                                                                       --------
                                                                         15,221
                                                                       ========

Goodwill and other intangible assets:
Goodwill                                                                 34,334
Core technology                                                          15,790
Assembled workforce                                                       1,210
Trademarks                                                                  840
Non-compete agreements                                                      710
                                                                       --------
                                                                         52,884
Accumulated amortisation                                                (16,771)
                                                                       --------
                                                                         36,113
                                                                       ========

Accrued expenses:
Payroll and commission related                                           19,280
Other                                                                     8,127
                                                                       --------
                                                                         27,407
                                                                       ========

8.  INTERIM FINANCIAL INFORMATION

The following has been extracted from Form 10-Q filed by Micromuse dated 14 May 2002.

(a) Consolidated balance sheet (unaudited)

                                                                                At 31 March 2002
                                                                                          US$000
Assets
Current assets
   Cash and cash equivalents                                                             102,792
   Short-term investments                                                                 33,831
   Billed receivables                                                                     28,019
   Prepaid expenses and other current assets                                              11,630
                                                                                        --------
Total current assets                                                                     176,272
Property and equipment, net                                                               12,142
Long-term investments                                                                     52,020
Goodwill and other intangible assets, net                                                 30,577
                                                                                        --------
Total assets                                                                             271,011
                                                                                        ========
Liabilities and stockholders' equity
Current liabilities
   Accounts payable                                                                        2,007
   Accrued expenses                                                                       21,635
   Income taxes payable                                                                    6,850
   Deferred revenue                                                                       34,770
                                                                                        --------
Total current liabilities                                                                 65,262
Stockholders' equity
Preferred stock ($0.01 par value; no shares issued and outstanding)                            -
Common stock ($0.01 par value; 74,682,000 shares issued and outstanding)                     747
Additional paid in capital                                                               193,263
Treasury stock, at cost (400,000 shares)                                                  (2,657)
Accumulated other comprehensive loss                                                      (2,300)
Retained earnings                                                                         16,696
                                                                                        --------
Total stockholders' equity                                                               205,749
                                                                                        --------
Total liabilities and stockholders' equity                                               271,011
                                                                                        ========

(b) Consolidated statements of operations (unaudited)

                                                              3 mths       3 mths       6 mths        6 mths
                                                               ended        ended        ended         ended
                                                            31 March     31 March     31 March      31 March
                                                                2001         2002         2001          2002
                                                              US$000       US$000       US$000        US$000
Revenues
   Licence                                                    43,193       24,639       79,561        47,855
   Maintenance and services                                   16,129       14,399       29,581        31,230
                                                            --------     --------     --------      --------
Total revenues                                                59,322       39,038      109,142        79,085
                                                            --------     --------     --------      --------
Cost of revenues
   Licence                                                     2,381        1,506        4,449         3,101
   Maintenance and services                                    7,011        4,605       12,239         9,813
                                                            --------     --------     --------      --------
Total cost of revenues                                         9,392        6,111       16,688        12,914
                                                            --------     --------     --------      --------
Gross profit                                                  49,930       32,927       92,454        66,171
                                                            --------     --------     --------      --------
Operating expenses
   Sales and marketing                                        24,584       18,092       46,197        36,177
   Research and expenditure                                    9,009        8,060       16,975        15,630
   General and administrative                                  4,922        4,079        9,109         9,017
   Amortisation of goodwill and
     purchased intangible assets                               2,767        2,767        5,534         5,534
   Executive recruiting costs                                      -            -            -           449
                                                            --------     --------     --------      --------
Total operating expenses                                      41,282       32,998       77,815        66,807
                                                            --------     --------     --------      --------
Income/(loss) from operations                                  8,648          (71)      14,639          (636)
Other income, net                                              1,590        1,305        3,642         2,913
                                                            --------     --------     --------      --------
Income before income taxes                                    10,238        1,234       18,281         2,277
Income taxes                                                   3,277          815        5,851         1,242
                                                            --------     --------     --------      --------
Net income                                                     6,961          419       12,430         1,035
                                                            ========     ========     ========      ========
Per share data (US$):
Basic net income                                               $0.10        $0.01        $0.17         $0.01
Diluted net income                                             $0.09        $0.01        $0.16         $0.01
Weighted average shares used in computing:
   Basic net income per share ('000)                          72,061       74,429       71,468        74,233
   Diluted net income per share ('000)                        79,278       77,663       79,546        77,858

(c) Consolidated statement of cash flows (unaudited)

                                                                                           6 mths ended
                                                                                               31 March
                                                                                                   2002
                                                                                                 US$000
Cash flow from operating activities:
Net income                                                                                        1,035
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortisation                                                                 10,054
   Compensation expense related to issuance of warrant                                              170
   Tax benefit related to exercise of stock options                                                 634
Changes in operating assets and liabilities:
   Billed receivables, net                                                                        2,765
   Prepaid expenses and other current assets                                                      3,916
   Accounts payable                                                                              (3,590)
   Accrued expenses                                                                              (5,355)
   Income taxes payable                                                                             699
   Deferred revenue                                                                                 771
                                                                                               --------
Cash provided by operating activities                                                            11,099
                                                                                               --------
Cash flows from investing activities:
   Capital expenditures                                                                          (1,589)
   Investment purchases, net                                                                    (48,864)
                                                                                               --------
Cash used in investing activities                                                               (50,453)
                                                                                               --------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net                                                    4,712
                                                                                               --------
Cash provided by financing activities                                                             4,712
Effects of exchange rate changes on cash and cash equivalents                                    (1,147)
                                                                                               --------
Net decrease in cash and cash equivalents                                                       (35,789)
Cash and cash equivalents at beginning of period                                                138,581
                                                                                               --------
Cash and cash equivalents at end of period                                                      102,792
                                                                                               ========

(d) Geographical and Segment Information

Micromuse markets its products primarily from the United States. International sales are primarily to customers in the United Kingdom and continental Europe. Information regarding regional revenues, which are based on the location of the end-user, and operations in different geographic regions is as follows:

                        3 mths        3 mths        6 mths        6 mths
                         ended         ended         ended         ended
                      31 March      31 March      31 March      31 March
                          2001          2002          2001          2002
                        US$000        US$000        US$000        US$000

Revenues
   United States        35,735        19,202        68,350        41,479
   United Kingdom        8,496         3,808        17,264         8,628
   International        15,091        16,028        23,528        28,978
Total                 --------      --------      --------      --------
                        59,322        39,038       109,142        79,085
                      ========      ========      ========      ========

                                          At
                               31 March 2002
                                      US$000

Long-lived assets:
   United States                      38,922
   International                       3,797
                                     -------
Total                                 42,719
                                     =======

                                  APPENDIX III

                  FINANCIAL INFORMATION ON THE RIVERSOFT GROUP

1.   NATURE OF FINANCIAL INFORMATION

The financial information contained in this Appendix relating to RiverSoft does not constitute statutory accounts within the meaning of Section 240 (5) of the Companies Act, but has been extracted without material adjustment, from the audited consolidated accounts of RiverSoft for the three years ended 31 December 1999, 31 December 2000 and 31 December 2001. The statutory accounts, on which the auditors issued unqualified audit reports, have been delivered to the Registrar of Companies for the three years ended 31 December 1999, 31 December 2000 and 31 December 2001.

As referred to in Appendix III Section 7 and in accordance with Generally Accepted Accounting Practice in the United Kingdom, the Group financial statements have been prepared under merger accounting principles in relation to the Group reconstruction which took place on 7 December 2000. This resulted in RiverSoft becoming the parent company of the Group. Under merger accounting, the results and cash flows of Group companies are combined from the start of the financial period in which the reconstruction occurred and profit and loss account, cash flow and balance sheet are restated on the combined basis.

The auditor of the consolidated accounts for the year ended 31 December 1999 was KPMG, and for the years ended 31 December 2000 and 31 December 2001 was KPMG Audit Plc, being Chartered Accountants and Registered Auditor.

Information which is not considered material is not disclosed for all financial periods as this information has never been published in the audited accounts as it was not required at that time or because there was no information to report.

2.   CONSOLIDATED BALANCE SHEET

The following is the consolidated balance sheet of RiverSoft at 31 December
2001:

                                                                                    31 December
                                                                                           2001
                                                                       (Pounds)         (Pounds)
Fixed assets
Tangible assets                                                                       4,530,689
Current assets
Debtors                                                              3,381,537
Cash at bank and in hand                                            55,476,158
                                                                   -----------
                                                                    58,857,695
Creditors: amounts falling due
within one year                                                     (7,643,488)
                                                                   -----------
Net current assets                                                                   51,214,207
                                                                                    -----------
Total assets less current liabilities                                                55,744,896
Creditors: amounts falling due after more than one year                                (126,373)
Provisions for liabilities and charges                                                 (740,547)
                                                                                    -----------
Net assets                                                                           54,877,976
                                                                                    -----------
Capital and reserves
Called up share capital                                                               6,097,759
Share premium account                                                                74,703,975
Capital reserve                                                                      47,154,519
Profit and loss account                                                             (73,078,277)
                                                                                    -----------
Equity shareholders' funds                                                           54,877,976
                                                                                    ===========

3.   CONSOLIDATED PROFIT AND LOSS ACCOUNTS

The following is the consolidated profit and loss accounts of RiverSoft for each of the three years ended 31 December 2001:

                                  Year ended    Year ended     Year ended     Year ended     Year ended
                                 31 December   31 December    31 December    31 December    31 December
                                        1999          2000           2001           2001           2001
                                                                     Pre-    Exceptional
                                                              Exceptional          Costs          Total
                                                                    Costs
                                     (Pounds)      (Pounds)       (Pounds)       (Pounds)       (Pounds)
Turnover                             515,825     5,168,843      6,515,238              -      6,515,238
Cost of sales                       (307,351)   (2,224,188)    (4,001,202)       (97,249)    (4,098,451)
                                  ----------   -----------    -----------     ----------    -----------
Gross profit                         208,474     2,944,655      2,514,036        (97,249)     2,416,787
Research and development          (1,444,901)   (5,759,152)    (8,533,262)    (1,066,623)    (9,599,885)
Sales and marketing               (2,321,770)  (14,267,855)   (20,087,943)      (989,660)   (21,077,603)
Administrative expenses           (1,745,173)   (9,895,880)   (11,411,059)    (3,098,680)   (14,509,739)
                                  ----------   -----------    -----------     ----------    -----------
Operating loss                    (5,303,370)  (26,978,232)   (37,518,228)    (5,252,212)   (42,770,440)
                                  ----------   -----------    -----------     ----------    -----------
Interest receivable and
similar income                        55,798       649,491                                    3,527,974
Interest payable and
similar charges                      (11,501)     (132,303)                                    (173,375)
                                  ----------   -----------                                  -----------
Loss on ordinary activities
before taxation                   (5,259,073)  (26,461,044)                                 (39,415,841)
Tax on loss on ordinary
  activities                                             -                                            -
                                  ----------   -----------                                  -----------
Retained loss for the
financial year                    (5,259,073)  (26,461,044)                                 (39,415,841)
                                  ==========   ===========                                  ===========
Loss per ordinary share
   - Basic                              (9.2p)       (39.9p)                                      (16.3p)
                                  ==========   ===========                                  ===========

All results relate to continuing operations.

There is no difference between the Group's historical cost loss and that reported in the profit and loss account.

Having regard to the special nature of the Group's business, the Directors consider that the analysis of operating costs as prescribed by the Companies Act 1985 is not appropriate. Consequently, the profit and loss account expense headings have been adapted to the requirements of the Group's business in accordance with paragraph 3(3) of schedule 4 of the Companies Act 1985. This is consistent with other companies in similar industries.

4.   CONSOLIDATED CASH FLOW STATEMENT

The following is the consolidated cash flow statement for RiverSoft for the year ended 31 December 2001:

                                                                                 Year ended
                                                                                31 December
                                                                                       2001
                                                                                   (Pounds)
Cash outflow from operating activities                                          (40,753,311)
Returns on investment and servicing of finance                                    3,359,867
Capital expenditure and financial investment                                     (2,655,769)
                                                                                -----------
Cash outflow before management of liquid resources and financing                (40,049,213)
Management of liquid resources                                                  (51,923,051)
Financing                                                                          (754,993)
                                                                                -----------
(Decrease) in cash in the period                                                (92,727,257)
                                                                                ===========

Reconciliation of Net Cash Flow to Movement in Net Funds

                                                                                 Year ended
                                                                                31 December
                                                                                       2001
                                                                                    (Pounds)
(Decrease) in cash in year                                                      (92,727,257)
Net movement in liquid resources                                                 51,923,051
Cash outflow from lease financing                                                   487,014
                                                                                -----------
Movement in net funds in year                                                   (40,317,192)
Net funds at the start of the year                                               95,425,409
                                                                                -----------
Net funds at end of the year                                                     55,108,217
                                                                                ===========

5.   CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

The following is the consolidated statements of total recognised gains and losses of RiverSoft for each of the three years ended 31 December 2001:

                                                             Year ended        Year ended       Year ended
                                                            31 December       31 December      31 December
                                                                   1999              2000             2001
                                                               (Pounds)          (Pounds)         (Pounds)
Loss for the financial year                                 (5,259,073)      (26,461,044)     (39,415,841)
Exchange loss on retranslation of foreign net assets            (4,666)          (77,834)        (403,070)
                                                            ----------       -----------      -----------
Total recognised losses relating to the financial year      (5,263,739)      (26,538,878)     (39,818,911)
                                                            ==========       ===========      ===========

6.   CONSOLIDATED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

The following is the consolidated reconciliation of movements in Shareholders' funds for RiverSoft for the year ended 31 December 2001:

                                                                    Year ended
                                                                   31 December
                                                                          2001
                                                                      (Pounds)

Loss for the financial year                                       (39,415,841)
New share capital subscribed                                           51,207
Premium on shares issued (net of issue costs)                        (319,186)
Exchange losses                                                      (403,070)
                                                                  -----------
Net addition to shareholders' funds                               (40,086,890)
Opening shareholders' funds                                        94,964,866
                                                                  -----------
Closing shareholders' funds                                        54,877,976
                                                                  ===========

7.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group's financial statements.

Basis of preparation

The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

Two new accounting standards have been adopted by the Group in the year ended 31 December 2001:

FRS 17 Retirement benefits: The adoption of this new standard has had no effect on the results or financial position of the Group.

FRS 18 Accounting policies: FRS 18 requires the directors to adopt the most appropriate accounting policies having regard to factors including normal industry practice and comparability with other entities in the same sector. The directors have considered the Group's accounting policies in the light of these requirements and have concluded that no changes are currently needed.

Basis of consolidation

The Group financial statements consolidate the financial statements of RiverSoft plc and all of its subsidiary undertakings. Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

The Group financial statements have been prepared under merger accounting principles in relation to the Group reconstruction which took place on 7 December 2000, and resulted in RiverSoft plc becoming the parent company of the Group. Under merger accounting, the results and cash flows of Group companies are combined from the start of the financial period in which the reconstruction occurred and profit and loss account, cash flow and balance sheet comparatives are restated on the combined basis.

Tangible fixed assets and depreciation

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Computer equipment                        -   3 years
Office furniture, fixtures and fittings   -   3 years
Leasehold improvements                    -    The shorter of 3 years and the
                                               residual lease period.

Where assets are financed under finance leases the cost is written off over the shorter of the lease term and the remaining useful economic life.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Cash

Cash, for the purpose of the cash flow statement only, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Leases

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Research and development expenditure

Expenditure on research and development is charged to the profit and loss account in the period in which it is incurred.

Share options

The cost of awards to employees that take the form of shares or rights to shares are recognised over the period of the employee's related performance. Where there are no performance criteria, the cost is recognised over the period from the date of the award to the date at which the employee becomes unconditionally entitled to the shares.

Turnover

Turnover from the sale of software is recognised when a non-cancellable purchase order or contract is received, the product is shipped and the customer is invoiced, provided that no significant obligations remain and the collection of the receivable is probable. Additional turnover from the sale of maintenance, training and professional services is recognised over the period in which the relevant service is provided.

Taxation

The charge for taxation is based on the results for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

8. EXTRACTS FROM NOTES TO THE FINANCIAL STATEMENTS

(a) Segmental information

Turnover to third parties by destination is not materially different from turnover by geographic origin.

The turnover of the Group during each period was made in the following geographical segments:

                                     1999                 2000             2001
                                  (Pounds)             (Pounds)         (Pounds)
United Kingdom                    281,105            2,287,375        2,351,597
United States                     234,720            2,881,468        4,006,800
Continental Europe                      -                    -          156,841
                                 --------            ---------        ---------
                                  515,825            5,168,843        6,515,238
                                 ========            =========        =========

The turnover of the Group during each quarterly period was made in the following geographical areas:

                       Qtr ended   Qtr ended Qtr ended  Qtr ended Qtr ended  Qtr ended   Qtr ended    Qtr ended
                        Mar 1999    Jun 1999  Sep 1999   Dec 1999  Mar 2000   Jun 2000    Sep 2000     Dec 2000
                         (Pounds)    (Pounds)  (Pounds)   (Pounds)  (Pounds)   (Pounds)    (Pounds)     (Pounds)
United Kingdom            36,375      77,375   133,085     34,270    73,945    534,380     573,429    1,105,621
United States             18,427      45,917    49,827    120,549    93,209    284,474   1,296,491    1,207,294
Continental Europe             -           -         -          -         -          -           -            -
                        --------    --------   -------    -------   -------    -------   ---------    ---------
                          54,802     123,292   182,912    154,819   167,154    818,854   1,869,920    2,312,915
                        ========    ========   =======    =======   =======    =======   =========    =========
                                                                  Qtr ended  Qtr ended   Qtr ended    Qtr ended
                                                                   Mar 2001   Jun 2001    Sep 2001     Dec 2001
                                                                    (Pounds)   (Pounds)    (Pounds)     (Pounds)
United Kingdom                                                    1,038,209    500,306     264,551      548,531
United States                                                     1,580,557    509,009   1,059,710      857,524
Continental Europe                                                        -          -           -      156,841
                                                                  ---------  ---------   ---------    ---------
                                                                  2,618,766  1,009,315   1,324,261    1,562,896
                                                                  =========  =========   =========    =========

The turnover of the Group during each period was made in the following sales categories:

                                                 1999        2000         2001
                                              (Pounds)    (Pounds)     (Pounds)
Direct licence sales                          437,644   3,170,345    3,249,727
Indirect licence sales                              -   1,282,990      707,122
Other sales                                    78,181     715,508    2,558,389
                                             --------   ---------    ---------
                                              515,825   5,168,843    6,515,238
                                             ========   =========    =========

The turnover of the Group during each quarterly period was made in the following sales categories:

                        Qtr ended Qtr ended Qtr ended Qtr ended  Qtr ended  Qtr ended   Qtr ended  Qtr ended
                         Mar 1999  Jun 1999  Sep 1999  Dec 1999   Mar 2000   Jun 2000    Sep 2000   Dec 2000
                          (Pounds)  (Pounds)  (Pounds)  (Pounds)   (Pounds)   (Pounds)    (Pounds)   (Pounds)
Direct licence sales       42,151   115,917   146,287   133,289    119,383    262,006   1,713,160  1,075,796
Indirect licence sales          -         -         -         -      7,461    491,215      15,400    768,914
Other sales                12,651     7,375    36,625    21,530     40,310     65,633     141,360    468,205
                           ------   -------   -------   -------    -------    -------   ---------  ---------
                           54,802   123,292   182,912   154,819    167,154    818,854   1,869,920  2,312,915
                           ------    ------   -------   -------    -------    -------   ---------  ---------

                                                            Qtr ended  Qtr ended   Qtr ended  Qtr ended
                                                             Mar 2001   Jun 2001    Sep 2001   Dec 2001
                                                              (Pounds)   (Pounds)    (Pounds)   (Pounds)
Direct licence sales                                        1,328,048    194,659     818,398    908,622
Indirect licence sales                                        455,725    211,021           -     40,376
Other sales                                                   834,993    603,635     505,863    613,898
                                                            ---------  ---------    --------  ---------
                                                            2,618,766  1,009,315   1,324,261  1,562,896
                                                            =========  =========    ========  =========

The net assets of the Group at 31 December 2001 were attributable to the following geographical segments:

                                                                           2001
                                                                        (Pounds)
United Kingdom                                                       50,563,326
United States                                                         4,389,836
Continental Europe                                                     (262,940)
Asia Pacific                                                            187,754
                                                                     ----------

                                                                     54,877,976
                                                                     ==========

The loss before tax of the Group during each period was attributable to the following geographical segments:

                                       1999               2000             2001
                                    (Pounds)           (Pounds)         (Pounds)
United Kingdom                   (3,102,890)       (13,062,436)     (17,273,242)
United States                    (2,156,183)       (13,210,762)     (17,399,126)
Continental Europe                        -            (51,007)      (2,256,158)
Asia Pacific                              -           (136,839)      (2,487,315)
                                 ----------        -----------      -----------
                                 (5,259,073)       (26,461,044)     (39,415,841)
                                 ==========        ===========      ===========

(b)  Exceptional items

                                                      1999        2000          2001
                                                  (Pounds)    (Pounds)       Pounds)
Redundancy costs                                        -           -      2,312,389
Property closure costs                                  -           -      1,427,924
Software development costs written-off                  -           -        900,000
Impairment of computer equipment                        -           -        611,899
                                                  -------     -------      ---------
                                                        -           -      5,252,212
                                                  =======     =======      =========

Exceptional costs arise as a result of a cost reduction initiative which began in the second quarter of 2001. This initiative has included 118 redundancies, the closure of the Japan and Denmark offices and consolidation of the London and Colorado offices, resulting in lease exit costs arising. Computer equipment impairment charges arise as a result of the headcount reductions resulting in a reduction in utilisation. Software development costs written-off represents amounts spent during the year on the internationalisation of RiverSoft products. This project was ceased following the closure of the Japanese office, in line with the RiverSoft Group's refined strategy.

(c)  Taxation

There is no charge to corporation tax due to the losses incurred in each period. At 31 December 2001 there are unrelieved losses in the Group of approximately (pounds)58.3m which are potentially available for set off against future trading profits. The above figures are subject to the agreement of corporation tax computations with the relevant tax authorities.

(d)  Tangible fixed assets

                                                            Office
                                                        furniture,
                             Leasehold     Computer   fixtures and
                          Improvements    Equipment       fittings        Total
Group                         (Pounds)     (Pounds)       (Pounds)     (Pounds)

Cost
At 1 January 2001            2,002,287    4,395,273      1,537,408    7,934,968
Exchange movements                 (61)      (2,970)        (1,771)      (4,802)
Additions                      155,019    2,296,978        206,772    2,658,769
Disposals                      (37,371)    (586,461)      (218,227)    (842,059)
                             ---------    ---------      ---------    ---------
At 31 December 2001          2,119,874    6,102,820      1,524,182    9,746,876
                             =========    =========      =========    =========
Depreciation
At 1 January 2001              362,751    1,086,900        325,989    1,775,640
Exchange movements                 (30)      (1,977)          (834)      (2,841)
Charge for year                711,979    1,982,891        535,444    3,230,314
Impairment charges                   -      586,221         25,678      611,899
Disposals                      (33,988)    (299,512)       (65,325)    (398,825)
                             ---------    ---------      ---------    ---------
At 31 December 2001          1,040,712    3,354,523        820,952    5,216,187
                             =========    =========      =========    =========
Net book value
At 31 December 2001          1,079,162    2,748,297        703,230    4,530,689
                             ---------    ---------      ---------    ---------
At 1 January 2001            1,639,536    3,308,375      1,211,519    6,159,328
                             =========    =========      =========    =========

                                                               Office
                                                           furniture,
                                Leasehold     Computer   fixtures and
                             Improvements    Equipment       fittings      Total
                                 (Pounds)     (Pounds)       (Pounds)   (Pounds)
Net book value of assets
held under finance leases:
At 31 December 2001                97,908      201,808         16,031    315,747
                                   ======      =======         ======    =======
Depreciation charge for
the period for assets held
under finance leases at the
period end
 Year to 31 December 2001          48,954      417,295         48,230    514,479
                                   ======      =======         ======    =======

(e) Debtors

                                                                           2001
                                                                        (Pounds)
Trade debtors                                                         1,610,989
Prepayments and accrued income                                          779,073
Other debtors                                                           991,475
                                                                      ---------
                                                                      3,381,537
                                                                      =========

Included in other debtors are (Pounds)369,011 of rent deposits due in more than one year are.

(f) Cash at bank and in hand

Cash at bank and in hand comprises cash in hand, deposits repayable on demand and term deposits. The Group's cash balances include (Pounds)51,845,398 held in term deposits with maturities of up to three months. Also included within cash at bank and in hand as at 31 December 2001, is (Pounds)2,106,362 of funds in restricted deposit accounts. These amounts relate to deposits made in respect of the rental of certain premises in the US. These deposits (all of which are due to be released by July 2005) may be released in accordance with the terms of the lease and have the following profile:

                                                                           2001
                                                                        (Pounds)
Less than one year                                                      206,285
One to two years                                                        804,157
Two to five years                                                     1,095,920
After five years                                                              -
                                                                      ---------
                                                                      2,106,362
                                                                      =========

(g) Creditors: amounts falling due within one year

                                                                           2001
                                                                        (Pounds)
Obligations under finance leases and hire purchase contracts            241,568
Trade creditors                                                         882,430
Taxation and social security                                            530,605
Directors' fees                                                          58,598
Other creditors                                                               -
Accruals and deferred income                                          5,930,287
                                                                      ---------
                                                                      7,643,488
                                                                      =========

(h) Creditors: amounts falling due after more than one year

                                                                           2001
                                                                        (Pounds)
Obligations under finance leases and hire purchase contracts            126,373
                                                                       ========

(i)  Creditors

Amounts outstanding on finance leases and hire purchase agreements are:

                                                                            2001
                                                                        (Pounds)

Within one year                                                         278,934
In the second to fifth years                                            132,757
Over five years                                                               -
                                                                        411,691
                                                                        -------
Less future finance charges                                             (43,750)
                                                                        -------
                                                                        367,941
                                                                        =======
Weighted average interest                                                  10.6%

Obligations under finance leases are repayable by monthly instalments with interest charged at commercial rates. The amounts outstanding are secured over the relevant assets.

(j)  Financial instruments

The Group's financial instruments comprise cash and liquid resources, various items such as trade debtors and trade creditors, that arise directly from its operations.

The main purpose of the financial instruments is to provide finance for the Group's operations.

The main risk arising from the Group's financial instruments is foreign currency risk.

The Group has some transactional currency exposures. Such exposures mainly arise from sales or purchases in currencies other than the Group's functional currencies. Based on current levels of exposure, the Group believes that this risk is generally manageable without the need for hedging of these transactions.

The Group has the ability where it is considered appropriate, on a case by case basis for significant individual transactions, to enter into forward foreign currency contracts. There were no forward foreign currency contract undertakings in the year ended 31 December 2001 and there were no forward foreign currency contracts in any of the previous accounting periods.

As permitted by Financial Reporting Standard (`FRS') 13, short term debtors and creditors have been excluded from all following disclosures. The table below sets out balances held in the Group's nonfunctional currencies.

                                                                      Year ended
                                                                31 December 2001
                                                                        (Pounds)

Currency
US Dollar                                                              3,443,315
Japanese Yen                                                              15,869
Danish Kroner                                                              9,436
French Franc                                                               3,308
Dutch Gilder                                                              10,988
Australian Dollar                                                         27,180

The cash balances above are stated at the exchange rates ruling at 31 December 2001. There is no difference between actual values and fair values.

Amounts held on deposit earn interest at rates ranging from 3.56 per cent. to
4.62 per cent.

(k) Provisions for liabilities and charges

                                            UITF 25      Property
                                          provision     provision        Total
                                            (Pounds)      (Pounds)     (Pounds)

Group
At 1 January 2001                           502,595             -      502,595
Movement in the year                       (502,595)      740,547      237,952
                                           --------      --------     --------
At 31 December 2001                               -       740,547      740,547
                                           ========      ========     ========

The UITF 25 provision relates to potential Employers National Insurance payable on exercise of unapproved share options granted after 5 April 1999, where provision is made over the vesting period of the options on the basis of the Company's share price at the end of the period, in accordance with the provisions of UITF 25. This provision was released in 2001 due to the decline in the Company's share price.

In 2001, the Group provided (Pounds)740,547 for lease exit costs associated with closing offices in Colorado and London.

(l)  Commitments

(a) At 31 December 2001, the Group had no material unprovided capital commitments.

(b)  Annual commitments under non-cancellable operating leases are as follows:

                                                                  2001
                                                        Land and
                                                       buildings         Other
Group                                                    (Pounds)      (Pounds)
Operating leases
   which expire:
   Within one year                                     1,665,397             -
   In the second to
   fifth years inclusive                               4,018,847        14,231
   Over five years                                     1,137,596             -
                                                       ---------        ------
                                                       6,821,840        14,231
                                                       =========        ======

(m) Reconciliation of operating loss to operating cash flows

                                                                          2001
                                                                       (Pounds)
Operating loss                                                     (42,770,440)
Depreciation                                                         3,230,314
Impairment                                                             611,899
Loss on disposal of tangible fixed assets                              440,234
Decrease in debtors                                                  1,065,404
(Decrease) in creditors                                             (3,165,604)
Exchange losses and other movements                                   (403,070)
Non cash (provision release) in respect of UITF 25 provision          (502,595)
Movement in property provisions                                        740,547
                                                                   -----------
Net cash outflow from operating activities                         (40,753,311)
                                                                   ===========

(n) Analysis of cash flows

                                                                         2001
                                                                      (Pounds)
Returns on investment and servicing of finance
Interest received                                                   3,527,974
Interest paid                                                         (30,373)
Interest element of finance lease rental payments                    (137,734)
                                                                  -----------
                                                                    3,359,867
                                                                  ===========

Capital expenditure and financial investment
Purchase of tangible fixed assets, net of disposals                (2,655,769)
                                                                  ===========

Management of liquid resources
Transfers to deposits                                             (51,923,051)
                                                                  ===========

Financing
Issue of share capital, net of issue costs                           (267,979)
Capital elementof finance lease rental payments                      (487,014)
                                                                  -----------
                                                                     (754,993)
                                                                  ===========

Issue costs in 2001 relates to further expenses associated with the Initial Public Offering that were not reflected in the 2000 accounts.

(o) Analysis of net funds

                                                         At beginning                           At end of
                                                              of year         Cash flow              year
                                                              (Pounds)          (Pounds)          (Pounds)
Cash                                                       94,251,655       (92,727,257)        1,524,398
Term and restricted deposits                                2,028,709         51,923,051       53,951,760
                                                           ----------       -----------        ----------
Cash at bank and in hand as per balance sheet              96,280,364       (40,804,206)       55,476,158
Finance leases                                               (854,955)          487,014          (367,941)
                                                           ----------       -----------        ----------
Total                                                      95,425,409       (40,317,192)       55,108,217
                                                           ==========       ===========        ==========

(p) Post balance sheet event

On 21 February 2002, the Board passed a resolution to offer employees of the Group the opportunity to exchange their existing original options for a lower number of new options calculated as the original number of options granted to the employee divided by the original exercise price and multiplied by the average market price for the three days prior to conversion. These new options will vest over the same period as the original options would have vested.

(q) Related party disclosures

During the year ended 31 December 2001, RiverSoft purchased services from Predictive Systems Inc. in the amount of (pounds)27,785 and sold additional licenses for a value of (pounds)344,828. As at 31 December 2001, (pounds)344,828 remained unpaid. Mr Pettengill, who resigned as a non-executive Director on 19 December 2001 and Mr Meyer, a non-executive Director of the Company, are also Directors and shareholders of Predictive Systems Inc. This balance was fully reserved at 31 December 2001.

Effective on 31 July 2001, RiverSoft entered into an agreement with Meyer Duffy Ventures for consultancy work. Mr Meyer, a non-executive Director is a partner in Meyer Duffy Ventures. Meyer Duffy Ventures was paid (pounds)45,864 for these consultancy services in 2001.

(r) Loss per share

                                                      Year ended      Year ended       Year ended
                                                     31 December     31 December      31 December
                                                            1999            2000              2001
                                                         (Pounds)        (Pounds)          (Pounds)
Loss for the financial period
   attributable to shareholders                       (5,259,073)    (26,461,044)      (39,415,841)
Weighted average number of equity
   Shares in issue                                    56,987,397      66,334,299       242,220,538
                                                     -----------     -----------       -----------
Basic loss per equity share                                (9.2p)         (39.9p)           (16.3p)
                                                     ===========     ===========       ===========

Diluted earnings per share has not been disclosed as the effect of any potential shares is anti-dilutive.

9. INTERIM FINANCIAL INFORMATION - QUARTER ENDED 31 MARCH 2002 (UNAUDITED)

Extracted from the announcement of Results for the First Quarter 2002 made by RiverSoft on 13 May 2002.

This financial information does not constitute statutory accounts within the meaning of Section 240 of the Companies Act. Financial information is presented on the basis of the accounting policies of the Group as set out in the Annual Report for the year ended 31 December 2001.

The consolidated profit and loss account and cash flow statements for the quarters ended 31 March 2002, and 31 March 2001 and the consolidated balance sheets at 31 March 2002 and 31 March 2001 are unaudited.

(a)  Consolidated Balance Sheet (unaudited) at 31 March 2002

                                                                                    31 March
                                                                                        2002
                                                                                (Pounds)'000
Fixed assets
Tangible assets                                                                        2,881
                                                                                    --------
Current assets
Debtors                                                                                1,777
Cash at bank and in hand                                                              48,416
                                                                                    --------
                                                                                      50,193
Creditors: amounts falling due within one year                                        (7,248)
                                                                                    --------
Net current assets                                                                    42,945

Total assets less current liabilities                                                 45,826
Creditors: amounts falling due after more than one year                                  (63)
Provisions for liabilities and charges                                                  (328)
                                                                                    --------
Net assets                                                                            45,435
                                                                                    ========
Capital and reserves
Called up share capital                                                                6,098
Share premium account                                                                 74,704
Capital reserve                                                                       47,154
Profit and loss account                                                              (82,521)
                                                                                    --------
Equity shareholders' funds                                                            45,435
                                                                                    ========

(b)  Consolidated Profit and Loss Account (unaudited)

                                                                          Quarter
                                                                            ended           Quarter
                                                                         31 March             ended        Quarter
                                                         Quarter             2002          31 March          ended
                                                           ended             Pre-              2002       31 March
                                                        31 March      exceptional       Exceptional           2002
                                                            2001            costs             costs          Total
                                                    (Pounds)'000     (Pounds)'000      (Pounds)'000   (Pounds)'000
Turnover                                                   2,619              493                 -            493
Cost of sales                                             (1,217)            (477)                -           (477)
                                                               -
                                                       ---------        ---------         ---------      ---------
Gross profit/(loss)                                        1,402               16                 -             16
Expenses
Research and development                                  (2,508)          (1,473)              (55)        (1,528)
Sales and marketing                                       (5,588)          (3,387)             (801)        (4,188)
Administrative expenses                                   (2,595)          (1,730)           (2,415)        (4,145)
                                                       ---------        ---------         ---------      ---------
Operating loss                                            (9,289)          (6,574)           (3,271)        (9,845)
                                                                        =========         =========
Interest receivable and similar income                       942                                               486
Interest payable and similar charges                          (2)                                              (38)
                                                       ---------                                         ---------
Loss on ordinary activities before taxation               (8,349)                                           (9,397)
Tax on loss on ordinary activities                             -                                                 -
                                                       ---------                                         ---------
Retained loss for the financial period                    (8,349)                                           (9,397)
Loss per ordinary share - Basic                            (3.5p)                                            (3.9p)
                                                       =========                                         =========


(c)  Consolidated Cash Flow Statement (unaudited)

                                                                                 Quarter
                                                                                   Ended
                                                                                31 March
                                                                                    2002
                                                                            (Pounds)'000
Operating loss                                                                    (9,845)
Depreciation, impairment & losses on disposal of assets                            1,746
Decrease in working capital                                                        1,145
Movement in provisions                                                              (412)
Exchange losses and other movements                                                  (46)
                                                                              ----------
Cash outflow from operating activities                                            (7,412)
Returns on investments and servicing of finance                                      448
Capital expenditure and financial investment                                         (96)
                                                                              ----------
Cash outflow before management of liquid
   resources and financing                                                        (7,060)
Management of liquid resources                                                     8,311
Financing                                                                              -
                                                                              ----------
Increase in cash in the period                                                     1,251
                                                                              ==========

(d) Analysis of Net Funds (unaudited)

                                                               At 1 January       Cash Flow              At 31
                                                                       2002                              March
                                                                                                          2002
                                                               (Pounds)'000    (Pounds)'000       (Pounds)'000
Cash                                                                  1,524           1,251              2,775
Deposits (a)                                                         53,952          (8,311)            45,641
                                                                  ---------       ---------          ---------
Cash at bank and in hand as per balance sheet                        55,476          (7,060)            48,416
Finance leases                                                         (368)             53               (315)
                                                                  ---------       ---------          ---------
Total                                                                55,108          (7,007)            48,101
                                                                  =========       =========          =========

(a) Deposits at 31 March 2002 comprise (pounds)44.8 million of funds maturing in periods of up to three months & (pounds)0.8 million maturing in periods of between two and five years.

(e)  Consolidated Statement of Total Recognised Gains and Losses (unaudited)

                                                                          Quarter          Quarter
                                                                            Ended            Ended
                                                                         31 March         31 March
                                                                             2001             2002
                                                                     (Pounds)'000     (Pounds)'000
Loss for the period                                                        (8,349)          (9,397)
Exchange loss on retranslation of foreign net assets                         (586)             (46)
                                                                        ---------        ---------
Total recognised losses relating to the period                             (8,935)          (9,443)
                                                                        =========        =========

(f)  Reconciliation of Movements in Shareholders' Funds (unaudited)

                                                                       Quarter
                                                                         Ended
                                                                      31 March
                                                                          2002
                                                                  (Pounds)'000

Loss for the period                                                     (9,397)
Translation adjustments                                                    (46)
                                                                      --------
Net reduction in shareholders' funds                                    (9,443)
Opening shareholders' funds                                             54,878
                                                                      --------
Closing shareholders' funds                                             45,435
                                                                      ========

(g)  Segmental Information

Turnover to third parties by destination is not materially different from turnover by geographic origin. The turnover of the Group during each period was made in the following geographical segments:

                                                            Quarter           Quarter
                                                              Ended             Ended
                                                           31 March          31 March
                                                               2001              2002
                                                       (Pounds)'000      (Pounds)'000
United Kingdom                                                1,038               244
United States                                                 1,581               215
Continental Europe                                                -                34
                                                          ---------         ---------
                                                              2,619               493
                                                          =========         =========


The turnover of the Group during each period was made in the following sales categories:

                                                            Quarter           Quarter
                                                              Ended             Ended
                                                           31 March          31 March
                                                               2001              2002
                                                       (Pounds)'000      (Pounds)'000
Direct licence sales                                          1,328                72
Indirect licence sales                                          456               139
Other sales                                                     835               282
                                                          ---------         ---------
                                                              2,619               493
                                                          =========         =========

The net assets of the Group at the end of each period were attributable to the following geographical segments:

                                                           31 March          31 March
                                                               2001              2002
                                                       (Pounds)'000      (Pounds)'000
United Kingdom                                               81,146            44,041
United States                                                 4,798             1,451
Continental Europe                                               54              (236)
Asia Pacific                                                     36               179
                                                          ---------         ---------
                                                             86,034            45,435
                                                          =========         =========

The loss before tax of the Group during each period was attributable to the following geographical segments:

                                                            Quarter           Quarter
                                                              Ended             Ended
                                                           31 March          31 March
                                                               2001              2002
                                                       (Pounds)'000      (Pounds)'000
United Kingdom                                               (1,968)           (3,043)
United States                                                (5,686)           (5,836)
Continental Europe                                             (303)             (404)
Asia Pacific                                                   (392)             (114)
                                                          ---------         ---------
                                                             (8,349)           (9,397)
                                                          =========         =========

(h)  Exceptional Items

                                                                            Quarter           Quarter
                                                                              Ended             Ended
                                                                           31 March          31 March
                                                                               2001              2002
                                                                       (Pounds)'000      (Pounds)'000
Redundancy costs                                                                  -               454
Property closure costs                                                            -             1,758
Impairment of fixed assets                                                        -             1,059
Software development costs written-off                                            -                 -
                                                                           --------          --------
                                                                                  -             3,271
                                                                           ========          ========

These exceptional costs are related to further cost reduction activities during the quarter ended 31 March 2002. Apart from headcount reductions resulting in the exceptional redundancy costs, an office of the US operations in San Francisco was closed resulting in the majority of the exceptional property costs. The fixed assets impairment relates to leasehold improvements and other redundant assets that were impaired following the property closures.

(i)  Loss per Ordinary Share

                                                                                Quarter           Quarter
                                                                                  Ended             Ended
                                                                               31 March          31 March
                                                                                   2001              2002
                                                                           (Pounds)'000      (Pounds)'000
Loss for the financial period attributable to shareholders                       (8,349)           (9,397)
Weighted average number of equity shares in issue                           241,918,014       243,910,363
                                                                           ------------      ------------
Basic loss per equity share                                                       (3.5p)            (3.9p)
                                                                           ============      ============

Diluted earnings per share has not been disclosed as the effect of any potential shares is anti dilutive.

                                   APPENDIX IV

                        SOURCES AND BASES OF INFORMATION

1.   General

Unless otherwise stated, (i) financial information relating to RiverSoft has been extracted from the relevant published audited Annual Report and Accounts of RiverSoft and/or from the quarterly statements of RiverSoft and/or other public statements made by RiverSoft; and (ii) financial information relating to the the Offeror Group has been extracted from the relevant published audited Annual Reports and Financial Statements and/or from the quarterly statements of Micromuse and/or other public statements made by Micromuse.

2.   Value of the Offer

The Offer values the existing issued share capital of RiverSoft at approximately (pounds)43.3 million, based on the offer price for each RiverSoft Share of 17.75 pence and on 244,120,510 issued RiverSoft Shares, being the number of RiverSoft Shares in issue on 21 June 2002 (the last practicable date prior to the publication of this document) (as provided by RiverSoft).

3.   Share Prices

The price of shares on a particular date are derived from the closing middle market prices for those shares from the London Stock Exchange Daily Official List for that date. Average share prices are based on the closing middle market price for those shares from Factset Research Systems Inc.

                                   APPENDIX V

                             ADDITIONAL INFORMATION

1.   RESPONSIBILITY

(a) The directors of Micromuse UK, whose names are set out in paragraph 2(a) below and the Micromuse Directors, whose names are set out in paragraph 2(b) below, each accept responsibility for the information contained in this document, other than information relating to the RiverSoft Group, the directors of RiverSoft, members of their immediate families and related trusts. To the best of the knowledge and belief of the directors of Micromuse UK and the Micromuse Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b) The directors of RiverSoft, whose names are set out in paragraph 2(c) below, accept responsibility for the information contained in this document relating to the RiverSoft Group, the directors of RiverSoft, members of their immediate families and related trusts. To the best of the knowledge and belief of the directors of RiverSoft (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.   DIRECTORS AND REGISTERED OFFICES

(a)  The directors of Micromuse UK are:

     Mike Leutkemeyer
     James (Jim) de Golia
     Jonathan Malin

     The registered office of Micromuse UK and the business address of the directors of Micromuse UK is Micromuse U.K. Limited, Disraeli House, 90 Putney Bridge Road, London SW18 1DA, United Kingdom.

(b)  The Micromuse Directors are:


     Greg Brown             Chairman and Chief Executive Officer
     Katrinka McCallum      Executive Vice President and Chief Operating Officer
     Michael E W Jackson
     David Schwab
     Kathleen M H Wallman

     The principal office of Micromuse and the business address of the Micromuse Directors is Micromuse Inc., 139 Townsend Street, Mezzanine Floor, San Francisco, California 94107, United States of America.

(c)  The RiverSoft Directors are:

     Carl Symon             Chairman, Chairman of Nominations Committee
     Timothy Murray         Chief Executive Officer
     Fraser Park            Chief Financial Officer
     Philip Tee             Chief Technical Officer
     Adrian Beecroft        Chairman of Remuneration Committee Nominations
                            Committee
     David Hughes-Solomon   Audit Committee
     Edmund Lazarus         Audit Committee, Remuneration Committee, Nominations
                            Committee
     Eric Meyer             Remuneration Committee
     David Morgan           Chairman, Audit Committee

     The registered office of RiverSoft, which is also the business address of the RiverSoft Directors, is at 211 Lower Richmond Road, Richmond, Surrey TW9 4LN.

3.   MICROMUSE UK

Micromuse UK is a wholly owned subsidiary of Micromuse and has its registered office at Disraeli House, 90 Putney Bridge Road, London SW18 1DA, United Kingdom. Its main purpose is to act as an investment holding company. Micromuse UK was incorporated in England and Wales on 21 March 2002 under the name of Precis (2211) Limited and changed its name to Micromuse U.K. Limited on 31 May 2002.

4.   STOCK EXCHANGE QUOTATIONS

The following table sets out the closing middle market quotations for a RiverSoft Share as derived from the R24. London Stock Exchange Daily Official List, for the first dealing day in each of the six months immediately prior to the date of this document, for 18 June 2002 (being the last dealing day prior to the commencement of the offer period) and for 21 June 2002 (being the latest practicable date prior to the publication of this document):

Date                                                   RiverSoft Share price (p)

2 January 2002                                                             12.0p
1 February 2002                                                            9.75p
1 March 2002                                                                9.0p
2 April 2002                                                              11.25p
1 May 2002                                                                 10.5p
5 June 2002                                                                 9.5p
18 June 2002                                                              11.25p
21 June 2002                                                              17.12p

5.   SHAREHOLDINGS AND DEALINGS

(a)  Definitions and references

     For the purposes of this Appendix V:

     (i) "disclosure period" means the period commencing on 19 June 2001 (being the date twelve months prior to the commencement of the offer period) and ending on 21 June 2002 (being the latest practicable date prior to the publication of this document);

     (ii) "associate" means:


           (aa) subsidiaries, fellow subsidiaries and associated companies of Micromuse or, as the case may be, RiverSoft, and companies of which any such subsidiaries or associated companies are associated companies;

           (bb) banks, financial and other professional advisers (including stockbrokers) to Micromuse or, as the case may be, RiverSoft or any company covered in (aa) above, including persons controlling, controlled by or under the same control as such banks, financial or other professional advisers;

           (cc) the directors of Micromuse or, as the case may be, RiverSoft, and the directors of any company covered in (aa) above (together in each case with their close relatives and related trusts); and

           (dd) the pension funds of Micromuse or RiverSoft, or any company covered in (aa) above;

           References to "bank" do not apply to a bank whose sole relationship with Micromuse or RiverSoft or a company covered in (ii)(aa) above is the provision of normal commercial banking services or activities in connection with the Offer such as handling acceptances and other registration work;

     (iii) Ownership or control of 20 per cent. or more of the equity share capital of a company is regarded as the test of associated company status and "control" means a holding or aggregated holdings, of shares carrying 30 per cent. or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or holdings give(s) de facto control; and

       (iv) "relevant securities" means Micromuse Stock or, as the case may be, RiverSoft Shares or any other securities of Micromuse or RiverSoft convertible or exchangeable into, or rights to subscribe for, or options (including traded options) in respect of, or derivatives referenced to, such shares.

(b)    Interests and dealings in RiverSoft Shares

       (i) At the close of business on 21 June 2002 (being the latest practicable date prior to the publication of this document), the interests of the directors of RiverSoft, their immediate families and related trusts in relevant securities of RiverSoft (which have been notified pursuant to sections 324 and 328 of the Act), as shown in the register of such interests required to be maintained under the provisions of section 325 of the Act, all of which are beneficial (unless otherwise stated), were as follows:

             Name                                     Number of RiverSoft Shares
             Mr P Tee                                                 20,667,240
             Mr E Meyer                                                1,023,492
             Mr F Park                                                   128,205
             Mr T Murray                                                 100,000
             Mr C Symon                                                   51,282
             Mr D Morgan                                                  17,336

       (iii) At the close of business on 21 June 2002 (being the latest practicable date prior to the publication of this document), the following options over relevant securities of RiverSoft had been granted to the directors of RiverSoft under the RiverSoft Share
             Schemes:

                                                                                               Number of
                                                                                               RiverSoft
                                Exercise                                                       Shares
             Name               price      Exercise Period                                     under option
             Mr P Tee           $ 0.86     Options over 626 shares are exercisable each        10,000
                                           quarter from March 2000 to September 2003 and
                                           options over 610 shares are exercisable from
                                           December 2003. All remaining options expire in
                                           March 2010.

             Mr P Tee           $ 2.00     Options over 1,250 shares are exercisable each      20,000
                                           quarter from December 2000 to March 2004, and
                                           options over 2,500 shares are exercisable from
                                           September 2000. All remaining options expire in
                                           October 2010.

             Mr P Tee     (Pounds)1.02     Options over 625 shares are exercisable each        10,000
                                           quarter from March 2001 to December 2004. All
                                           remaining options expire in March 2011.

             Mr T Murray  (pounds)1.02     Options over 8,333 shares are exercisable each      100,000
                                           quarter from June 2001 to December 2003, and
                                           options over 8,337 shares are exercisable from
                                           March 2001. All remaining options expire in
                                           March 2011.

                                                                                              Number of
                                                                                              RiverSoft
                           Exercise                                                           Shares
       Name                price      Exercise Period                                         under option
       Mr T Murray   (Pounds)0.14     Options over 208,333 shares are exercisable each        7,500,000
                                      month from December 2002 to October 2004. In
                                      addition, options over 2,500,000 shares are
                                      exercisable from 8 November 2002 and options over
                                      208,341 shares are exercisable from November 2004.
                                      All remaining options expire in November 2011.

       Mr D Morgan   (Pounds)1.02     Options over 8,333 shares are exercisable each          100,000
                                      quarter from June 2001 to December 2003 and in
                                      addition, options over 8,337 shares are exercisable
                                      from March 2001. All remaining options expire in
                                      March 2011.

       Mr F Park     (Pounds)0.14     Options over 168,132 shares are exercisable each        2,400,000
                                      quarter from December 2002 to September 2005
                                      and options over 16,438 shares are exercisable
                                      each quarter from March 2003 to December 2005.
                                      In addition, options over 16,489 shares are
                                      exercisable from December 2002 and options over
                                      168,131 shares are exercisable from December
                                      2005. All remaining options expire in November
                                      2011.

       Mr C Symon    (Pounds)0.14     Options over 41,666 shares are exercisable each         1,500,000
                                      quarter from December 2002 to October 2004. In
                                      addition, options are exercisable over 500,000
                                      shares from 8 November 2002 and options are
                                      exercisable over 41,682 shares from November
                                      2004. All remaining options expire in November
                                      2011.

       Options under the RiverSoft Share Schemes will become wholly or partly exercisable for a limited period, when the Offer becomes or is declared unconditional. Appropriate proposals will be made to option holders which will allow them to exercise and accept the Offer or cash cancel their options.

       The Offer will extend to any RiverSoft Shares issued on exercise of options under these plans while the Offer remains open for acceptance.

(iii) The following dealings for value in relevant securities of RiverSoft (including the exercise of options under the RiverSoft Share Schemes) by the directors of RiverSoft, their immediate families and related trusts have taken place during the disclosure period:

                                                                                            Number of
       Name         Date                Transaction                Price(pence)      RiverSoft Shares
       Mr P Tee     12 April 2002       Transfer from Fiona Tee    No consideration         9,333,260
       Mr E Meyer   8 November 2001     Purchase                   13p                        250,000
       Mr E Meyer   13 November 2001    Purchase                   14p                        500,000
       Mr T Murray  8 November 2001     Grant of option            Exercise price           7,500,000
                                                                   of 14p
       Mr T Murray  16 November 2001    Purchase                   19.5p                      100,000
       Mr F Park    8 November 2001     Grant of option            Exercise price           2,400,000
                                                                   of 14p
       Mr F Park    16 November 2001    Purchase                   19.5p                      128,205
       Mr C Symon   8 November 2001     Grant of option Purchase   Exercise price           1,500,000
                                                                   of 14p                    Ordinary
                                                                                               Shares
       Mr C Symon 16 November 2001      Purchase                   19.5p                       51,282

       Transactions in RiverSoft Shares by Directors of RiverSoft may only be effected at appropriate times as is consistent with the Model Code and other regulatory requirements.

(iv) Irrevocable undertakings to accept the Offer have been given by the persons shown in paragraph 5(d) below in respect of all of the relevant securities of RiverSoft owned or controlled by them amounting to 142,975,675 RiverSoft Shares and 11,640,000 RiverSoft shares under option under the RiverSoft Share Schemes.

       Save as disclosed below, there have been no dealings for value in relevant securities of RiverSoft owned or controlled by persons who have given an irrevocable undertaking to accept the Offer during the disclosure period.

       During the disclosure period, Fidelity has dealt for value in RiverSoft Shares as follows:

                                                            Number of           Price per
                                                            RiverSoft           RiverSoft
       Date               Party          Transaction           Shares    Share ((Pounds))
       10 January 2002    Fidelity               Buy        1,034,200              0.1584
       11 January 2002    Fidelity               Buy          500,000              0.1512
       11 January 2002    Fidelity               Buy          750,000              0.1584
       14 January 2002    Fidelity               Buy          750,000               0.174
       15 January 2002    Fidelity               Buy          250,000               0.174
       16 January 2002    Fidelity               Buy          569,051              0.1728
       17 January 2002    Fidelity               Buy        1,146,749              0.1725
       27 January 2002    Fidelity               Buy          669,438              0.1243
       28 February 2002   Fidelity               Buy        1,000,000              0.1151
       28 February 2002   Fidelity               Buy        1,612,500              0.1137
       6 March 2002       Fidelity               Buy          500,000              0.1139
       7 March 2002       Fidelity               Buy        1,500,000              0.1214
       20 March 2002      Fidelity               Buy        1,250,000              0.1358
       18 April 2002      Fidelity               Buy        4,419,055              0.1267
       13 May 2002        Fidelity               Buy        1,000,000              0.1311
       27 May 2002        Fidelity               Buy        1,500,000              0.1313
       7 June 2002        Fidelity               Buy          134,261              0.1314
       10 June 2002       Fidelity               Buy          100,000              0.1314

       During the disclosure period, Graham & Partners LP has dealt for value in RiverSoft Shares as follows:

                                                                  Number of         Price per
                                                                  RiverSoft         RiverSoft
       Date               Party                      Transaction     Shares  Share ((Pounds))
       3 October 2001     Graham & Partners LP              Sold    100,000              0.18
       5 October 2001     Graham & Partners LP              Sold     60,000              0.12
       5 October 2001     Graham & Partners LP              Sold     40,000              0.12
       18 April 2002      Graham & Partners LP              Sold     500,00            0.1325
       19 April 2002      Graham & Partners LP               Buy  2,500,000            0.1513
       24 April 2002      Graham & Partners LP               Buy  5,000,000              0.15
       29 April 2002      Graham & Partners LP               Buy    500,000            0.1625
       29 April 2002      Graham & Partners LP               Buy    250,000            0.1645
       30 April 2002      Graham & Partners LP               Buy    585,000            0.1543

       During the disclosure period, Gartmore has dealt for value in RiverSoft Shares owned or controlled by it through the entities described below, as follows:

                                                                  Number of         Price per
                                                                  RiverSoft         RiverSoft
       Date               Party                      Transaction     Shares   Share ((Pounds))
       22 June 2001       Gartmore UK Growth                 Buy     75,000              0.41
                          Fund (Merged Acct)
       27 June 2001       Gartmore UK Growth                 Buy    150,000             0.385
                          Fund (Merged Acct)
       17 July 2001       Long Term Balanced Strat Fund      Buy     10,730              0.32
       17 July 2001       Long Term Balanced Strat Fund     Sold    10,730               0.32
       17 July 2001       Long Term Balanced Strat Fund      Buy     10,730              0.32
       9 May 2001         UK Emerging Companies              Buy     68,704              0.25
                          Strat Fund
       6 September 2001   NWL MPF UK Equity Index            Buy     68,704              0.25
       6 September 2001   NWL MPF UK Equity Index           Sold    (68,704)             0.25
       6 September 2001   NWL MPF UK Equity Index            Buy     68,704              0.25
       6 September 2001   NWL MPF UK Equity Index           Sold    (68,704)            0.265
       6 September 2001   NWL MPF UK Equity Index            Buy     68,704             0.265
       28 September 2001  Gartmore UK Growth                 Buy    100,000              0.19
                          Fund (Merged Acct)
       11 October 2001    Gartmore Growth Opportunities      Buy    523,009             0.085
       11 October 2001    Gartmore Growth Opportunities      Buy    194,669             0.085
       11 October 2001    Gartmore UK Growth                 Buy  1,013,911             0.085
                          Fund (Merged Acct)
       11 October 2001    Gartmore UK & Irish                Buy    490,902             0.085
                          Smaller Companies Fund
       11 October 2001    Gartmore UK & Irish                Buy    182,717             0.085
                          Smaller Companies Fund
       31 October 2001    Gartmore UK & Irish                Buy    250,000              0.13
                          Smaller Companies Fund
       8 November 2001    Gartmore UK & Irish                Buy    250,000              0.13
                          Smaller Companies Fund
       9 November 2001    Gartmore UK & Irish                Buy    250,000              0.14
                          Smaller Companies Fund
       13 November 2001   Gartmore UK & Irish                Buy    250,000              0.14
                          Smaller Companies Fund
       13 November 2001   Gartmore UK & Irish                Buy    200,000              0.17
                          Smaller Companies Fund

                                                                                Number of           Price per
                                                                                RiverSoft           RiverSoft
           Date                Party                              Transaction      Shares     Share ((Pounds))
           14 November 2001    Gartmore UK & Irish                        Buy     250,000                0.16
                               Smaller Companies Fund
           15 November 2001    Gartmore UK & Irish                        Buy     500,000                0.18
                               Smaller Companies Fund
           16 November 2001    Gartmore UK & Irish                        Buy     100,000                 0.2
                               Smaller Companies Fund
           19 November 2001    Gartmore UK & Irish                        Buy     127,521                 0.2
                               Smaller Companies Fund
           20 December 2001    Gartmore Fledgling Trust PLC               Buy     500,000               0.125
           21 December 2001    Gartmore Fledgling Trust PLC               Buy     178,018                0.12
           21 December 2001    Hunting UK Equity Satellite                Buy      18,825               0.115
                               Smaller Companies
           21 December 2001    Corp of London-Bridge                      Buy      19,888               0.115
                               Hse Est Smaller
           21 December 2001    NWL MPF UK Equity Index                    Buy      68,704                0.12
           21 December 2001    UK Equity Strategy Fund                    Buy       6,563               0.115
           21 December 2001    Medium Term Balanced                       Buy      32,001               0.115
                               Strategy Fund
           21 December 2001    Managed Equity Strategy Fund               Buy      13,823               0.115
           21 December 2001    NatWest Life Ser 1 Dist                    Buy       8,900               0.115
                               (UK & O'seas Eq)
           4 January 2002      Corp of London-Bridge                      Buy      21,617                0.12
                               Hse Est Smaller
           4 January 2002      Capital Strategy UK Smaller                Buy      36,715                0.12
                               Companies Fund
           4 January 2002      NatWest Re Series 2                        Buy      41,668                0.12
                               UK Equity (Smr)
           14 January 2002     Gartmore Absolute Gwth+Inc                 Buy      14,336                0.12
                               (Growth)
           14 January 2002     Greater Gwent (Torfaen)                    Buy       4,760                0.12
                               Smaller Companies
           14 January 2002     Strathclyde Pension Fund                   Buy      29,941                0.12
           14 January 2002     Gartmore Growth Opportunities              Buy      48,342                0.12
           14 January 2002     Pensman Small Company Growth               Buy      18,951                0.12
           14 January 2002     U.K. Emerging Companies                    Buy      41,661                0.12
                               Strat. Fund
           14 January 2002     Long Term Balanced Strat. Fund             Buy       6,364                0.12
           14 January 2002     Gartmore UK Techtornado Fund               Buy      22,650                0.12
           14 January 2002     NatWest Life Ser 1 Pens                    Buy       6,657                0.12
                               UK Eqty (Smaller)
           14 January 2002     NatWest Life Ser 1                         Buy       6,338                0.12
                               UK Eqty (Smaller)
           21 January 2002     Greater Gwent (Torfaen)                    Buy      70,000               0.125
                               Smaller Companies
           25 March 2002       Gartmore Absolute Gwth+Inc                 Buy      36,129                0.12
                               (Growth)
           25 March 2002       Greater Gwent (Torfaen)                    Buy       7,955                0.12
                               Smaller Companies
           25 March 2002       Strathclyde Pension Fund                   Buy      75,458                0.12
           25 March 2002       Gartmore Growth Opportunities              Buy     121,832                0.12
           25 March 2002       Pensman Small Company Growth               Buy      47,762                0.12
           25 March 2002       U.K. Emerging Companies                    Buy     104,994                0.12
                               Strat. Fund
           25 March 2002       Long Term Balance Strat. Fund              Buy      16,038                0.12

                                                                                   Number of             Price per
                                                                                   RiverSoft             RiverSoft
           Date                     Party                           Transaction       Shares       Share ((Pounds))
           25 March 2002            Gartmore UK TechTornado Fund            Buy       57,083                  0.12
           25 March 2002            NatWest Life Ser 1                      Buy       16,776                  0.12
                                    UK Eqty (Smaller)
           25 March 2002            NatWest Life Ser 1                      Buy       15,973                  0.12
                                    Pens UK Eqty (Smaller)
           16 April 2002            U.K. Emerging Companies                 Buy      181,500                  0.08
                                    Strat. Fund

    (v) Save as disclosed in this paragraph 5(b), no director of RiverSoft , nor their immediate families or related trusts owns, controls or is interested, directly or indirectly, in any relevant securities of RiverSoft nor has any such person dealt for value in relevant securities of RiverSoft during the disclosure period.

    (vi) Save as disclosed in this paragraph 5(b), no subsidiary of RiverSoft, nor any pension and fund of RiverSoft or of any such subsidiary of RiverSoft, nor any bank, financial or other professional adviser (including stockbrokers) to RiverSoft (as defined in paragraph 5(a)(ii) above), nor any person controlling, controlled by, or under the same control as, any such bank, financial or other professional adviser (other than exempt market-makers), nor any discretionary fund manager (other than an exempt fund manager) connected with RiverSoft, owns or controls any relevant securities of RiverSoft nor has any such person dealt for value therein in the period commencing on 19 June 2002 and 21 June 2002 (being the latest practicable date prior to the publication of this document).

    (vii) Save as disclosed in this paragraph 5(b), RiverSoft has not redeemed or purchased any relevant securities of RiverSoft during the disclosure period.

    (viii) Save as disclosed in this paragraph 5(b), neither Micromuse or Micromuse UK, nor any director of and Micromuse UK or Micromuse Director, nor their immediate families or related trusts, nor any person acting in concert with Micromuse or Micromuse UK, nor any person who has irrevocably committed to accept the Offer owned, controlled or (in the case of directors) was interested, directly or indirectly, in any relevant securities of RiverSoft on 21 June 2002 (being the latest practicable date prior to the publication of this document) nor has any such person dealt for value in relevant securities of RiverSoft during the disclosure period.

(c) Interests and dealings in Micromuse Stock

    Neither RiverSoft nor any director of RiverSoft, nor their immediate families and related trusts owns, controls or is interested in any relevant securities of Micromuse or Micromuse UK nor has any such person dealt for value in relevant securities of Micromuse or Micromuse UK during the disclosure period.

(d) Irrevocable Undertakings

    Irrevocable undertakings to accept or to procure acceptance of the Offer have been received from the following persons in respect of the following holdings of RiverSoft Shares:

                                                                      Number of
    Name                                                        RiverSoft Shares
    Philip Tee                                                        18,667,240
    Tee Childrens' Trust                                               2,000,000
    Eric Meyer                                                         1,023,492
    Fraser Park                                                          128,205
    Timothy Murray                                                       100,000
    Carl Symon                                                            51,282
    Susan Morgan                                                          17,336

     These irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft.

                                                                       Number of
     Name                                                       RiverSoft Shares
     Apax Partners Limited                                            24,637,597
     Meyer Duffy Ventures                                              9,709,600
     Orbis Management Limited                                         11,200,000
     Fiona Somerville                                                  9,478,107
     MSDW Capital Partners                                            20,281,127
     Graham & Partners LP                                              9,570,000

     These irrevocable undertakings will continue to be binding in the event of a higher competing offer R24 being made for RiverSoft. Micromuse UK has agreed not to release such shareholders from these undertakings unless all such shareholders are released simultaneously.

                                                                       Number of
     Name                                                       RiverSoft Shares
     Fidelity                                                         23,487,229
     Gartmore Investment Management Limited                           12,624,460

     These irrevocable undertakings will remain binding unless a third party announces a general offer for the RiverSoft Shares, with a value at the time it is made or, if earlier, publicly announced, equal to or more than 10 per cent. in excess of 17.75 pence per RiverSoft Share.

(e)  General

     (i) Save for the irrevocable undertakings referred to in paragraph 5(d) above, neither RiverSoft nor any associate (as defined in paragraph 5(a)(ii) above) of RiverSoft nor, so far as the directors of RiverSoft are aware any other associate of RiverSoft (as defined in the Code and not in paragraph 5(a)(ii) above) has any arrangement (including indemnity or option arrangements), agreement or understanding, formal or informal, of whatever nature, with any person relating to relevant securities (within the meaning of Note 6 to Rule 8 of the Code) of RiverSoft which may be an inducement to deal or refrain from dealing.

     (ii) Save for the irrevocable undertakings referred to in paragraph 5(d) above, neither Micromuse UK, Micromuse nor any person acting in concert with Micromuse UK, nor so far as the directors of Micromuse UK and Micromuse are aware any associate (as defined in the Code) of Micromuse UK or Micromuse has any arrangement (including indemnity or option arrangements), agreement or understanding, formal or informal, of whatever nature, with any person relating to relevant securities (within the meaning of Note 6 to Rule 8 of the Code) of RiverSoft which may be an inducement to deal or refrain from dealing.

6.   SIGNIFICANT SHAREHOLDERS

The following sets forth certain information (as filed with the SEC in respect of the period from and including 31 March 2002) with respect to ownership of Micromuse Stock on the dates specified by any person whose pre-existing interest in Micromuse so disclosed is such that it has a potential direct or indirect interest of 5 per cent. or more in the share capital of RiverSoft:

Name                                      Source    Holding in %     Filing Date
Citigroup Inc .                             13G         16.8%        13 May 2002
Perkins, Wolf, McDonnell & Company          13G         11.0%       11 June 2002
Berger Financial Group L.L.C.               13F          6.3%      31 March 2002

7.   MATERIAL CONTRACTS

(a) Save for the contracts referred to below, neither Micromuse, Micromuse UK nor any of its subsidiaries of Micromuse has entered into any contract (not being a contract entered into in the ordinary course of business) within the two years preceding the commencement of the Offer Period which is or may be material.

     (i) On 25 May 2002, RiverSoft and Micromuse entered into an exclusivity letter agreement in which it was agreed that, until the earlier of 7 June 2002 or until negotiations between those parties terminate by mutual agreement in writing (the `Exclusivity Period'), RiverSoft would, except to the extent required by virtue of the fiduciary duties of RiverSoft's directors or under the Code or as required by law or any regulatory authority, during the Exclusivity Period, give Micromuse an exclusive right to negotiate regarding the possible acquisition of RiverSoft. The letter agreement contained certain further undertakings on the part of RiverSoft in support of that obligation. The exclusivity period under this letter agreement was extended to 13 June 2002 by a letter agreement dated 11 June 2002.

     (ii) On 18 June 2002 RiverSoft, by a deed of undertaking, undertook to Micromuse and Micromuse UK to carry on the business of the RiverSoft Group in the ordinary course (subject to the fiduciary duties of the RiverSoft Directors and to their obligations under the Code) and to adhere to certain financial procedures and permit certain ongoing access to the premises, financial management and accounting records of the RiverSoft Group. These undertakings will lapse if the Offer lapses or is withdrawn.

(b) Save for the contracts referred to below, neither RiverSoft nor any of its subsidiaries has entered into any contract (not being a contract entered into in the ordinary course of business) within the two years preceding the commencement of the Offer Period which is or may be material.

     (i) On 17 July 2000, Hewlett-Packard and RiverSoft Technologies Limited ("RiverSoft Technologies") entered into a warrant agreement (as subsequently amended by the document described in paragraph (viii) below), under which Hewlett-Packard was granted a warrant to subscribe for the equivalent of 3,531,212 2.5p Ordinary Shares at an exercise price equivalent to US$2.1239 per share (the "Warrant"). Subject to certain conditions, the Warrant may be exercised at any time, in whole or in part on or by 31 May 2006, or by an earlier date in certain circumstances.

     (ii) On 17 July 2000 RiverSoft Limited (now renamed RiverSoft (UK) Limited) and Hewlett-Packard entered into a licence agreement, under which the source code and object code of RiverSoft Technologies' principal software product, known as Version 3.0 NMOS, was licensed to Hewlett-Packard. Under the licence, Hewlett-Packard obtained the right to modify the software and incorporate it into its own software and to sub-licence the object code of such products to its customers. RiverSoft Technologies agreed to provide to Hewlett-Packard any enhancements made to Version 3.0 NMOS and the next Version upgrade as and when they became available. In return for licensing its software, RiverSoft Technologies is entitled to prepaid royalties of $7 million in staged payments after meeting certain agreed milestones, additional royalties may be paid dependent on the sales of Hewlett-Packard products which incorporate RiverSoft Technologies' software. As at 21 June 2002, being the last practicable date prior to the publication of this document, approximately $3,900,000 had been received by RiverSoft and the remaining instalments are due to be paid by 28 February 2003. The licence is a source code licence and therefore Hewlett-Packard has full access to RiverSoft Technologies licensed technology. There are no restrictions on Hewlett-Packard developing products in competition with RiverSoft Technologies' products in relation to certain enhancements and new versions of RiverSoft's Technologies' software. Further, RiverSoft Technologies agreed, subject to certain limited exemptions, not to license the source code of Version 3.0 NMOS to other network management vendors within eighteen months of its going into manufacture. Hewlett-Packard may terminate the licence if RiverSoft Technologies breaches the licence and such breach is not remedied within 30 days of Hewlett-Packard notifying RiverSoft Technologies of the breach.

     (iii) On 9 November 2000, the then existing shareholders of RiverSoft Technologies, Intel Atlantic Inc and UBS Capital (Jersey) Limited and RiverSoft entered into an amended and restated shareholders' agreement replacing and terminating all previous shareholders' agreements of RiverSoft Technologies except that certain warranties provided under those previous shareholders' agreements survived, subject to various limitations, including as to the maximum liability thereunder; and certain shareholders retained their rights to request that RiverSoft file a registration statement with the SEC to facilitate sales of ordinary shares in RiverSoft in a public offering in the US ("Registration Rights").

     (iv) On 7 December 2000, RiverSoft, the directors of RiverSoft, Morgan Stanley & Co International Limited (`MSIL'), Morgan Stanley Securities Limited (`MSSL') and UBS Warburg entered into an underwriting agreement pursuant to which RiverSoft agreed, subject to certain conditions, to allot and issue, at a placing price of 94p per share (the "Placing Price"), the shares to be issued in connection with the placing as described in RiverSoft's Listing Particulars dated 8 December 2000. Each of MSSL and UBS Warburg agreed, subject to certain conditions, to procure subscribers (or subscribe themselves) for such shares to be issued in connection with the placing at the Placing Price described above. MSSL, MSIL and UBS Warburg were entitled to deduct from the proceeds of the placing a fee of 6 per cent. of the proceeds of the placing. RiverSoft agreed to pay all expenses of such placing, including reasonable fees and expenses of legal advisors selected by selling existing shareholders, other than underwriting discounts and selling commissions. Provision is made for indemnification by RiverSoft of certain selling shareholders and underwriters (if any) and persons controlling any of them within the meaning of the Securities Act in relation to statements in or omissions from any registration statement or related prospectus. Provision was also made for RiverSoft to enter into underwriting agreements in connection with offerings upon exercise of the Registration Rights and to give certain customary representations, warranties, covenants and agreements.

     (v) On 7 December 2000, RiverSoft Technologies, RiverSoft and certain RiverSoft Shareholders entered into a deed of novation of shareholders' agreement under which the amended and restated shareholders' agreement referred to in sub-paragraph (b)(iii) above was novated so that RiverSoft assumed the position of RiverSoft Technologies therein as if it had always been a party thereto.

     (vi) On 7 December 2000, RiverSoft Technologies and certain of its then existing shareholders entered into a deed of termination under which the shareholders' agreement (as novated) referred to in sub-paragraph (b)(v) above was terminated save with respect to the warranties, described in sub-paragraph (b)(iii) above and the Registration Rights.

     (vii) On 7 December 2000, the then existing RiverSoft Technologies' shareholders and RiverSoft entered into a share exchange agreement under which RiverSoft acquired the entire issued share capital of RiverSoft Technologies by way of a share for share exchange.

     (viii) On 7 December 2000, RiverSoft and RiverSoft Technologies entered into a deed of novation and amendment of the warrant referred to in paragraph (i) above to the effect that the rights and obligations of RiverSoft Technologies under the warrant were transferred to RiverSoft. As at 21 June 2002, the latest practicable date prior to the printing of this document, RiverSoft had not received a notice of exercise of the Warrant in whole or in part.

     (ix) The letter agreement referred to at sub-paragraph (a)(i) of this paragraph.

     (x) The deed of undertaking referred to at sub-paragraph (a)(ii) of this paragraph.

     (xi) On 5 March 2002 an office lease in respect of Suite 1700, Two Embarcadero Center, San Francisco, California, United States (the "Premises") between Embarcadero Center Associates (the "Landlord") and RiverSoft Inc. dated 1 March 2000 (as amended) (the "Lease") was assigned, with the consent of the Landlord, by RiverSoft Inc. to RiverSoft. Concurrent with this assignment, pursuant to a first amendment to Office Lease (the "Amendment Agreement") between the Landlord and RiverSoft, the Lease was modified. The Lease provided for a term of 8 years during which term RiverSoft agreed to pay the Landlord base rent ("Base Rent") of $945,190 per annum and additional rent the level of which depended upon expenses incurred in relation to the Premises. Under the Amendment Agreement, RiverSoft agreed to vacate the Premises on or before 15 April 2002 and to reduce the term of the lease such that it expires on 30 November 2004. In consideration for the reduced term, during such term RiverSoft agreed to pay no further additional rent and agreed to pay Base Rent in the following manner. First, RiverSoft agreed to pay to the Landlord the sum of $700,000 as prepaid rent ("Prepaid
             Rent"), to be used to satisfy RiverSoft's obligation to pay Base Rent. Second, RiverSoft provided the Landlord with a letter of credit in the amount of $1,800,000 pursuant to the terms of the Lease. This letter of credit had previously been drawn upon by the Landlord and, pursuant to the terms of the Lease, is currently held by the Landlord as security against any breach by RiverSoft of its obligations (the "LC Deposit"). RiverSoft agreed that, following depletion of the Prepaid Rent, the Landlord shall apply such LC Deposit to satisfy RiverSoft's obligation to pay Base Rent. Following these amendments Base Rent is to be paid solely from Prepaid Rent and from the LC Deposit and RiverSoft has no right to reimbursement of either the Prepaid Rent or of any portion of the LC Deposit. Further, the Amendment Agreement provides that if RiverSoft defaults on its obligations under the terms of the Lease, its liability is limited to the Prepaid Rent and the then-remaining amount of the LC Deposit and that the Landlord will indemnify RiverSoft for any liability incurred in relation to the Premises following vacation.

8.   SERVICE CONTRACTS

The executive directors of RiverSoft, being Timothy Murray, Fraser Park and Philip Tee ("Executive Directors") and Carl Symon, have entered into service contracts with members of the RiverSoft Group, the main terms of which are summarised below:

                              Basic annual                                                          Number of
                              salary ((Pounds) or $    Benefits ((Pounds) or    Notice period       RiverSoft
               Date of        as                       $ as                     to be given by      Shares under   Employing
Name           contract       applicable)              applicable)              RiverSoft           option         company
Timothy        6 Nov 2001     $400,000 pa              see below                Fixed term          7,500,000      RiverSoft Inc
Murray                                                                          until
                                                                                31 December
                                                                                2003 and then
                                                                                continues "at
                                                                                will"/1/

Carl Symon     6 Nov 2001     (Pounds)100,000 pa       (Pounds)6,750 per        Initial term        1,500,000      RiverSoft
                                                       annum car                until
                                                       allowance                31 December
                                                       until 31 Dec             2003 then
                                                       2003                     appointment is
                                                                                reviewed "on
                                                                                an annual
                                                                                basis"

Fraser Park    22 Feb 2002    (Pounds)150,000 pa       see below                12 months           2,400,000      RiverSoft
               (amended and                                                                                        (UK) Ltd
               reissued)

Philip Tee     7 Dec 2000     (Pounds)200,000 pa       see below                6 months            None           RiverSoft
                                                                                                                    (UK) Ltd

/1/ After 31 December 2003 termination may occur at any time with or without cause or good reason (as defined) and with or without notice by either party.

The Executive Directors have entitlements to participate in bonus and benefit schemes as set out below.

Timothy Murray is entitled to:

..    a bonus of $600,000 for each of 2002 and 2003 provided he meets his performance criteria as agreed with the remuneration committee and he is employed on the date the bonus is due to be paid. This bonus is to be paid no later than the last business day of December of each year;

..    reasonable temporary housing and living expenses incurred whilst on assignment in the UK;

..    all RiverSoft Inc employee benefit plans (other than equity incentive plans) which are applicable to other senior executives of the Company of similar rank and status including group health insurance;

..    similar employee benefit plans to those established for executives located in the US;

..    term life insurance equivalent to 4 times base salary and disability insurance;

..    RiverSoft Inc reserves the right to cancel or change the benefits at any time except for the term life insurance and disability insurance which will not be cancelled until the earlier of (1) the termination of the appointment or (2) the establishment of a similar group benefit package for other senior executives including Mr Murray.

Fraser Park is entitled to:

..    a bonus of up to 100 per cent. of his salary. This is a performance bonus with personal and corporate performance criteria agreed by RiverSoft (UK) Ltd and the Board, however the actual payment of the bonus is at the sole discretion of the remuneration committee. Fraser Park's contract was amended and reissued on 22 February 2002. In his previous contract dated 6 November 2001, he was entitled to a bonus of up to 50 per cent. of his salary;

..    a monthly car allowance of (pounds)750;

..    RiverSoft (UK) Ltd will contribute the equivalent of 12.5 per cent. of his salary to his Standard Life Pension Plan until the termination of employment;

..    along with any partner or children under 21 residing at home, if eligible, participation in RiverSoft (UK) Ltd's life assurance, private medical insurance and long term limited disability insurance plans at RiverSoft
     (UK) Ltd's expense.

Philip Tee is entitled to:

..    a bonus of up to 50 per cent. of his salary. This is a performance bonus with criteria agreed by RiverSoft (UK) Ltd and the Board, however the actual payment of the bonus is at the sole discretion of the remuneration committee. The remuneration committee has approved a one time retention bonus equal to 50 per cent. of his salary if he is still in employment with RiverSoft on 31 December 2003 and certain milestones are achieved;

..    become a member of any pension scheme that RiverSoft (UK) Ltd may set up for the benefit of its employees and directors although there is currently no such scheme in place;

..    if he complies with any eligibility or other conditions set by RiverSoft
     (UK) Ltd and any appointed insurer, he will be provided with permanent health insurance;

..    if he complies with any eligibility or other conditions set by RiverSoft
     (UK) Ltd and any appointed insurer, he and his wife and children under 21 residing at home may at RiverSoft (UK) Ltd's expense, participate in RiverSoft (UK) Ltd's private health insurance arrangements;

..    RiverSoft UK Ltd's life assurance plan subject to the relevant scheme rules.

The Executive Directors' service contracts for Timothy Murray, Philip Tee and Fraser Park contain restrictions which prevent them from competing with their employing company or its Group Company and soliciting its customers and employees (being any director, officer, agent, consultant or associate) following termination of their employment or consultancy for a period of 6 months.

In addition, the Non-Executive Directors of RiverSoft (other than Carl Symon) have signed letters of appointment the main terms of which are summarised below:

                                       Basic annual                                      Notice         Number of
                                       salary ((Pounds) or        Benefits ((Pounds) or  period to be   RiverSoft
                       Date of         $ as                       $ as                   given by       Shares under  Employing
Name                   contract        applicable)                applicable)            RiverSoft      option        company
Adrian                 25 Nov 2000     (Pounds)20,000 pa          N/A                    See below      N/A           RiverSoft
Beecroft

David                  25 Nov 2000     (Pounds)20,000 pa          N/A                    See below      N/A           RiverSoft
Hughes-
Solomon

David                  25 Nov 2000     (Pounds)20,000 pa          N/A                    See below      N/A           RiverSoft
Morgan

Eric Meyer             25 Nov 2000     (Pounds)20,000 pa          N/A                    See below      N/A           RiverSoft

Edmund                 25 Nov 2001     (Pounds)20,000 pa          N/A                    See below      N/A           RiverSoft
Lazarus

The Non-Executive Directors' appointments are for an initial term of 2 years and may be terminated in accordance with the provisions of the Articles of Association of RiverSoft or if they commit a serious or persistent breach of their duties or obligations under their letter of appointment. Their appointments will be reviewed on an annual basis, subject to Board approval.

On 21 February 2002, the directors of RiverSoft reported that the Executive Directors and Carl Symon had agreed to a voluntary 10 per cent. reduction in salary or director's fees (as appropriate) for the rest of 2002. The directors of Riversoft agreed that the same reduction shall be applied to the fees of the Non-Executive Directors of RiverSoft.

Except for Fraser Park's service contract which was amended and revised on 22 February 2002, none of the service contracts of the Executive and Non-Executive Directors of RiverSoft have been entered into or amended within six months of the date of this document.

Lump sum payments upon Termination

If Timothy Murray's service contract is terminated by him for good reason (as defined in the service contract) or by RiverSoft Inc. without cause (as defined in the service contract) on or prior to 31 December 2003, he will be entitled to a lump sum payment equal to the difference between $2,000,000 and the total salary and bonuses paid up to the termination date, provided that the aggregate of this amount and any change of control benefits (see below) shall not exceed $2,000,000. If his contract is terminated for good reason or without cause after 31 December 2003, he will be entitled to a lump sum payment of 150 per cent. base salary. Timothy Murray's health (medical, vision and dental) coverage and benefits will be maintained for six months after his termination date.

If Carl Symon's engagement is terminated by him for good reason (as defined in the letter of appointment) or by RiverSoft without cause (as defined in the letter of appointment) on or prior to 31 December 2003, he will be entitled to a lump sum payment equal to the difference between (Pounds)200,000 and the total amount of fees paid up to the termination date, provided that the aggregate of this amount and any change of control benefits (see below) shall not exceed (Pounds)200,000. If his engagement is terminated for good reason by RiverSoft or without cause after 31 December 2003, he will be entitled to a lump sum payment of 150 per cent. of his fee.

Change of control benefits

If a change of control (as defined in Timothy Murray's service contract including but not limited to any person becoming the beneficial owner of securities of RiverSoft representing 50 per cent. or more of its total voting power) occurs prior to 31 December 2003 and Timothy Murray does not continue to be in employment in the RiverSoft Group at the end of the 12 month period following the change of control, he will receive a lump sum payment equal to the difference between $2,000,000 and the total salary and bonuses paid up to his termination date, provided that the aggregate of this amount and any termination payments (see above) shall not exceed $2,000,000.

If a change of control (as defined in Carl Symon's letter of appointment, including but not limited to any person becoming the beneficial owner of securities of RiverSoft representing 50 per cent. or more of its total voting power) occurs prior to 31 December 2003 and Carl Symon does not continue to be engaged as Chairman at the end of the 12 month period following the change of control, he will receive a lump sum payment equal to the difference between (pounds)200,000 and the total amount of fees paid up to the termination of his engagement, provided that the aggregate of this amount and any termination payment (see above) shall not exceed (pounds)200,000.

The aggregate of the remuneration paid and benefits in kind received by the directors and former directors of RiverSoft during the year ended 31 December 2001, was approximately (pounds)1,215,654.

9.   FINANCING ARRANGEMENTS

Credit Suisse First Boston is satisfied that Micromuse has the necessary financial resources available to R24 satisfy full acceptance of the Offer and that such resources are available to Micromuse UK to satisfy full acceptance of the Offer. Full acceptances of the Offer would involve a maximum cash payment of approximately (pounds)45.7 million (assuming full exercise of options issued under RiverSoft Share Schemes where such options have an exercise price below the Offer price).

The consideration under the Offer is to be financed from existing Micromuse resources. Such consideration will be lent by way of inter-company loan by Micromuse to Micromuse UK. Micromuse UK does not intend that the payment of interest on, repayment of or security for, any liability of the Offeror (contingent or otherwise) will depend on the business of RiverSoft.

10. OTHER INFORMATION

(a) Save as disclosed to in this document, no agreement, arrangement or understanding (including any R24 compensation arrangement) exists between Micromuse, Micromuse UK or any party acting in concert with Micromuse or Micromuse UK and any of the directors, recent directors, shareholders or recent shareholders of RiverSoft which has any connection with, or dependence on, or which is conditional upon the outcome of the Offer.

(b) There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the R24 RiverSoft Shares to be acquired pursuant to the Offer will be transferred by Mircromuse UK to any person, but Micromuse UK reserves the right to transfer any such shares to any member of the Micromuse Group.

(c) Except as disclosed in this document, no agreement, arrangement or understanding (including any compensation arrangement) formal or informal, of whatever nature, exists between RiverSoft or any person acting in concert with RiverSoft for the purposes of the Offer and any of the directors, recent directors, shareholders or recent shareholders of Micromuse UK or Micromuse Directors, shareholders or recent shareholders of Micromuse having any connection with or dependence on or which is conditional upon the outcome of the Offer.

(d) Except with the consent of the Panel, settlement of the consideration to which any RiverSoft Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Micromuse may otherwise be, or claim to be, entitled against such shareholder.

(e) Save as disclosed in this document and in the quarterly report on Form 10-Q of Micromuse for the R24 three months ended 31 March 2002 and in the quarterly report on Form 10-Q of Micromuse for the three months ended 31 December 2001, there has been no material change in the financial or trading position of Micromuse since 30 September 2001, the date to which the latest published audited accounts of Micromuse were prepared.

(f) Save as disclosed in this document and in the interim results of RiverSoft for the three months ended 31 March 2002 and in this document, there has been no material change in the financial or trading position of RiverSoft since 31 December 2001, the date to which the latest published audited accounts of RiverSoft were prepared.

(g) Credit Suisse First Boston has given and has not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

(h) KPMG Corporate Finance has given and has not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

(i) Moore Stephens Corporate Finance has given and has not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

11.  DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection at the offices of Herbert Smith, Exchange House, Primrose Street, London EC2A 2HS, during usual business hours on any weekday (Saturdays and public holiday excepted) during the offer period:

(a)  the Memorandum and Articles of Association of Micromuse UK;

(b)  the Memorandum and Articles of Association of RiverSoft;

(c)  the Amended and Restated Certificate of Incorporation and Bylaws of
     Micromuse;

(d) the audited consolidated report and accounts of RiverSoft for the years ended 31 December 2000 and 31 December 2001 and the unaudited interim results of RiverSoft for the three months ended 31 March 2002;

(e) the annual report on Form 10-K of Micromuse for the financial years ended 30 September 2000 and 2001 filed with the SEC and the quarterly report on Form 10-Q of Micromuse for the three months ended 31 March 2002 filed with the SEC;

(f)  the material contracts referred to in paragraph 7 of this Appendix V;

(g) the service contracts of the directors of RiverSoft referred to in paragraph 8 of this Appendix V;

(h)  the written consents referred to in paragraph 10 of this Appendix V;

(i) copies of the irrevocable undertakings to accept the Offer referred to in paragraph 3 of the Letter from CSFB at page 9 of this document;

(j)  this document and the Form of Acceptance.

Dated 24 June 2002

                                   Definitions

The following definitions apply throughout this document and the accompanying
           Form of Acceptance unless the context requires otherwise:

"Acceptance Condition"               the Condition as to acceptances set out
                                     in paragraph (a) of Part A of Appendix I to this document

"ATM"                                asynchronous transfer mode

"Australia"                          the Commonwealth of Australia, its states,
                                     territories and possessions

"business day"                       a day on which banks are open for business
                                     in London (excluding Saturdays, Sundays
                                     and public holidays)

"Canada" Canada, its provinces and territories and all areas subject to its jurisdiction and any political sub-division thereof

"certificated" or "in certificated   a share or other security which is not in
form"                                uncertificated form (that is, not in CREST)

"CGT" UK capital gains tax or UK corporation tax on chargeable gains as the context may require

"Closing Price"                      the closing middle market price of a
                                     RiverSoft Share as derived from the Daily
                                     Official List of the London Stock
                                     Exchange

"Companies Act"                      the Companies Act 1985 (as amended)

"Code"                               the City Code on Takeovers and Mergers

"Conditions"                         the conditions of the Offer set out in
                                     Part A of Appendix I to this document and "Condition" means any one of them

"CREST member"                       a person who has been admitted by CRESTCo
                                     as a system-member (as defined in the
                                     Regulations)

"CREST participant"                  a person who is, in relation to CREST, a
                                     system-participant (as defined in the
                                     Regulations)

"CREST sponsor"                      a CREST participant admitted to CREST as
                                     a CREST sponsor

"CREST sponsored member"             a CREST participant admitted to CREST as
                                     a CREST sponsor being a sponsoring
                                     system-participant (as defined in the
                                     Regulations)

"CREST" the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the Regulations)

"CRESTCo"                            CRESTCo Limited

"CSFB" or "Credit Suisse First       Credit Suisse First Boston (Europe)
Boston"                              Limited

"Escrow Agent"                       the Receiving Agent in its capacity as
                                     escrow agent (as defined by the CREST
                                     Manual issued by CRESTCo)

"Exchange Act"                       the United States Securities Exchange Act
                                     of 1934 (as amended) and the rules and
                                     regulations promulgated thereunder

"Form of Acceptance"                 the form of acceptance, authority and
                                     election for use in connection with the
                                     Offer accompanying this document

"KPMG Corporate Finance"               KPMG Corporate Finance, a division of
                                       KPMG LLP (a UK limited liability
                                       partnership)


"Listing Rules"                        the listing rules issued by the UK
                                       Listing Authority pursuant to Part VI of
                                       the Financial Services and Markets Act
                                       2000

"London Stock Exchange"                London Stock Exchange plc

"member account ID"                    the identification code or number
                                       attached to any member account in CREST

"Micromuse"                            Micromuse Inc.

"Micromuse Directors"                  the directors of Micromuse at the date of
                                       this document

"Micromuse Group" or "Offeror Group"   Micromuse, its subsidiaries and
                                       subsidiary undertakings including the
                                       Offeror

"Micromuse Stock"                      the issued common stock of US$0.01 par
                                       value in Micromuse


"Micromuse UK" or "Offeror"            Micromuse U.K. Limited, a wholly owned
                                       subsidiary of Micromuse


"Model Code"                           the Model Code relating to the dealings
                                       by directors in the securities of the
                                       company of which they are directors, as
                                       set out in the Appendix to Chapter 16 of the Listing Rules

"Moore Stephens Corporate Finance"     Moore Stephens Corporate Finance, a
                                       division of Moore Stephens Chartered
                                       Accountants

"MPLS"                                 multiple protocol label switching

"OEMs"                                 original equipment manufacturers


"Offer" or "Recommended Cash Offer"    the recommended cash offer being made by
                                       the Offeror and, outside the United
                                       States, by Credit Suisse First Boston on behalf of the Offeror to acquire all of the RiverSoft Shares, subject to the terms and conditions set out in this document and in the Form of Acceptance, and including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer

"Offer Document"                       this document

"Offer period"                         the period commencing on (and including)
                                       19 June 2002 until whichever of the
                                       following times and dates shall be the
                                       latest:

                                       (i)   3.00 p.m. (London time)/10.00 a.m.
                                             (New York time) on 23 July 2002 (or
                                             such later date as the Offeror may
                                             determine, in accordance with the
                                             Code and the Exchange Act); and

                                       (ii)  the earlier of:

                                             (a)  the time and date at which the
                                                  Offer lapses; and

                                             (b)  the time and date at which the
                                                  Offer becomes unconditional

"Official List"                        the list maintained by the UKLA pursuant
                                       to Part VI of the Financial Services and Markets Act 2000

"Panel"                                the Panel on Takeovers and Mergers

"participant ID"                       the identification code or membership
                                       number used in CREST to identify a
                                       particular CREST member or a CREST
                                       participant

"Receiving Agent"                      Computershare Investor Services PLC

"Regulations"                          the Uncertificated Securities Regulations
                                       2001 (SI No. 2001/3755)

"Regulatory Information Service"       an information dissemination service
                                       approved by the UK Listing Authority for the purposes of the Listing Rules for the dissemination of regulatory information, such approved services being set out in
                                       Schedule 12 of the Listing Rules

"RiverSoft"                            RiverSoft plc

"RiverSoft Directors"                  the directors of RiverSoft at the date of
                                       this document

"RiverSoft Group"                      RiverSoft, its subsidiaries and
                                       subsidiary undertakings

"RiverSoft Optionholders"              holders of options granted under one or
                                       more of the RiverSoft Share Schemes

"RiverSoft Shares"                     the existing unconditionally allotted or
                                       issued and fully paid shares of 2.5 pence each in the capital of RiverSoft and any further such shares which are unconditionally allotted or issued and fully paid before the date on which the Offer closes (or such earlier date(s) as Micromuse may, subject to the Code, determine), including any such shares so unconditionally allotted or issued pursuant to the exercise of options granted under the RiverSoft Share Schemes

"RiverSoft Share Schemes"              (a)  the RiverSoft Technologies Limited
                                            Share Option Plan A
                                       (b)  the RiverSoft plc Share Option Plan
                                            2000 (Inland Revenue Approved)
                                       (c)  the option granted to Campbell
                                            Fraser by an agreement dated 31
                                            March 1998 as amended by a deed of
                                            amendment dated 12 December 2000

"RiverSoft Shareholders" or            holders of RiverSoft Shares
"Shareholders"

"SEC"                                  the United States Securities Exchange
                                       Commission

"subsidiary" and "subsidiary           have the meanings given to them in the
undertaking" and "associated           Companies Act
undertaking"

"TFE Instruction"                      a Transfer from Escrow instruction (as
                                       defined by the CREST Manual issued by
                                       CRESTCo)

"TTE Instruction"                      a Transfer to Escrow instruction (as
                                       defined by the CREST Manual issued by
                                       CRESTCo)

"UK Listing Authority" or "UKLA"       the Financial Services Authority as the
                                       competent authority for listing in the
                                       United Kingdom under Part VI of the
                                       Financial Services and Markets Act 2000

"UK" or "United Kingdom"               the United Kingdom of Great Britain and
                                       Northern Ireland

"uncertificated" or "in     a share or other security title to which is recorded
uncertificated form"        on the relevant  register of the share or security
                            concerned as being held in uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST

"United States of America", the United States of America, its territories and
"US" or "United States"     possessions, any State of the United States and the
                            District of Columbia

"US Business Day"           any day other than a Saturday, Sunday or a federal
                            holiday in the United States, and consisting of the time period from 12.01 a.m. to 12.00 midnight
                            Eastern U.S. time

"US dollars or "US$" or "$" United States dollars

"(Pounds)" or "Sterling"    pounds sterling, the lawful currency for the time
                            being of the UK and references to "pence" and "p" shall be construed accordingly